     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2000


                                                      REGISTRATION NO. 333-96397

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                RCN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             4813                            22-3498533
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                              105 CARNEGIE CENTER
                            PRINCETON, NJ 08540-6215
                                 (609) 734-3700
          (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                              JOHN J. JONES, ESQ.
                           EXECUTIVE VICE PRESIDENT,
                    GENERAL COUNSEL AND CORPORATE SECRETARY
                              105 CARNEGIE CENTER
                            PRINCETON, NJ 08540-6215
                                 (609) 734-3700
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:
                             HOWARD L. ELLIN, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                            NEW YORK, NY 10036-6522
                                 (212) 735-3000
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: as soon as practicable after this Registration Statement is declared effective in connection with the merger and the exchange offer and consent solicitation described in the prospectus contained in this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------
                            ------------------------
                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF              AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING         AMOUNT OF
       SECURITIES TO BE REGISTERED             REGISTERED             PER UNIT               PRICE             REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share...       4,673,107(1)            NA              $17,622,514(4)             $4,653
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share...     $65,837,760(2)            NA              $21,728,634(5)             $5,737
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share...  $50,000,000(3)(6)            NA              $50,000,000(6)            $13,200
---------------------------------------------------------------------------------------------------------------------------------
Total                                                                                                             $23,590(7)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Based on the product of (i) 10,517,909, the total fully diluted number of shares of common stock, no par value, of 21st Century Telecom Group, Inc. ("21st Century") and (ii) .4443, the maximum fraction of a share of the Registrant's common stock issuable for each share of common stock of 21st Century in the merger (the "Merger") described in the prospectus contained in this Registration Statement.

(2) In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of the Registrant's common stock to be issued in exchange for 21st Century's 13 3/4% Subordinated Exchange Debentures due 2010 (the "Debentures") in the exchange offer and consent solicitation (the "Exchange Offer") described in the prospectus contained in this Registration Statement is not included in this table. The dollar value included in the amount to be registered is based on 101% of the total principal amount, plus accrued and unpaid interest up to the date of this Registration Statement, of the Debentures to be exchanged in the Exchange Offer.

(3) In accordance with Rule 457(o) under the Securities Act, the number of shares of the Registrant's common stock to be issued to 21st Century shareholders as an "earn-out" payment in the Merger if 21st Century achieves specific performance targets is not included in this table.

(4) Estimated solely for purposes of calculating the registration fee. As there is no market for the securities of 21st Century to be received by the Registrant, and as 21st Century has an accumulated capital deficit, the proposed maximum aggregate offering price is calculated, pursuant to Rule 457(f)(2) under the Securities Act, as the sum of: (i) $3,859,399, one-third of the stated value of the 4,280,938 shares of 21st Century common stock outstanding as of December 31, 1999; (ii) $4,221,059, one-third of the stated value of 4,682,099.72 shares of 21st Century common stock reserved for issuance as of December 31, 1999; and (iii) $9,542,056, one-third of the stated value of 1,554.8710 shares of 21st Century class A preferred stock outstanding as of December 31, 1999.

(5) As there is no market for the securities of 21st Century to be received by the Registrant, and as 21st Century has an accumulated capital deficit, the proposed maximum aggregate offering price is calculated, pursuant to Rule 457(f)(2) under the Securities Act, using one-third of the principal amount, plus accrued and unpaid interest up to the date of this Registration Statement, of the maximum amount of Debentures to be received by the Registrant in the Exchange Offer.

(6) Based on the maximum amount payable in shares of the Registrant's common stock to 21st Century shareholders as an "earn-out" payment in the Merger if all required performance targets are achieved by 21st Century.


(7) Previously paid.

                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     The form of prospectus filed as part of this registration statement contains two sets of cover pages, question and answer pages and the portion of the summary pages preceding the caption "Selected Financial Data." The first set, with the page numbers preceded by the letter "A," forms part of a prospectus relating to the issuance of shares of RCN common stock in the merger of a wholly owned subsidiary of RCN into 21st Century Telecom Group, Inc. The second set of cover pages, with page numbers preceded by the letter "B," forms part of a prospectus and consent solicitation relating to an offer to exchange RCN common stock for outstanding debentures of 21st Century and the solicitation of related consents to amend the indenture governing the debentures. The exchange offer and consent solicitation are being made in connection with RCN's acquisition of 21st Century.

     The prospectus distributed to holders of 21st Century's common stock, class A preferred stock and warrants will contain the first set of pages (i.e., pages A-1 through A-9, followed by page 10 and the remainder of the prospectus). The prospectus distributed to holders of 21st Century's debentures will contain the second set of pages (i.e., pages B-1 through B-9, followed by page 10 and the remainder of the prospectus, followed by page B-10 as the back cover page).

PROSPECTUS

                                RCN CORPORATION
                                  COMMON STOCK

                               ------------------

     On December 12, 1999, we agreed to acquire 21st Century Telecom Group, Inc., an Illinois corporation, by means of a merger, in which a wholly owned subsidiary of RCN will be merged into 21st Century. This prospectus relates to the issuance of shares of RCN common stock to be issued to 21st Century in the merger.

     Under the terms of the merger agreement, for each share of 21st Century common stock that you own, you will receive an amount of RCN common stock equal to the exchange ratio, which is described in this prospectus. For each share of 21st Century class A preferred stock that you own, you will receive an amount of RCN common stock equal to the exchange ratio multiplied by 1,000, which is the number of shares of 21st Century common stock that each share of class A preferred stock would be convertible into immediately prior to the merger. In each case, a portion of the shares of RCN common stock that you would otherwise receive will be held in escrow as security for your indemnification obligations to RCN, as described in this prospectus. In addition, you may be entitled to receive additional shares of RCN common stock in the future if specific revenue and other performance targets are achieved by 21st Century, as described in this prospectus.


     The common stock of RCN Corporation is quoted on the Nasdaq National Market under the symbol "RCNC." On March 30, 2000, RCN common stock closed at $54.75 per share.



     SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF RISK FACTORS YOU SHOULD CONSIDER.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE MERGER DESCRIBED IN THIS PROSPECTUS OR THE RCN COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER, OR DETERMINED IF THIS PROSPECTUS IS ADEQUATE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


The date of this prospectus is March 31, 2000.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................   A-2

SUMMARY.....................................................   A-3
  The Companies.............................................   A-3
  General...................................................   A-3
  The Merger................................................   A-6
QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND CONSENT
  SOLICITATION..............................................   B-2
SUMMARY.....................................................   B-4
  The Companies.............................................   B-4
  The Merger................................................   B-4
  The Exchange Offer and Consent Solicitation...............   B-5
  Selected Financial Data...................................    10
  Unaudited Comparative Per Share Information...............    12
  Comparative Market Price Information......................    13

RISK FACTORS................................................    14
  The number of shares of RCN common stock you will receive
     in the merger will not change despite fluctuations in
     market value of RCN common stock.......................    14
  Trading prices of RCN common stock may be volatile........    14
  The number of shares of RCN common stock you receive in
     the merger may be reduced in the event 21st Century
     does not obtain franchises for which it has
     applications pending...................................    14
  Unless 21st Century's operations achieve substantial
     growth following the merger, 21st Century shareholders
     will receive little or no "earn-out" consideration.....    14
  The portion of the merger consideration held in escrow is
     subject to forfeiture if representations by 21st
     Century in the merger agreement are not true...........    14
  Although we expect that the merger will result in
     benefits, those benefits may not be realized...........    15
  21st Century's officers and directors have conflicts of
     interest that may influence them to support or approve
     the merger.............................................    15
  The merger may be a fully taxable transaction.............    15
  Common stock is subject to greater risks than are
     debentures.............................................    15
  The calculation of the amount of RCN common stock to be
     issued to be used in the exchange offer may prove to be
     unfavorable to you.....................................    16
  Trading prices of RCN common stock may be volatile........    16
  The exchange offer may be a fully taxable transaction.....    16
  If the proposed amendments become effective, debentures
     that you do not tender will enjoy fewer rights.........    16
  There will be less information available about 21st
     Century after the exchange offer is completed..........    17
  There will be a limited trading market for the debentures
     after the exchange offer is completed..................    17
  There could be an adverse effect on the market value and
     liquidity of the debentures if the exchange offer is
     not completed..........................................    17
  We have a limited operating history and have incurred
     negative cash flow and operating losses................    17
  Additional growth will require additional capital, and our
     total capital needs may be substantial.................    18
  Our substantial indebtedness limits our business
     flexibility............................................    18
  There may be possible limitations on our tax loss
     carryforwards..........................................    19

                                                              PAGE
                                                              ----
  We may not be able to manage our growth or integrate our
     acquisitions...........................................    19
  Our business is dependent upon acceptance of fiber optic
     technology as the platform of choice...................    20
  We are dependent on our strategic relationships and joint
     ventures...............................................    20
  We may encounter difficulties in competing in the highly
     competitive telecommunications industry................    20
  Existing 21st Century customers may not accept our planned
     services...............................................    21
  Our business plan depends upon continued application of
     regulations that have been challenged in the past......    21
  We may not be able to procure programming services from
     the third parties we depend on.........................    21
  The expansion of our Internet services business has
     subjected us to additional risks.......................    21
  Our management may have conflicts of interest with other
     companies..............................................    22

THE COMPANIES...............................................    23
  RCN.......................................................    23
  21st Century..............................................    24

THE MERGER..................................................    25
  Background of the Merger..................................    25
  RCN's Reasons for the Merger..............................    26
  21st Century's Reasons for the Merger.....................    26
  Interests of Certain 21st Century Directors, Officers and
     Affiliates in the Merger...............................    27
  Completion and Effectiveness of the Merger................    28
  Form of Merger............................................    28
  Vote Required to Approve the Merger.......................    28
  Merger Consideration......................................    28
  Exchange of 21st Century Stock Certificates for RCN Stock
     Certificates...........................................    29
  Material United States Federal Income Tax Consequences of
     the Merger.............................................    30
  Accounting Treatment of the Merger........................    32
  Regulatory Filings and Approvals Required to Complete the
     Merger.................................................    32
  Restrictions on Sales of Shares by Affiliates of 21st
     Century and RCN........................................    33
  Listing on the Nasdaq National Market of RCN Common Stock
     to be Issued in the Merger.............................    33
  Appraisal Rights..........................................    33
  The Merger Agreement......................................    35
  Additional Agreements.....................................    41

THE EXCHANGE OFFER AND CONSENT SOLICITATION.................    42
  Terms of the Exchange Offer and Consent Solicitation......    42
  Risk Factors Relating to Holders Who Do Not Tender Their
     Debentures.............................................    43
  Background and Purpose....................................    43
  Proposed Amendments to the Indenture......................    43
  Acceptance For Exchange of Debentures; Acceptance of
     Consents...............................................    45
  Procedures for Exchanging Debentures and Delivering
     Consents...............................................    46
  Withdrawal of Tendered Debentures and Revocation of
     Consents...............................................    50
  Conditions to the Exchange Offer and Consent
     Solicitation...........................................    51
  Material United States Federal Income Tax Consequences of
     the Exchange Offer and the Proposed Amendments.........    52
  The Dealer Manager, the Information Agent and the Exchange
     Agent..................................................    54
  Fees and Expenses.........................................    54
  Restrictions on Sales of Shares by Affiliates of 21st
     Century and RCN........................................    55
  No Appraisal Rights.......................................    55

                                                              PAGE
                                                              ----
  Use of Proceeds...........................................    55
  Listing on the Nasdaq National Market of RCN Common Stock
     to be Issued in the Exchange Offer.....................    55
  Accounting Treatment of the Exchange Offer................    55
  Miscellaneous.............................................    55
COMPARATIVE PER SHARE MARKET PRICE DATA.....................    56

DESCRIPTION OF RCN CAPITAL STOCK............................    57
  RCN Common Stock..........................................    57
  RCN Preferred Stock.......................................    57
  Series A Preferred Stock..................................    57
  Series B Preferred Stock..................................    58

COMPARISON OF RIGHTS OF RCN STOCKHOLDERS AND 21ST CENTURY
  SHAREHOLDERS..............................................    59
  Authorized Capital........................................    59
  Voting Rights.............................................    59
  Cumulative Voting.........................................    60
  Number and Election of Directors..........................    60
  Removal of Directors......................................    60
  Filling Vacancies on the Board of Directors...............    60
  Interested Directors......................................    61
  Action by Written Consent.................................    62
  Ability to Call Special Meetings..........................    62
  Advance Notice Provisions for Shareholder Meetings and
     Proposals..............................................    62
  Amendment of Certificate of Incorporation and Articles of
     Incorporation..........................................    63
  Amendment of By-Laws......................................    64
  Standard of Conduct for Directors.........................    64
  Limitation of Liability and Indemnification of Directors
     and Officers...........................................    64
  Dividends.................................................    65
  Conversion Rights.........................................    66
  Liquidation Rights........................................    66
  Appraisal Rights..........................................    66
  Preemptive Rights.........................................    67
  Vote on Certain Fundamental Issues........................    67
  State Anti-Takeover Provisions............................    67

LEGAL MATTERS...............................................    68

EXPERTS.....................................................    68

WHERE YOU CAN FIND MORE INFORMATION.........................    69

FORWARD-LOOKING STATEMENTS..................................    70
Annex 1 -- Agreement and Plan of Merger
Annex 2 -- Illinois Business Corporation Act Provisions
           Relating to Dissenter's Rights

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT IS THE PROPOSED TRANSACTION?

A: RCN will acquire 21st Century by merging a wholly owned subsidiary of RCN into 21st Century, and 21st Century will become a wholly owned subsidiary of RCN.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: Holders of 21st Century common stock, class A preferred stock and warrants to acquire common stock will receive RCN common stock in the merger. The number of shares of RCN common stock you will receive is described in this prospectus.

Q: CAN THE VALUE OF THE CONSIDERATION I RECEIVE CHANGE BETWEEN NOW AND THE TIME
   THE MERGER IS COMPLETED?

A: Yes. The value of RCN common stock can change. The market value of the merger consideration will increase or decrease as the price of RCN shares increases or decreases. Changes in the business, operations or prospects of RCN, general market and economic conditions, or other factors may affect the price of RCN shares. Most of these factors are beyond our control. We urge you to obtain a current market quotation for RCN shares.

Q: AM I ENTITLED TO APPRAISAL RIGHTS?

A: Yes. We describe the procedures for exercising appraisal rights in this prospectus and we have attached the provisions of Illinois law that govern appraisal rights as Annex 2.

Q: WHEN DO YOU ANTICIPATE THAT THE MERGER WILL BE COMPLETED?

A: We anticipate that the merger will be completed in the second quarter of 2000. We are working to complete the merger as quickly as possible and intend to do so as soon as possible after 21st Century's shareholders approve the merger at a special meeting of 21st Century shareholders that 21st Century will notify you about and after we have obtained the 21st Century creditor and regulatory approvals necessary for the merger.

Q: WILL MY RIGHTS AS A SHAREHOLDER CHANGE AS A RESULT OF THE MERGER?

A: Yes. Currently, 21st Century's shareholder rights are governed by Illinois law and 21st Century's charter and by-laws, whereas RCN's stockholder rights are governed by Delaware law and RCN's charter and by-laws, as described in this prospectus.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?


A: No. After the merger is completed, we will send 21st Century shareholders and warrant holders written instructions for exchanging their stock and warrant certificates. 21st Century shareholders and warrant holders should not send in their stock or warrant certificates now.


Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this prospectus you should contact:


   ChaseMellon Shareholder Services, L.L.C.


   44 Wall Street, 7th Floor


   New York, NY 10005

   Toll Free: (888) 566-9474

   RCN Corporation
   105 Carnegie Center
   Princeton, NJ 08540
   Attention: Investor Relations Department
   Telephone: (609) 734-3700

                                    SUMMARY


     This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire prospectus and the other documents to which we have referred you. See "Where You Can Find More Information" beginning on page 69. For a description of any material differences between the rights of RCN stockholders and 21st Century shareholders, see "Comparison of Rights of RCN Stockholders and 21st Century Shareholders" beginning on page 59. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.


                                 THE COMPANIES


     RCN CORPORATION (PAGE 23)

     105 Carnegie Center
     Princeton, NJ 08540-6215
     (609) 734-3700
     www.rcn.com

     RCN Corporation is a provider of bundled local and long distance phone, cable television and high-speed Internet services to dense residential markets. RCN is currently delivering broadband services over its network and is designing or building its network on both the east and west coasts. In addition, RCN is a leading Internet service provider in its markets.


     21ST CENTURY TELECOM GROUP, INC. (PAGE 24)

     350 North Orleans, Suite 600
     Chicago, Illinois 60654
     (312) 955-2100
     www.21stcentury.com

     21st Century Telecom Group, Inc. is a provider of bundled telecommunications services in Chicago. 21st Century's bundling strategy through its fiber optic network delivers cable television, telephone services and high-speed Internet services. 21st Century's 15-year cable franchise encompasses Chicago Area One, which stretches along the Chicago Lakefront from Evanston, Illinois to the Hyde Park area. 21st Century also has franchise agreements with the Villages of Skokie and Northbrook, Illinois.

                                    GENERAL


STRUCTURE OF THE TRANSACTION (PAGE 28)


     We will acquire 21st Century by merging a wholly owned subsidiary of RCN into 21st Century, and 21st Century will become a wholly owned subsidiary of RCN. Following the merger, you will become a stockholder of RCN, in which event you will have an equity stake in 21st Century's parent company.


WHAT YOU WILL RECEIVE IN THE MERGER (PAGE 29)


     HOLDERS OF 21ST CENTURY COMMON STOCK. The number of shares of RCN common stock that will be received for each share of 21st Century common stock will be equal to the exchange ratio. The exchange ratio is .4443, subject to adjustment in the event that 21st Century does not obtain the three franchises in the Chicago area for which it has applications pending prior to the merger. In addition, whether you hold 21st Century common stock, class A preferred stock or warrants, in each case:

- ten percent (10%) of the shares of RCN common stock you would otherwise receive will be held in escrow as security for your indemnification obligations to RCN; and

- you may be entitled to receive additional shares of RCN common stock in the future as an "earn-out" payment in the event specific revenue and other performance targets are achieved by 21st Century.

     As of the date of this prospectus, 21st Century has not obtained any of the three additional franchises for which it has applied. If none of the franchises are obtained by the effective time of the merger, the exchange ratio will be reduced to .3607.

     Set forth below is a table showing a range of prices of RCN common stock, along with entries showing the exchange ratio and the corresponding valuations in the merger of a share of 21st Century common stock. The table does not take into account any adjustments to the exchange ratio for the failure to obtain the franchises nor does it take into account the reduction in the number of shares of RCN common stock you will actually receive as a result of a portion of the shares being held in escrow.

                              VALUE OF A
AVERAGE CLOSING                SHARE OF
 PRICE OF RCN     EXCHANGE   21ST CENTURY
 COMMON STOCK      RATIO     COMMON STOCK
---------------   --------   ------------
    $76.00         .4443        $33.77
     74.00         .4443         32.88
     72.00         .4443         31.99
     70.00         .4443         31.10
     68.00         .4443         30.21
     66.00         .4443         29.32
     64.00         .4443         28.44
     62.00         .4443         27.55
     60.00         .4443         26.66
     58.00         .4443         25.77
     56.00         .4443         24.88
     54.00         .4443         23.99
     52.00         .4443         23.10
     50.00         .4443         22.22
     48.00         .4443         21.33
     46.00         .4443         20.44

     For example, if you own 100 shares of 21st Century stock, as a result of the merger this would translate into 44.43 shares of RCN common stock. Less the ten percent (10%) of such shares to be held in escrow, this would translate into
39.987 shares. Since cash will be paid instead of fractional shares, you would receive 39 shares of RCN common stock and a check in an amount equal to the fractional share multiplied by the average of the closing market prices of RCN common stock as reported on the Nasdaq National Market on each of the 15 trading days immediately preceding completion of the merger. In addition, you would be entitled to receive additional shares of RCN common stock as an "earn-out" payment in the event specific revenue and other performance targets are achieved by 21st Century.

     HOLDERS OF 21ST CENTURY CLASS A PREFERRED STOCK. The number of shares of RCN common stock that will be received for each share of 21st Century class A preferred stock will be equal to the exchange ratio, as it may be adjusted if 21st Century does not obtain its pending franchises, multiplied by 1,000. For example, if you own 100 shares of 21st Century class A preferred stock, as a result of the merger this would translate into 44,430 shares of RCN common stock. As with the 21st Century common stock described above, a portion of the shares of RCN common stock you would otherwise receive will be held in escrow and you would be entitled to receive additional shares of RCN common stock as an "earn-out" payment in the event specific revenue and other performance targets are achieved by 21st Century.

     HOLDERS OF 21ST CENTURY WARRANTS. The number of shares of RCN common stock that will be received for each warrant to acquire 21st Century common stock will be equal to the number of shares of RCN common stock you would have received had you exercised you warrant immediately prior to the completion of the merger by means of a cash-less exercise. As with the 21st Century common stock described above, a portion of the shares of RCN common stock you would otherwise receive will be held in escrow and you would be entitled to receive additional shares of RCN common stock as an "earn-out" payment in the event specific revenue and other performance targets are achieved by 21st Century.

     HOLDERS OF 21ST CENTURY OPTIONS. Options to purchase 21st Century common stock will automatically be converted into options to purchase a proportionate number of shares of RCN common stock with a corresponding adjustment to the exercise price based on the exchange ratio. In addition, if you still hold options at the time that any indemnification claims are made by RCN against the escrow amount described above or at the time any additional shares of RCN common stock are issued as a result of 21st Century achieving specific performance targets, then the number of options you hold at such time will be adjusted to give effect to such events.


MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 30)


     The merger has been structured in a manner that is intended to allow it to be treated as generally tax-free to 21st Century shareholders for United States federal income tax purposes (except with respect to cash received in lieu of fractional shares or paid to dissenters and amounts treated as imputed interest with respect to "earn-out" and other contingent payments, if any). However, there is a significant risk that the merger will not qualify for tax-free treatment, and it is not a condition to the consummation of the merger that it qualify for tax-free treatment. If the merger does not qualify for tax-free treatment, it will be a fully taxable transaction to you.

     Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.


PROCEDURE FOR EXCHANGING YOUR STOCK CERTIFICATES (PAGE 29)


     After the merger is completed, we will send you written instructions for exchanging your 21st Century stock certificates for RCN stock certificates. Do not send your 21st Century stock certificates now.


INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 27)


     When considering the recommendation of 21st Century's board of directors, you should be aware that there are 21st Century directors and officers that have interests in the merger that are different from or are in addition to yours.


SOME 21ST CENTURY SHAREHOLDERS HAVE ENTERED INTO VOTING AND LOCK-UP AGREEMENTS (PAGE 41)


     A number of 21st Century shareholders executed voting and lock-up agreements containing irrevocable proxies giving RCN the right to vote their shares in favor of the merger agreement as well as on other matters related to the merger agreement. These 21st Century shareholders were not paid additional consideration in connection with these agreements.

     Specifically, these 21st Century shareholders collectively held approximately 2,372,260.705 shares of 21st Century common stock, which represented approximately 63.6% of the outstanding 21st Century common stock, and held approximately 371,505.2 shares of 21st Century class A preferred stock, which represented approximately 88.2% of the outstanding 21st Century class A preferred stock and 70.8% of the outstanding common stock and class A preferred stock taken together as a class, in each case as of the date the merger agreement was executed.


RESTRICTIONS ON THE ABILITY TO SELL RCN STOCK (PAGE 33)


     As part of the voting and lock-up agreements executed by the 21st Century shareholders, they agreed to transfer restrictions on their RCN common stock following the completion of the merger. Other than those restrictions, any shares of RCN common stock received by you in connection with the merger will be freely transferable unless you are considered an "affiliate" of either RCN or 21st Century under the Securities Act of 1933. Shares of RCN common stock held by such affiliates may only be sold by means of a registration statement or applicable exemption under the Securities Act.


VOTE REQUIRED TO APPROVE THE MERGER (PAGE 28)


     The affirmative vote of holders of shares representing two-thirds of the outstanding shares of 21st Century's voting common stock and class A preferred stock, voting together as a class, and a majority of the outstanding shares of class A preferred stock entitled to vote at the 21st Century special meeting is required to adopt the merger agreement. The votes represented by the 21st Century shareholders who executed voting and lock-up agreements are enough to satisfy the required vote.


VOTING BY DIRECTORS AND EXECUTIVE OFFICERS (PAGE 27)


     On the date the merger agreement was executed, directors and executive officers of 21st Century and their affiliates owned and were entitled to vote 1,906,194.492 shares of common stock and 1,351,196.200 shares of class A preferred stock. On that date, all of these shares together represented approximately 51% of the total voting power of 21st Century common stock, 86.9% of the total voting power of 21st Century class A preferred stock and 61.65% of the total voting power of 21st Century's common stock and class A preferred stock taken together as a class.

     The directors and executive officers of 21st Century who are shareholders have entered into voting and lock-up agreements in which they have agreed to vote their shares of 21st Century capital stock in favor of the merger.

APPRAISAL RIGHTS (PAGE 33)


     Under Illinois law, if you are a 21st Century shareholder and you comply with certain requirements of Illinois law, you are entitled to dissenters' rights in the merger. However, it is a condition of 21st Century's obligation to consummate the merger that less than five percent (5%) of 21st Century's shareholders exercise dissenters' appraisal rights.

     If you dissent, the fair value of your stock may be determined by a court and paid to you in cash. To dissent, you must follow specific procedures, including giving 21st Century specific written notices and not voting your shares in favor of the merger. You will not receive any stock in RCN if you dissent and follow all of the required procedures. Instead, if determined in accordance with Illinois law, you will receive only the value of your stock in cash. The relevant sections of Illinois law governing this process are attached to this document as Annex 2.


SHAREHOLDER REPRESENTATIVE (PAGE 40)


     If the merger is completed, the merger agreement provides that by accepting RCN common stock in the merger, you are appointing Edward T. Joyce as your shareholder representative. The shareholder representative will be authorized to act on behalf of 21st Century shareholders in connection with any action required or permitted by 21st Century shareholders under the merger agreement, including the handling of all matters relating to indemnification and the "earn-out" payment that will be made by RCN if specific revenue and other performance targets are achieved by 21st Century.

                                   THE MERGER


COMPLETION AND EFFECTIVENESS OF THE MERGER (PAGE 25)


     We will complete the merger when all of the conditions to completion of the merger are satisfied or waived. The merger will become effective when we file a certificate of merger with the State of Illinois.

     We are working toward completing the merger as quickly as possible. We hope to complete the merger during the second quarter 2000. A copy of the merger agreement is attached as Annex 1 to this prospectus.


CONDITIONS TO COMPLETION OF THE MERGER (PAGE 38)


     The respective obligations of RCN and 21st Century to complete the merger are subject to the prior satisfaction or waiver of conditions. The conditions that must be satisfied or waived before the completion of the merger include the following:

- the merger agreement must be adopted by 21st Century shareholders;

- the applicable waiting periods under antitrust laws must expire or be terminated;

- all governmental approvals shall have been obtained;

- no injunction or order preventing the completion of the merger may be in effect;

- the registration statement shall have become effective under the securities laws;

- the shares of RCN common stock to be issued in the merger shall have been approved for listing on the Nasdaq National Market;

- the respective representations and warranties of RCN and 21st Century in the merger agreement must be true and correct, including the absence of material adverse changes in their respective businesses;

- RCN and 21st Century must have complied with their respective agreements in the merger agreement;

- 21st Century must obtain any required consents from third parties and regulatory authorities relating to the merger;

- Holders of at least a majority in principal amount of 21st Century's 12 1/4% Senior Discount Notes Due 2008 and 13 3/4% Subordinated Exchange Debentures Due 2010 shall have tendered their notes and debentures to RCN and consented to amendments to the indentures governing those securities;

- 21st Century shall have terminated its bank credit agreement; and

- less than 5% of 21st Century's shareholders shall have demanded appraisal under the Illinois Business Corporation Act.


ACCOUNTING TREATMENT OF THE MERGER (PAGE 32)


     We intend to account for the merger under the purchase method of accounting for business combinations.


REGULATORY APPROVALS AND FILINGS REQUIRED TO COMPLETE THE MERGER (PAGE 32)



     The merger is subject to antitrust laws. We have made the required filings with the Department of Justice and the Federal Trade Commission and we received early termination of the applicable waiting periods on February 14, 2000.



     Under the Communications Act of 1934, as amended, the Federal Communications Commission must approve, before the completion of the merger, the transfer of control to RCN of 21st Century's FCC authorizations. RCN and 21st Century filed transfer of control applications and/or notifications with the FCC in January and February 2000 and have since received all such approvals.



     21st Century holds cable television franchises issued by the City of Chicago, Village of Northbrook and Village of Skokie, each of which must approve the transfer of control of the 21st Century franchise to RCN. Applications to approve the transfer of control were filed in January 2000, and 21st Century has since notified us that it has received approval from the City of Chicago and the Village of Northbrook. 21st Century has indicated to us that it expects to receive approval by the Village of Skokie prior to completion of the merger. In addition, 21st Century holds telecommunications service authorizations issued by the Indiana Utility Commission and Illinois Commerce Commission which have reviewed and approved the notice of transfer of control of these authorizations to RCN.



TERMINATION OF THE MERGER AGREEMENT (PAGE 40)


     The merger agreement may be terminated under the following circumstances at any time before the completion of the merger:

- by the mutual consent of RCN and 21st Century;

- by either RCN or 21st Century if the conditions to completion of the merger are not satisfied by May 31, 2000;

- by RCN, if the 21st Century shareholders do not adopt the merger agreement by May 31, 2000; and

- by either RCN or 21st Century if the merger has not been completed by May 31, 2000.

     Neither RCN nor 21st Century may exercise its right to terminate the merger agreement if the failure to satisfy the conditions to completion of the merger, or the failure of the merger to be completed by May 31, 2000, results from the material breach of the merger agreement by the party seeking to terminate the merger agreement.


NO OTHER NEGOTIATIONS INVOLVING 21ST CENTURY (PAGE 37)


     Until the merger is completed or the merger agreement is terminated, 21st Century has agreed not to directly or indirectly take any of the following actions:

- solicit, initiate or encourage a takeover proposal of the nature specified in the merger agreement, such as an acquisition of 21st Century's common stock or a merger or reorganization or sale of assets, involving 21st Century and a party other than RCN; or

- engage in discussions or negotiations with any person, entity or group relating to a takeover proposal as described above.

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                                       A-9

PROSPECTUS AND CONSENT SOLICITATION


                                RCN CORPORATION

                                  COMMON STOCK
                            ------------------------
     We are offering to exchange RCN common stock for any and all outstanding
13 3/4% Subordinated Exchange Debentures due 2010 of 21st Century Telecom Group, Inc. and are soliciting consents to amend the indenture under which the debentures were issued. We are making the exchange offer and consent solicitation in connection with a merger agreement that we entered into with 21st Century on December 12, 1999.

                            ------------------------

         Selected terms of the exchange offer and consent solicitation


     - The exchange offer will expire at 12:00 Midnight New York City time on April 27, 2000, unless we extend it.



     - The consent solicitation will expire at 12:00 Midnight New York City time on April 13, 2000, unless we extend it.


     - The total consideration available for each of the debentures tendered in the exchange offer is RCN common stock representing 101% of principal amount, plus accrued and unpaid interest up to the date of exchange. Of that amount, 4% is an early consent payment that is payable if you consent to the proposed amendments and tender your debentures prior to the expiration of the consent solicitation and 97% is the consideration that is payable if you tender your debentures prior to the expiration of the exchange offer.

     - The number of shares of RCN common stock you will receive will be calculated based on a volume weighted average of trading prices of RCN common stock for the five trading days ending one day prior to completion of the exchange offer.

     - Our obligation to consummate the exchange offer and consent solicitation is conditioned on the completion of the merger with 21st Century, in addition to the other conditions described in this prospectus and in the letter of transmittal accompanying this prospectus.


     The common stock of RCN Corporation is quoted on the Nasdaq National Market under the symbol "RCNC." On March 30, 2000, RCN common stock closed at $54.75 per share.



     SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF RISK FACTORS YOU SHOULD CONSIDER IN EVALUATING THE EXCHANGE OFFER AND CONSENT SOLICITATION.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE MERGER DESCRIBED IN THIS PROSPECTUS OR THE RCN COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER, OR DETERMINED IF THIS PROSPECTUS IS ADEQUATE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The dealer manager for the exchange offer and consent solicitation is:

                              SALOMON SMITH BARNEY


The date of this prospectus is March 31, 2000.

                    QUESTIONS AND ANSWERS ABOUT THE EXCHANGE
                         OFFER AND CONSENT SOLICITATION

Q: WHAT ARE THE PROPOSED TRANSACTIONS?

A: In connection with RCN's proposed acquisition of 21st Century Telecom Group,
   Inc., RCN is offering to exchange RCN common stock for any and all of 21st Century's outstanding 13 3/4% Subordinated Exchange Debentures due 2010. In addition, RCN is soliciting consents to amend the indenture under which the debentures were issued.

Q: WHEN DOES THE EXCHANGE OFFER EXPIRE?


A: Unless RCN extends the offer, the exchange offer will expire at 12:00
   Midnight New York City time on April 27, 2000.


Q: WHEN DOES THE CONSENT SOLICITATION EXPIRE?


A: Unless RCN extends the consent solicitation, it will expire at 12:00 Midnight
   New York City time on April 13, 2000.


Q: WHAT WILL I RECEIVE IN THE EXCHANGE OFFER IF I TENDER MY DEBENTURES?

A: If you tender your debentures prior to the expiration of the exchange offer, you will receive shares of RCN common stock in exchange for your debentures. The RCN common stock that you will receive in the exchange offer will be worth either 97% or 101% of the principal amount of your debentures, plus accrued and unpaid interest up to the date of the exchange. Whether you receive 97% or 101% of the principal amount of your debentures depends on whether you tender your debentures and consent to the proposed amendments to the indenture on or prior to the expiration of the consent solicitation.

Q: IS THERE ANY SPECIAL ADVANTAGE IF I TENDER MY DEBENTURES AND CONSENT TO THE
   PROPOSED AMENDMENTS BEFORE THE CONSENT SOLICITATION EXPIRES?

A: Yes. If you both tender your debentures and consent to the proposed amendments to the indenture before the consent solicitation expires, and the exchange offer is completed, you will receive RCN common stock worth 101% of the principal amount of your debentures, plus accrued and unpaid interest up to the date of the exchange. Otherwise, if you tender your debentures and consent to the proposed amendments after the expiration of the consent solicitation (but before the expiration of the exchange offer), you will receive RCN common stock worth only 97% of the principal amount of your debentures, plus accrued and unpaid interest up to the date of the exchange.

Q: HOW IS THE NUMBER OF SHARES OF RCN COMMON STOCK I RECEIVE IN EXCHANGE FOR MY
   DEBENTURES CALCULATED?

A: The number of shares of RCN common stock you will receive will be calculated based on a volume weighted average of trading prices of RCN common stock for the five trading days ending one day prior to completion of the exchange offer. Changes in the business, operations or prospects of RCN, general market and economic conditions, or other factors may affect the price of RCN shares. Most of these factors are beyond our control. We urge you to obtain a current market quotation for RCN shares.

Q: WILL MY RIGHTS AS A HOLDER OF DEBENTURES CHANGE IF I TENDER MY SHARES IN THE
   EXCHANGE OFFER?

A: Yes. Currently, your rights as a holder of the debentures are governed by the indenture under which the debentures were issued. However, if you exchange your debentures for shares of RCN common stock, you will become an RCN stockholder and your rights will be governed by Delaware law and RCN's charter and by-laws, as described in this prospectus.

Q: WHAT HAPPENS IF I FAIL TO TENDER MY DEBENTURES PRIOR TO THE EXPIRATION OF THE
   EXCHANGE OFFER?

A: If you fail to tender your debentures and the indenture is not amended as proposed in this prospectus, your rights as a holder of debentures will not change. However, if you fail to tender your debentures and the indenture is amended as proposed in this prospectus, your rights as a holder of the debentures will be governed by the terms and conditions of the indenture as it becomes modified by the proposed amendments.

Q: HOW WOULD THE PROPOSED AMENDMENTS TO THE INDENTURE MODIFY MY RIGHTS AS A
   HOLDER OF ANY DEBENTURES THAT I FAIL TO TENDER?

A: As described in this prospectus, if the indenture is amended, debentures that you do not tender will enjoy fewer rights and protections, you will have less information available to you regarding 21st Century, and there will be a diminished trading market for the debentures.

Q: WHAT DETERMINES WHETHER THE INDENTURE IS AMENDED?

A: Under the terms of the indenture, the proposed amendments will become effective if the holders of at least a majority in aggregate principal amount of the outstanding debentures consent to the amendments and the exchange offer is completed.

Q: ONCE I TENDER MY DEBENTURES AND CONSENT TO THE PROPOSED AMENDMENTS, WILL I BE
   ABLE TO REVOKE THESE DECISIONS IF I LATER CHANGE MY MIND?

A: Yes. You may revoke your consent to the proposed amendments and withdraw your debentures at any time on or prior to the expiration of the consent solicitation. In addition, you may withdraw your tender of debentures at any time on or prior to the expiration of the exchange offer. In either case, by withdrawing your debentures, you lose your right to receive either the exchange offer consideration or the early consent payment.

Q: AM I ENTITLED TO APPRAISAL RIGHTS IN REGARDS TO THE EXCHANGE OFFER?

A: No. You will not have any right to dissent and receive an appraisal of your debentures.

Q: ARE THERE ANY CONDITIONS THAT MIGHT PREVENT THE EXCHANGE OFFER OR CONSENT
   SOLICITATION FROM BECOMING EFFECTIVE?

A: Yes. RCN's obligation to consummate the exchange offer and consent solicitation is conditioned on the completion of its merger with 21st Century and the receipt of a sufficient number of consents to amend the indenture, in addition to the other conditions described in this prospectus.

Q: WHEN DO YOU ANTICIPATE THAT THE MERGER WILL BE COMPLETED?

A: We anticipate that the merger will be completed in the second quarter of 2000. We are working to complete the merger as quickly as possible and intend to do so as soon as possible after 21st Century's shareholders approve the merger at a special meeting of 21st Century shareholders and after we have obtained the 21st Century debtholder approvals and regulatory approvals necessary for the merger.

Q: WHO CAN HELP ANSWER MY QUESTIONS?


A: If you have any questions about the exchange offer or if you need additional copies of this prospectus you should contact:



   Salomon Smith Barney


   388 Greenwich Street


   New York, New York 10013


   Telephone: (212) 816-6000


   Toll Free: (800) 558-3745



   ChaseMellon Shareholder Services, L.L.C.


   44 Wall Street, 7th Floor


   New York, NY 10005

   Toll Free: (888) 566-9474

   RCN Corporation
   105 Carnegie Center
   Princeton, NJ 08540
   Attention: Investor Relations Department
   Telephone: (609) 734-3700

                                    SUMMARY


     We are offering to exchange RCN common stock for 21st Century's outstanding 13 3/4% Subordinated Exchange Debentures due 2010 and are soliciting consents to amend the indenture under which the debentures were issued. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the exchange offer and consent solicitation fully and for a more complete description of the legal terms of the exchange offer and consent solicitation, you should read carefully this entire prospectus and the other documents to which we have referred you, including the consent and letter of transmittal accompanying this prospectus. See "Where You Can Find More Information" beginning on page 69. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.


                                 THE COMPANIES


     RCN CORPORATION (PAGE 23)

     105 Carnegie Center
     Princeton, NJ 08540-6215
     (609) 734-3700
     www.rcn.com

     RCN Corporation is a provider of bundled local and long distance phone, cable television and high-speed Internet services to dense residential markets. RCN is currently delivering broadband services over its network and is designing or building its network on both the east and west coasts. In addition, RCN is a leading Internet service provider in its markets.


     21ST CENTURY TELECOM GROUP, INC. (PAGE 24)

     350 North Orleans, Suite 600
     Chicago, Illinois 60654
     (312) 955-2100
     www.21stcentury.com

     21st Century Telecom Group, Inc. is a provider of bundled telecommunications services in Chicago. 21st Century's bundling strategy through its fiber optic network delivers cable television, telephone services and high-speed Internet services. 21st Century's 15-year cable franchise encompasses Chicago Area One, which stretches along the Chicago Lakefront from Evanston, Illinois to the Hyde Park area. 21st Century also has franchise agreements with the Villages of Skokie and Northbrook, Illinois.

                                   THE MERGER


THE MERGER (PAGE 25)


     On December 12, 1999, we entered into a merger agreement with 21st Century under which we agreed to acquire 21st Century. In the merger, we will merge a wholly owned subsidiary of RCN with 21st Century and as result of the merger 21st Century will become a wholly owned subsidiary of RCN. In connection with, and as a condition to completion of the merger, we are making the exchange offer and consent solicitation.


WHAT 21ST CENTURY SHAREHOLDERS WILL RECEIVE IN THE MERGER (PAGE 29)


     The number of shares of RCN common stock that will be received for each share of 21st Century common stock will be equal to the exchange ratio. The exchange ratio is .4443, subject to adjustment in the event that 21st Century does not obtain specific franchises for which it has applications pending prior to the merger. In addition:

- ten percent (10%) of the shares of RCN common stock 21st Century shareholders would otherwise receive will be held in escrow as security for their indemnification obligations to RCN; and

- 21st Century shareholders may be entitled to receive additional shares of RCN common stock in the future as an "earn-out" payment in the event specific revenue and other performance targets are achieved by 21st Century.

     Holders of 21st Century class A preferred stock and warrants will also receive shares of RCN common stock in the merger on substantially the same terms.

                  THE EXCHANGE OFFER AND CONSENT SOLICITATION

                                   (PAGE 42)



THE DEBENTURES:                  We are making the exchange offer and consent
                                 solicitation with respect to 21st Century's
                                 13 3/4% Subordinated Exchange Debentures due
                                 2010. On January 14, 2000, 21st Century
                                 provided notice to the holders of 21st
                                 Century's 13 3/4% Senior Cumulative
                                 Exchangeable Preferred Stock providing for the automatic exchange on February 15, 2000 of all outstanding shares of exchangeable preferred stock into debentures in accordance with the terms of the exchangeable preferred stock.



THE EXCHANGE OFFER:
    (page 43)                    We are offering shares of RCN common stock in
                                 exchange for all of the outstanding debentures of 21st Century.



THE SOLICITATION:
    (page 43)                    We are also soliciting consents to the proposed
                                 amendments to the indenture under which the debentures were issued. If you tender debentures in the exchange offer on or prior to the expiration of the consent solicitation, you are obligated to consent to the proposed amendments to the indenture, and to complete, execute and deliver a consent and letter of transmittal on or prior to the expiration of the consent solicitation to effect delivery of your consent with respect to the debentures tendered by you. You may not deliver consents in the consent solicitation without tendering your debentures in the exchange offer.



CONSIDERATION:
    (page 43)                    RCN common stock representing 101% of principal
                                 amount, plus accrued and unpaid interest to the date of exchange, per $1,000 principal amount of debentures. Of that amount, 4% is an early consent payment that is payable if you consent to the proposed amendments and tender your debentures prior to the expiration of the consent solicitation and 97% is the consideration that is payable if you tender your tender debentures prior to the expiration of the exchange offer.


                                 The value of the RCN common stock that is payable in the exchange offer and consent solicitation will be computed based on a volume weighted average of trading prices of RCN common for the five trading days ending one day prior to the date of completion of the exchange offer as reported on the Nasdaq National Market.


REQUISITE CONSENTS:
    (page 44)                    Approval of the proposed amendments to the
                                 indenture requires the consent of the holders of at least a majority in aggregate principal amount of debentures outstanding.



EFFECTIVENESS OF PROPOSED
AMENDMENTS:
    (page 44)                    21st Century and the trustee for the debentures
                                 will execute the supplemental indenture
                                 providing for the proposed amendments promptly following the expiration of the consent solicitation, assuming that the requisite consents have been received. The proposed amendments, however, will not become operative until we have accepted for purchase all debentures validly tendered (and not withdrawn) in the exchange offer. If the proposed amendments become operative, all persons who continue to hold debentures thereafter will be subject to the provisions of the indenture as amended by the proposed amendments.

EXPIRATION OF CONSENT
SOLICITATION:                    12:00 Midnight, New York City time on April 13,
                                 2000, unless extended. The supplemental
                                 indenture will be executed promptly following the expiration of the consent solicitation, assuming that the requisite consents have been received.



EXPIRATION OF THE EXCHANGE
OFFER:                           12:00 Midnight, New York City time, on April
                                 27, 2000, unless extended.



EXCHANGE DATE:
    (page 42)                    The exchange of debentures for RCN common stock
                                 representing the exchange offer consideration and the early consent payment will be made promptly following the expiration of the exchange offer and the satisfaction or waiver of all conditions.



CONDITIONS TO THE EXCHANGE
OFFER AND CONSENT
  SOLICITATION:
    (page 51)                    The exchange offer and consent solicitation are
                                 conditioned upon satisfaction of: (i) the receipt of the requisite consents for the proposed amendments to the indenture and the execution of the supplemental indenture, (ii) the consummation of the merger and (iii) the other general conditions described in this prospectus.



PROPOSED AMENDMENTS TO
  THE INDENTURE:
    (page 43)                    By consenting to the proposed amendments you
                                 would be agreeing to delete the following covenants from the indenture, listed by the section in the indenture in which they appear, as well as the references to each of these covenants in the indenture: Sections 4.02 (SEC
                                 Reports), 4.03 (Limitation on Indebtedness),
                                 4.04 (Limitation on Restricted Payments), 4.05
                                 (Limitation on Restrictions on Distributions from Restricted Subsidiaries), 4.06 (Limitation on Sales of Assets and Subsidiary Stock), 4.07
                                 (Limitation on Affiliate Transactions), 4.08
                                 (Limitation on the Sale or Issuance of Capital
                                 Stock of Certain Restricted Subsidiaries), 4.09
                                 (Change of Control), 4.10 (Limitation on Market
                                 Swaps), 4.11 (Limitation on Lines of Business),
                                 5.01 (When Company may Merge or Transfer
                                 Assets), 6.01(3), (4), (6), (9) (Events of
                                 Default).



PROCEDURES FOR TENDERING
DEBENTURES AND DELIVERING
  CONSENTS:
    (page 46)                    If you want to tender your debentures in the
                                 exchange offer and/or deliver your consent in the solicitation you should either:


                                 - if you hold physical certificates evidencing
                                   your debentures, complete and sign the
                                   enclosed consent and letter of transmittal
                                   (or a manually signed facsimile thereof) in accordance with the instructions in that document, have your signature guaranteed if required by Instruction 1 of the consent and letter of transmittal, and send or deliver your manually signed consent and letter of transmittal (or manually signed facsimile), together with the certificates evidencing the debentures being tendered and any other required documents to the exchange agent; or

                                 - if you hold your debentures in book-entry
                                   form, request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you.

                                 If you own debentures that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact that broker, dealer, commercial bank, trust company or other nominee if you desire to tender your debentures and deliver consents.

                                 If you are tendering your debentures by
                                 book-entry transfer to the exchange agent's account at Depositary Trust Company (which we refer to as the "DTC"), you can execute the tender through the DTC's Automated Tender Offer Program (which we refer to as "ATOP"), for which the transaction will be eligible. DTC participants that are accepting the exchange offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent's account at DTC. DTC will then send an agent's message to the exchange agent for its acceptance. DELIVERY OF THE AGENT'S MESSAGE BY DTC WILL SATISFY THE TERMS OF THE EXCHANGE OFFER AS TO THE TENDER OF DEBENTURES; HOWEVER, IF YOU ARE CONSENTING TO THE PROPOSED AMENDMENTS AND WISH TO RECEIVE THE EARLY CONSENT PAYMENT, YOU MUST ALSO EXECUTE AND DELIVER A CONSENT AND LETTER OF TRANSMITTAL ON OR PRIOR TO THE EXPIRATION OF THE CONSENT SOLICITATION.

                                 If you desire to tender debentures in the exchange offer and cannot comply with the procedures described in this prospectus for tender or delivery on a timely basis or if your debentures are not immediately available, you may tender your debentures using the procedures for guaranteed delivery described in this prospectus.


REVOCATION OF CONSENTS:
    (page 50)                    You may revoke your consents at any time prior
                                 to the expiration of the consent solicitation, but not thereafter. If you validly revoke your consent, it will render your tender of debentures prior to the expiration of the consent solicitation defective, and, unless RCN waives such defect (or unless you withdraw and re-tender your debentures), you will not be eligible to receive the exchange offer consideration with respect to your debentures.



WITHDRAWAL OF TENDERS OF
DEBENTURES:
    (page 50)                    You may withdraw your tender of debentures at
                                 any time prior to the expiration of the
                                 exchange offer, but neither the exchange offer consideration nor the early consent payment will be payable in respect of any debentures so withdrawn. If you withdraw your tendered debentures prior to the expiration of the consent solicitation, however, it shall be deemed a revocation of the related consent.



UNTENDERED DEBENTURES:
    (page 43)                    If you do not tender your debentures and they
                                 are not exchanged in the exchange offer, they will remain outstanding. If the requisite consents to amend the indenture are received and the proposed amendments become operative under the supplemental indenture, untendered debentures will no longer have the benefits of the restrictive covenants that will be eliminated from the indenture by the proposed amendments. In addition, as a result of the consummation of the exchange offer, the aggregate principal amount of the debentures that are outstanding will be significantly reduced, which may adversely affect the liquidity of and, consequently, the market price for the debentures, if any, that remain outstanding after consummation of the exchange offer.


ACCEPTANCE OF TENDERED
DEBENTURES
  AND EXCHANGE:
    (page 45)                    Upon the terms of the exchange offer and the
                                 consent solicitation and upon satisfaction or our waiver of the conditions to the exchange offer and consent solicitation, we will accept for exchange debentures validly tendered on or prior to the expiration of the exchange offer.
                                 Only if you validly tender your debentures
                                 (including a properly completed, executed and delivered consent) on or prior to the expiration of the consent solicitation (and do not withdraw your tender and revoke your consent) will you receive the total consideration, which includes the early consent payment. We will make payment of the total consideration or the offer consideration, as applicable, for debentures validly tendered and accepted for payment, by deposit of the appropriate number of shares of RCN common stock with the exchange agent who will act as agent for the tendering and consenting holders of debentures for the purpose of exchanging shares of RCN common stock for debentures. We expect such exchange to be made on the exchange date described in this prospectus promptly following our acceptance of the debentures in the exchange offer.



MATERIAL UNITED STATES FEDERAL
INCOME TAX CONSIDERATIONS:
    (page 52)                    The exchange offer has been structured in a
                                 manner that is intended to allow it to be treated as generally tax-free to holders of 21st Century debentures for United States federal income tax purposes (except with respect to cash received in lieu of fractional shares and, possibly, shares of RCN common stock treated as consent payments). However, there is a significant risk that the exchange offer will not qualify for tax-free treatment, and it is not a condition to the consummation of the exchange offer that it qualify for tax-free treatment. If the exchange offer does not qualify for tax-free treatment, it will be a fully taxable transaction to you.


                                 Tax matters are very complicated and the tax consequences of the exchange offer to you will depend on the facts of your own situation. You should consult your own tax advisor for a full understanding of the tax consequences of the exchange offer and adoption of the proposed amendments to you.


NO APPRAISAL RIGHTS:
    (page 55)                    In connection with the exchange offer, you will
                                 not have any right to dissent and receive an appraisal of your debentures, either under Illinois law or under the indenture.



USE OF PROCEEDS:
    (page 55)                    The RCN common stock issued in connection with
                                 the exchange offer is being issued only in exchange for your debentures. We will not receive any cash proceeds from the issuance of RCN common stock in the exchange offer.



FRACTIONAL SHARES:
    (page 29)                    We will not issue fractional shares of RCN
                                 common stock. Instead you will receive cash in lieu of any fractional shares your debentures may convert into.

DEALER MANAGER:
    (page 54)                    Salomon Smith Barney, Inc. is serving as dealer
                                 manager in connection with the exchange offer and the consent solicitation. Its address and telephone number are set forth on the back cover of this prospectus.



EXCHANGE AGENT:
    (page 54)                    ChaseMellon Shareholder Services, L.L.C. is
                                 serving as exchange agent in connection with the exchange offer and the consent solicitation. Its address and telephone numbers are located on the back cover of this prospectus.



INFORMATION AGENT:
    (page 54)                    ChaseMellon Shareholder Services, L.L.C. is
                                 serving as the information agent in connection with the exchange offer and the consent solicitation. Its address and telephone numbers are located on the back cover of this prospectus.

                            SELECTED FINANCIAL DATA

                    SUMMARY HISTORICAL FINANCIAL DATA OF RCN


     In the table below, we provide you with selected historical consolidated financial data of RCN for the five years ended December 31, 1999. During those periods, RCN has never paid dividends on its common stock. We derived this information from the audited consolidated financial statements of RCN. The information is for illustrative purposes only and you should read it together with RCN's historical financial statements and related notes contained in the annual reports, quarterly reports and other information that we have filed with the SEC and incorporated by reference. To obtain copies of these documents, see "Where You Can Find More Information" on page 69.



                                                           YEARS ENDED DECEMBER 31,
                                          ----------------------------------------------------------
                                             1999         1998         1997        1996       1995
                                          ----------   ----------   ----------   --------   --------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Sales...................................  $  275,993   $  210,940   $  127,297   $104,910   $ 91,997
(Loss) income before extraordinary
  charge and cumulative effect of change
  in accounting principles..............  $ (354,604)  $ (204,801)  $  (49,181)  $ (5,989)  $  2,114
Basic and diluted (loss) earnings per
  average common share before
  extraordinary charge and cumulative
  effect of change in accounting
  principle.............................  $    (5.11)  $    (3.35)  $    (0.89)  $  (0.11)  $   0.04
BALANCE SHEET DATA
  (as of the end of the period)
Total assets............................  $3,192,114   $1,907,615   $1,150,992   $628,085   $649,610
Long-term debt, net of current
  maturities............................  $2,143,096   $1,263,036   $  686,103   $131,250   $135,250
Total redeemable preferred
  stock.................................  $  253,438           --           --         --         --

               SUMMARY HISTORICAL FINANCIAL DATA OF 21ST CENTURY


     In the table below, we provide you with selected historical consolidated financial data of 21st Century for the five years ended March 31, 1998, for the nine months ended December 31, 1998 and for the year ended December 31, 1999. During those periods, 21st Century has never paid dividends on its common stock. We derived this information from the audited consolidated financial statements of 21st Century. The information is for illustrative purposes only and you should read it together with 21st Century's historical financial statements and related notes contained in the annual reports, quarterly reports and other information that 21st Century has filed with the SEC and we have incorporated by reference. To obtain copies of these documents, see "Where You Can Find More Information" on page 69.



                                 YEAR       NINE MONTHS
                                ENDED          ENDED
                             DECEMBER 31,   DECEMBER 31,                        YEARS ENDED MARCH 31,
                             ------------   ------------   ----------------------------------------------------------------
                                 1999           1998           1998          1997          1996         1995        1994
                             ------------   ------------   ------------   -----------   -----------   ---------   ---------
STATEMENT OF OPERATIONS
  DATA
Operating revenues.........  $ 11,320,134   $    873,898   $    189,023   $    27,480            --          --          --
Net loss...................  $(65,071,616)  $(32,788,712)  $(15,030,544)  $(2,817,292)  $(1,026,609)  $(779,314)  $(303,030)
Net loss attributable to
  common shares............  $(78,135,081)  $(41,717,419)  $(19,265,007)  $(3,296,273)  $(1,026,609)  $(779,314)  $(303,030)
Basic and diluted loss per
  common share.............  $     (18.93)  $     (11.94)  $      (7.37)  $     (1.66)  $     (0.64)  $   (0.52)  $   (0.21)
BALANCE SHEET DATA
  (as of the end of the
  period)
Total Assets...............  $238,506,408   $254,343,973   $262,732,604   $14,396,708   $ 1,664,877   $ 847,659   $ 428,914
Long-term debt.............  $255,010,575   $222,453,777   $203,549,069   $   185,227   $   149,884   $ 625,243   $ 235,608
Total redeemable preferred
  stock....................  $ 61,666,268   $ 52,617,006   $ 46,492,812   $16,794,963            --          --          --

                  UNAUDITED COMPARATIVE PER SHARE INFORMATION

     In the table below, we provide you with the earnings and book value per share data for RCN and 21st Century on a historical basis, for the combined company on a pro forma basis and for 21st Century on a historical per share equivalent basis. We derived the pro forma data for the combined company by combining the historical consolidated financial information of RCN and 21st Century using the purchase method of accounting for business combinations.

     Under Pro Forma 21st Century Historical Per Share Equivalents below, we show the effect of the merger from the perspective of an owner of shares of 21st Century common stock. We computed the information set out under that caption by multiplying the corresponding pro forma financial data by the exchange ratio of
 .4443.


     You should read the information below together with the historical financial statements and related notes contained in the annual reports, quarterly reports and other information that we and 21st Century have filed with the SEC and we have incorporated herein by reference. To obtain copies of these documents, see "Where You Can Find More Information" on page 69 . The unaudited pro forma combined data below is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results of operation or financial condition that the combined company will experience after the merger.



                                                                  YEAR
                                                                 ENDED        YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                              ------------   ------------
                                                                  1999           1998
                                                              ------------   ------------
RCN HISTORICAL PER COMMON SHARE DATA
Basic and diluted loss per common share.....................    $ (5.12)       $ (3.36)
Book value per common share.................................       6.88           6.54
21ST CENTURY HISTORICAL PER COMMON SHARE DATA
Basic and diluted loss per common share.....................    $(18.93)        (14.82)
Book value per common share.................................     (34.45)        (20.92)
PRO FORMA COMBINED
Basic and diluted loss per common share.....................    $ (6.17)       $ (4.40)
Book value per common share.................................       9.04           7.65
PRO FORMA 21ST CENTURY PER SHARE EQUIVALENTS
Basic and diluted loss per common share.....................    $ (2.74)       $ (1.96)
Book value per common share.................................       4.02           3.40

                      COMPARATIVE MARKET PRICE INFORMATION


     RCN's common stock is traded on the Nasdaq National Market under the symbol "RCNC." 21st Century's common stock, class A preferred stock and debentures are not traded publicly. Because the market price of RCN common stock that you will receive in the merger may increase or decrease before the merger, you are urged to obtain current market quotations. You may call 1 (888) 566-9474 during normal business hours at any time before the special meeting to obtain the prior day's closing market quotation of RCN common stock.


     The following table sets forth, for the fiscal quarters indicated, the high and low sales prices per share of RCN common stock as reported on the Nasdaq National Market. The sales prices listed on the following table are adjusted to reflect a 2:1 stock split of RCN common stock on April 6, 1998.


                                                               RCN COMMON STOCK
                                                              ------------------
                                                               HIGH        LOW
                                                              ------      ------
FISCAL 1997
  Third Quarter.............................................  $16.63      $12.44
  Fourth Quarter............................................   21.63       12.50
FISCAL 1998
  First Quarter.............................................  $30.63      $15.88
  Second Quarter............................................   29.38       19.25
  Third Quarter.............................................   24.31       12.38
  Fourth Quarter............................................   25.00        8.75
FISCAL 1999
  First Quarter.............................................  $39.75      $17.75
  Second Quarter............................................   54.50       33.75
  Third Quarter.............................................   51.50       32.25
  Fourth Quarter............................................   54.25       37.31
FISCAL 2000
  First Quarter (through March 30, 2000)....................  $74.87      $44.75



     On December 10, 1999, the business day preceding the public announcement that RCN and 21st Century had entered into the merger agreement, the closing price of RCN common stock was $41.625. On March 30, 2000, the last full trading day for which closing prices were available at the time of the printing of this prospectus, the closing price of RCN common stock was $54.75.

                                  RISK FACTORS

     By receiving RCN common stock in the merger or exchanging your debentures for RCN common stock in the exchange offer and consent solicitation, you will be choosing to invest in RCN common stock. An investment in RCN common stock involves a high degree of risk. In addition to the other information contained in or incorporated by reference into this prospectus, you should carefully consider the following risk factors in deciding whether to invest in RCN common stock.

RISK FACTORS RELATING TO THE MERGER

  THE NUMBER OF SHARES OF RCN COMMON STOCK YOU WILL RECEIVE IN THE MERGER WILL NOT CHANGE DESPITE FLUCTUATIONS IN THE MARKET VALUE OF RCN COMMON STOCK.

     There will be no adjustment to the merger consideration for changes in the market price of RCN common stock, and 21st Century is not permitted to "walk away" from the merger or resolicit the vote of its shareholders solely because of changes in the market price of RCN common stock. Accordingly, the specific dollar value of RCN common stock you receive upon completion of the merger will depend on the market value of RCN common stock at the time of completion of the merger.

  TRADING PRICES OF RCN COMMON STOCK MAY BE VOLATILE

     The price of RCN common stock at the closing of the merger may differ from its price on the date of this prospectus and the date of the 21st Century special meeting to vote on the merger. These variances may be due to a number of factors, including the risk factors set forth in this prospectus, as well as prevailing economic and financial trends and conditions in the public securities markets. The trading price of RCN's shares may be affected by developments which may not have any direct relationship with RCN's business or long-term prospects. These include reported financial results and fluctuations in the trading prices of the shares of other publicly held companies in the telephone, cable television or Internet industry.

  THE NUMBER OF SHARES OF RCN COMMON STOCK YOU RECEIVE IN THE MERGER MAY BE REDUCED IN THE EVENT 21ST CENTURY DOES NOT OBTAIN FRANCHISES FOR WHICH IT HAS APPLICATIONS PENDING.

     Part of the consideration that you receive in the merger will be based on whether 21st Century obtains the three franchises for which it has applications pending with the City of Chicago. Delays or conditions imposed by the City of Chicago that 21st Century is unable to satisfy or the failure of the City of Chicago to grant those franchises may result in none of the consideration tied to the grant of those franchise being paid. See "The Merger-Merger Consideration."

  UNLESS 21ST CENTURY'S OPERATIONS ACHIEVE SUBSTANTIAL GROWTH FOLLOWING THE MERGER, 21ST CENTURY SHAREHOLDERS WILL RECEIVE LITTLE OR NO "EARN-OUT" CONSIDERATION.

     Part of the consideration that you receive in the merger will be based on whether 21st Century achieves specific revenue and other performance targets following the merger. Those revenues and other performance targets are in excess of those achieved by 21st Century in the past and there is a significant risk that 21st Century will not be able to achieve them in the future. Achieving those targets is subject to a number of risks, including competition, the ability of 21st Century to operate as a part of RCN, economic, financial and industrial conditions and the other risk factors described in this prospectus. Accordingly, there is a significant risk that little or no part of the "earn-out" consideration will be paid. See "The Merger-Merger Consideration."

  THE PORTION OF THE MERGER CONSIDERATION HELD IN ESCROW IS SUBJECT TO FORFEITURE IF REPRESENTATIONS BY 21ST CENTURY IN THE MERGER AGREEMENT ARE NOT TRUE.

     If representations and warranties made by 21st Century in the merger agreement are not true and RCN suffers any loss as a result, or if specific categories of liabilities in the merger agreement materialize, RCN will be permitted to deduct its losses from the 10% portion of the merger consideration that will be held in escrow as security for your indemnification obligations. If RCN's indemnification claims equal or exceed the amount held in escrow, you will receive none of that consideration. In addition, if RCN's losses exceed the escrow amount, RCN will be entitled to withhold that excess from any "earn-out" payment that might otherwise be payable. See "The Merger-The Merger Agreement -- Indemnification."

  ALTHOUGH WE EXPECT THAT THE MERGER WILL RESULT IN BENEFITS, THOSE BENEFITS MAY NOT BE REALIZED.

     We entered into the merger agreement with 21st Century with the expectation that the merger will result in benefits to RCN, including strengthening our position in the provision of Internet, cable and telephone services, delivering low-cost bundled services and creating the opportunity for potential operating cost savings. Although our corporate objectives and operating philosophy are similar to 21st Century's, achieving the benefits of the merger will depend in part on the integration of our technology, operations and personnel in a timely and efficient manner so as to minimize the risk that the merger will result in the loss of customers or key employees or the continued diversion of the attention of management. There can be no assurance that 21st Century can be successfully integrated into RCN or that any of the anticipated benefits will be realized, and failure to do so could have a material adverse effect on our business, financial condition and operating results.

  21ST CENTURY'S OFFICERS AND DIRECTORS HAVE CONFLICTS OF INTEREST THAT MAY INFLUENCE THEM TO SUPPORT OR APPROVE THE MERGER.

     The directors and officers of 21st Century participate in arrangements that provide them with interests in the merger that are different from, or are in addition to, yours.


     In particular, Robert J. Currey, Ronald D. Webster, Glenn W. Milligan and John A. Brouse have employment contracts with 21st Century that by their terms will continue to be in effect after the merger. In addition, we have agreed to grant options to acquire a yet to be determined number of shares of RCN common stock to Mr. Currey in the event the merger is completed. In addition, we are currently in the process of negotiating an employment arrangement with Mr. Currey to provide him with a level of compensation and benefits consistent with similarly situated RCN employees. As part of that negotiation, we expect Mr. Currey to execute an agreement relating to the waiver of the automatic vesting of his stock options that might have occurred as a result of the merger. It is a condition to our obligation to complete the merger that he execute such an agreement. We have agreed to grant options to acquire up to 30,000 shares of RCN common stock to Mr. Webster and to pay him a $100,000 bonus on March 31, 2001 in the event that he is employed by RCN at that time and the merger is completed. We have agreed to grant options to acquire up to 20,000 shares of RCN common stock to Mr. Brouse in the event that the merger is completed. As a result, these directors and officers could have been more likely to support the merger agreement than if they did not hold these interests. Each has already signed an agreement to vote in favor of the merger agreement. 21st Century shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.


 THE MERGER MAY BE A FULLY TAXABLE TRANSACTION.

     The merger presents novel and complex issues of federal income taxation. The merger has been structured in a manner that is intended to allow it to qualify to be treated as a generally tax-free "reorganization" within the meaning of the Internal Revenue Code of 1986, as amended (which we refer to as the "Code"). However, there is a significant risk that the merger will not qualify as such a reorganization, and it is not a condition to the consummation of the merger that it qualify to be treated as a reorganization. Consequently, the merger may be a fully taxable transaction to you. See "The Merger -- Material United States Federal Income Tax Consequences of the Merger."

RISK FACTORS RELATING TO THE EXCHANGE OFFER

  COMMON STOCK IS SUBJECT TO GREATER RISKS THAN ARE DEBENTURES.

     RCN's common stock is a common equity security of RCN and is therefore subordinate to any preferred securities or indebtedness of RCN. Consequently, in the event of bankruptcy, dissolution, liquidation, reorganization or similar proceeding we will be obligated to satisfy the obligations of our indebtedness and preferred securities before any payment can be made on our common stock. In addition, common stock lacks the protective covenants that are typically associated with a debt security, including the debentures. Instead of benefitting from the provisions of these covenants, the rights of RCN stockholders are governed by Delaware law and RCN's charter and by-laws.

  THE CALCULATION OF THE AMOUNT OF RCN COMMON STOCK TO BE ISSUED IN THE EXCHANGE OFFER MAY PROVE TO BE UNFAVORABLE TO YOU.

     The number of shares of RCN common stock to be issued in the exchange offer is directly related to the performance of RCN common stock as reported on the Nasdaq National Market. The value per share of RCN common stock is calculated based on the average volume weighted trading prices of RCN common stock over the five trading days ending one day prior to the date of the exchange offer as reported on the Nasdaq National Market. There can be no assurance that the market value of the shares of common stock issued in the exchange offer will not be below their current market value or below the valuation that results from this calculation, either during the period between the time you tender your debenture and the time you take delivery of the common stock, or at any time afterwards.

  TRADING PRICES OF RCN COMMON STOCK MAY BE VOLATILE

     The trading price of RCN common stock for the five trading days ending one day prior to the exchange offer and following the closing of the exchange offer and the merger will be affected by numerous factors. These include the risk factors set forth in this prospectus, as well as prevailing economic and financial trends and conditions in the public securities markets. The trading price of RCN's shares may be affected by developments which may not have any direct relationship with RCN's business or long-term prospects. These include reported financial results and fluctuations in the trading prices of the shares of other publicly held companies in the telephone, cable television or Internet industry.

  THE EXCHANGE OFFER MAY BE A FULLY TAXABLE TRANSACTION.

     The exchange offer presents novel and complex issues of federal income taxation. The merger and exchange offer have been structured in a manner that is intended to allow the merger and exchange offer to qualify to be treated as parts of a generally tax-free "reorganization" within the meaning of the Code. However, there is a significant risk that the merger and exchange offer will not qualify as such a reorganization, and it is not a condition to the consummation of the exchange offer that it qualify to be treated as part of a reorganization. Consequently, the exchange offer may be a fully taxable transaction to you. See "The Exchange Offer and Consent Solicitation -- Material United States Federal Income Tax Consequences of the Exchange Offer and the Proposed Amendments."

RISK FACTORS RELATING TO HOLDERS WHO DO NOT TENDER THEIR DEBENTURES IN THE EXCHANGE OFFER

  IF THE PROPOSED AMENDMENTS BECOME EFFECTIVE, DEBENTURES THAT YOU DO NOT TENDER WILL ENJOY FEWER RIGHTS.

     If the proposed amendments become effective, the debentures that you do not tender and that are not purchased in the exchange offer will remain outstanding and will be subject to the terms of the indenture as modified by the supplemental indenture. As a result of the adoption of the proposed amendments, substantially all of the covenants contained in the indenture will be deleted and if you elect to continue to hold your debentures you will no longer be entitled to the benefits of those deleted covenants that are currently contained in the indenture. In addition, events which would have constituted a violation of those covenants will no longer constitute events of default under the indenture. The modification or deletion of restrictive covenants will permit 21st Century and its subsidiaries to take certain actions previously prohibited that could increase the credit risks with respect to 21st Century, adversely affect the market price and credit rating of the remaining debentures or otherwise be adverse to your interests if you do not tender your debentures.

  THERE WILL BE LESS INFORMATION AVAILABLE ABOUT 21ST CENTURY AFTER THE EXCHANGE OFFER IS COMPLETED.

     We intend, as promptly as practicable after the consummation of the exchange offer, to suspend 21st Century's reporting obligations under the Securities Exchange Act of 1934 and will thereby discontinue making periodic filings of financial statements with the SEC for 21st Century. Under the indenture as currently in effect, if 21st Century were to cease to be subject to the reporting obligations under the Exchange Act, it still would be obligated to make filings under Sections 13 and 15(d) of the Exchange Act and to provide that information to you. That obligation, however, would be eliminated upon the operation of the proposed amendments contained in the supplemental indenture. This would adversely affect the amount of information about 21st Century publicly available and might affect the liquidity and trading prices of the debentures.

  THERE WILL BE A LIMITED TRADING MARKET FOR THE DEBENTURES AFTER THE EXCHANGE OFFER IS COMPLETED.

     The debentures were issued in 1998 and are not listed on any national or regional securities exchange. To the extent that the debentures are tendered and accepted in the exchange offer, any existing trading market for the remaining debentures will become more limited. A debt security with a smaller outstanding principal amount available for trading (a smaller "float") may command a lower price than would a comparable debt security with a greater float. Consequently, the liquidity, market value and price volatility of debentures which remain outstanding may be adversely affected. If you hold unpurchased debentures, you may attempt to obtain quotations for them from you broker; however, there can be no assurance that any trading market will exist for your debentures following the consummation of the exchange offer. The extent of the public market for the debentures following consummation of the exchange offer would depend upon the number of holders of debentures remaining at such time, the interest in maintaining a market in debentures on the part of securities firms and other factors.

     No reliable pricing information for the debentures is available. You are urged to contact your broker to obtain the best available information as to potential current market prices.

  THERE COULD BE AN ADVERSE EFFECT ON THE MARKET VALUE AND LIQUIDITY OF THE DEBENTURES IF THE EXCHANGE OFFER IS NOT COMPLETED.

     The consummation of the exchange offer and consent solicitation are subject to the satisfaction of several conditions, including the requirement that we obtain the requisite consents for the proposed amendments to the indenture. See "The Exchange Offer and Consent Solicitation -- Conditions to the Exchange Offer and Consent Solicitation." There can be no assurance that such conditions will be met or that, in the event the exchange offer and consent solicitation are not consummated, the market value and liquidity of the debentures will not be materially adversely affected.

RISK FACTORS RELATING TO RCN'S BUSINESSES

  WE HAVE A LIMITED OPERATING HISTORY AND HAVE INCURRED NEGATIVE CASH FLOW AND OPERATING LOSSES.

     We have only recently begun operating a voice, video and data services business. Accordingly, you will need to evaluate our performance based on a limited operating history. In connection with entering this business, we have incurred operating and net losses and negative cash flows and expect to continue to do so for the next five to seven years as we expand our network and customer base. Whether we continue to have negative cash flow in the future will be affected by a variety of factors including:

     - our pace of entry into new markets;

     - the time and expense required for constructing our fiber optic network as we planned;

     - our success in marketing services;

     - the intensity of competition; and

     - the availability of additional capital to pursue our business plans.


     We had operating losses after depreciation and amortization and nonrecurring charges of $278,010,000, $158,793,000 and $70,875,000 for the years ended December 31, 1999, 1998, and 1997. We cannot assure you that we will achieve or sustain profitability or positive cash flows from operating activities in the future.

  ADDITIONAL GROWTH WILL REQUIRE ADDITIONAL CAPITAL, AND OUR TOTAL CAPITAL NEEDS MAY BE SUBSTANTIAL.


     Based on our current growth plan, we expect that we will require a substantial amount of capital to expand the development of our network and operations into new areas within our larger target markets. We need capital to fund the construction of our advanced fiber optic networks, upgrade our hybrid fiber/coaxial plant and fund operating losses and repay our debts. We currently estimate that our capital requirements for the period from January 1, 2000 through 2001 will be approximately $3.6 billion, which include capital expenditures of approximately $1.4 billion in 2000 and approximately $1.6 billion in 2001. These capital expenditures will be used principally to fund additional construction of our fiber optic network in high density areas in the Boston, New York City, Washington, D.C. and San Francisco Bay area markets as well as to expand into new markets (including selected markets in the western United States) and to develop our information technology systems. See "The Companies -- RCN." We are obligated to pay our portion of any capital contributions required by the joint ventures' annual budgets or capital contribution schedules. If our joint venture partner(s) fail to make anticipated capital contributions, it could have a material adverse effect on our business.


     We may seek additional sources of funding from vendor financing, public offerings or private placements of equity and/or debt securities, and bank loans. We cannot assure you that additional financing will be available to us or, if available, that it can be obtained on a timely basis and on acceptable terms. If we fail to obtain such financing, it could result in the delay or curtailment of our development and expansion plans and expenditures and could have a material adverse effect on our business.

     Our estimates of capital requirements are forward-looking statements that are subject to change. The actual timing and amount of capital required to develop our network and to fund operating losses may vary materially from our estimates if there are significant departures from the current business plan, unforeseen delays, cost overruns, engineering design changes or other unanticipated expenses or occurrences.

  OUR SUBSTANTIAL INDEBTEDNESS LIMITS OUR BUSINESS FLEXIBILITY.

     We have indebtedness that is substantial in relation to our shareholders' equity and cash flow. Part of this indebtedness arises from the $1 billion senior secured credit facility that we have with the Chase Manhattan Bank and other lenders. The credit facility is comprised of a $250 million seven-year revolving credit facility, a $250 million seven-year multi-draw term loan facility and a $500 million eight-year term loan facility. All three facilities are governed by a single credit agreement dated as of June 3, 1999.

     As of December 31, 1999, we had an aggregate of approximately $2.1 billion of indebtedness outstanding, including indebtedness arising under the Chase Manhattan credit facility.

     As a result of our substantial indebtedness, fixed charges are expected to exceed earnings for the foreseeable future, and our operating cash flow may not be sufficient to pay principal and interest on our various debt securities. The extent of our leverage may also have the following consequences:

     - limit our ability to obtain necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes;

     - require that a substantial portion of our cash flows from operations be dedicated to paying principal and interest on our indebtedness and therefore not be available for other purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business;

     - limit our ability to pay dividends;

     - place us at a competitive disadvantage as compared with our competitors who do not have as much debt; and

     - render us more vulnerable in the event of a downturn in our business.

     Our outstanding debt securities and our credit agreement with Chase Manhattan contain customary covenants limiting our flexibility, including covenants limiting our ability to incur additional debt, make liens, make investments, consolidate, merge or acquire other businesses, sell assets, pay dividends and other distributions, make capital expenditures and enter into transactions with affiliates.

  THERE MAY BE LIMITATIONS ON OUR TAX LOSS CARRYFORWARDS.

     We have generated, and may continue to generate, certain net operating losses (commonly referred to as "NOLs" for federal income tax purposes) that generally may be carried forward to offset taxable income realized in future years. However, if an ownership change (as defined in Section 382 of the Code) occurs with respect to our capital stock, our ability to utilize NOLs generated before the date of the ownership change generally would be limited to specific annual amounts. RCN's ability to utilize new NOLs arising after the date of an ownership change would not be affected.

     Generally an ownership change occurs if certain persons or groups increase their aggregate ownership of a corporation's capital stock by more than 50 percentage points in any three-year period. We expect that we will incur an ownership change this year upon the closing of the Vulcan Ventures investment, or may incur an ownership change in the future. See "The
Companies -- RCN -- Recent Developments." In that event, our utilization of NOL carryforwards generated before any such ownership change would be subject to limitation as described above.

  WE MAY NOT BE ABLE TO MANAGE OUR GROWTH OR INTEGRATE OUR ACQUISITIONS.

     The expansion and development of our operations, including the construction and development of additional networks, will depend on several factors, including our ability to:

     - access markets;

     - design fiber optic network backbone routes;

     - install or lease fiber optic cable and other facilities, including switches; and

     - obtain rights-of-way, building access rights and any government authorizations, franchises and permits,

all in a timely manner, at reasonable costs and on satisfactory terms and conditions.

     In addition to the Chicago market and other markets we are presently developing, we continually evaluate other potential markets. These markets may be within the Boston to Washington, D.C. corridor, the San Francisco to Los Angeles corridor or in other non contiguous areas. As is the case in our present markets, we intend to evaluate potential markets in terms of population density and favorable demographics, and to apply a strategy of building network facilities to meet the needs of targeted subscribers in new markets. We cannot assure you that we will be able to expand our existing network or to identify and develop new markets. Furthermore, our ability to manage our expansion effectively will also require us to continue to implement and improve our operating and administrative systems and attract and retain qualified management and professional and technical personnel. If we are not able to manage our planned expansion effectively, it could have a material adverse effect on our business.

     In addition to announcing our proposed acquisition of 21st Century, we recently announced our intention to begin developing advanced fiber optic networks in selected high density markets outside of the Boston to Washington, D.C. corridor, initially in the San Francisco to Los Angeles corridor. Our proposed expansion into non-contiguous markets could place additional strain on management resources. Furthermore, although we believe that our experience in the Northeast will provide us with strategic advantages in developing new markets, we cannot assure you that our experience in our current markets will be replicated in the western United States.

     We have experienced significant growth through acquisitions and will continue to consider acquisition opportunities that arise from time to time. Acquisitions may place a significant strain on our resources, and we may incur additional expenses during the integration of any acquired companies with our business. For instance, the process of integrating the Internet service provider businesses that we acquire may take a significant period of time and require significant expenditures, including costs to upgrade the systems and internal controls of these businesses. As a result, we cannot assure you that we will be able to integrate these businesses successfully or in a timely manner.

  OUR BUSINESS IS DEPENDENT UPON ACCEPTANCE OF FIBER OPTIC TECHNOLOGY AS THE PLATFORM OF CHOICE.

     The telecommunications industry has been and will continue to be subject to rapid and significant changes in technology. The effect of technological changes on our business cannot be predicted, and we cannot assure you that the fiber optic technology that we use will not be supplanted by new or different technologies.

  WE ARE DEPENDENT ON OUR STRATEGIC RELATIONSHIPS AND JOINT VENTURES.

     We have entered into a number of strategic alliances and relationships which allowed us to enter into the market for telecommunications services earlier than if we had made the attempt independently. As our network is further developed, we will be dependent on some of these arrangements to provide a full range of telecommunications service offerings. Our key strategic relationships include:

     - our joint venture with Boston Edison Company under which we have access to its extensive fiber optic network in the greater Boston area;

     - our joint venture with Pepco Communications to develop and operate an advanced fiber optic network in the Washington, D.C. market;

     - our agreement with Level 3 to provide us with access to its cross-country fiber network; and

     - our agreement with Southern California Edison to develop an advanced fiber optic network that provides us with access to the greater Los Angeles market.

     Our joint venture agreements with Boston Edison Company and Pepco Communications contain provisions for the management, governance and ownership of the RCN-BECOCOM and Starpower joint ventures, respectively. Certain matters require the approval of our joint venture partner, including some matters beyond our control, such as a change of control. In addition, although certain covenants contained in our indentures apply to the joint venture companies that we have formed with our joint venture partners, neither the joint venture companies nor our joint venture partners are parties to these indentures and are not bound to comply with the indentures. A disagreement with our joint venture partners over certain business actions, including actions related to compliance with these indentures, could impede our ability to conduct our business. It may also trigger deadlock provisions in the joint venture agreements which could force us to sell our interest in the relevant joint venture or buy out the interest of the other joint venturer.

     In addition, any disruption of our relationships or arrangements with incumbent local phone companies, such as Bell Atlantic, could have a material adverse effect on our company. We cannot assure you that we will successfully negotiate agreements with the incumbent local phone company in new markets or renew existing agreements. Our failure to negotiate or renew required interconnection and resale agreements could have a material adverse effect on our business.

  WE MAY ENCOUNTER DIFFICULTIES IN COMPETING IN THE HIGHLY COMPETITIVE TELECOMMUNICATIONS INDUSTRY.

     In each of the markets where we offer our services, we face significant competition from larger, better-financed telephone carriers and cable companies. Virtually all markets for voice, video and data services are extremely competitive, and we expect that competition will intensify in the future. Our principal competitors include:

     - traditional telephone companies, including Bell Atlantic, AT&T, Sprint, and MCI WorldCom, some of which are constructing extensive fiber optic networks and expanding into data services;

     - cable television service operators such as Time Warner, some of which are beginning to offer telephone and data services through cable networks using fiber optic networks and high-speed modems;

     - established online services, such as America Online and Internet services of other telecommunications companies;

     - companies providing a combination of the services listed above, such as the companies that would result from the announced merger of Time Warner and America Online and the announced merger of AT&T and Media One;

     - alliances and combinations of telephone companies, cable service providers and Internet companies, including the recently announced alliance that will combine services of AT&T, TCI and At Home; and

     - developing technologies such as Internet-based telephony and satellite communications services.

It may be difficult to gain customers from the incumbent providers which have historically dominated their markets.

     Other new technologies may become competitive with services that we offer. Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. In addition, a continuing trend toward business combinations and alliances in the telecommunications industry may also create significant new competitors. We cannot predict the extent to which competition from such developing and future technologies or from such future competitors will impact our operations.

  EXISTING 21ST CENTURY CUSTOMERS MAY NOT ACCEPT OUR PLANNED SERVICES.

     The success of our business strategy will depend upon consumer acceptance of our planned offerings. Subscriber acceptance could be hurt by customer loyalty to more established competitors and unfamiliarity with RCN. In addition, we cannot be sure that technical problems will not impede or delay subscriber acceptance of our services.

  OUR BUSINESS PLAN DEPENDS UPON CONTINUED APPLICATION OF REGULATIONS THAT HAVE BEEN CHALLENGED IN THE PAST.

     Our ability to provide telephone and video programming transmission services was made possible by important changes in government regulations which have been subsequently challenged and may be subject to change in the future. These regulations often have a direct or indirect impact on the costs of operating our networks, and therefore the profitability of our services. In addition, we will continue to be subject to other regulations at the federal, state and local levels, all of which may change in the future. We cannot assure you that we will be able to obtain all of the authorizations we need to construct advanced fiber optic network facilities or to retain the authorizations we have already acquired. It is possible that changes in existing regulations could have an adverse impact on our ability to obtain or retain authorizations and on our business.

  WE MAY NOT BE ABLE TO PROCURE PROGRAMMING SERVICES FROM THE THIRD PARTIES WE DEPEND ON.

     Our video programming services are dependent upon our management's ability to procure programming that is attractive to our customers at reasonable commercial rates. We are dependent upon third parties for the development and delivery of programming services. These programming suppliers charge us for the right to distribute the channels to our customers. The costs to us for programming services is determined through negotiations with these programming suppliers. Management believes that the availability of sufficient programming on a timely basis will be important to our future success. We cannot assure you that we will have access to programming services or that management can secure rights to such programming on commercially acceptable terms.

  THE EXPANSION OF OUR INTERNET SERVICES BUSINESS HAS SUBJECTED US TO ADDITIONAL RISKS.

     The expansion of our Internet services business has subjected us to additional risks. These risks will affect our ability to develop a profitable Internet services business. These risks include:

     - evolving industry standards which have the potential to make our services obsolete by replacing or providing lower-cost alternatives to our services;

     - constraints on server capacity or supply of equipment (such as modems and servers) which could result in a strain on incoming access lines and cause busy signals and/or delays for our subscribers;

     - network infrastructure and risk of system failure, such as viruses, which could lead to interruptions, delays, or cessation of our services, as well as corruption of our or our subscribers' computer systems;

     - possible claims of liability against us as a result of computer viruses or security breaches; and

     - the evolving competitive and regulatory environment concerning Internet services.

  OUR MANAGEMENT MAY HAVE CONFLICTS OF INTEREST WITH OTHER COMPANIES.

     Based upon a review of documents filed with the SEC, we believe that Level 3 Telecom, Inc. beneficially owned approximately 34.9% of our common stock as of October 1, 1999. Level 3 Telecom effectively has the power to elect a majority of our directors and to decide the outcome of substantially all matters voted on by shareholders. This may tend to deter non-negotiated tender offers or other efforts to obtain control of our company and thereby deprive shareholders of opportunities to sell shares at prices higher than the prevailing market price. Moreover, a disposition by Level 3 Telecom of a significant portion of our common stock, or the perception that such a disposition may occur, could affect the trading price of our common stock and the control of our company. Level 3 Telecom holds our common stock through Level 3 Telecom Holdings, Inc. Level 3 Telecom owns 90% of the common stock and all of the preferred stock of Level 3 Holdings and David C. McCourt, our Chairman and Chief Executive Officer, owns 10% of the common stock of Level 3 Holdings. Mr. McCourt has been a member of the board of directors and President of Level 3 Telecom since September 1992. Based upon a review of documents filed with the SEC, we believe that as of February 2, 2000, 19.9% of the common stock of Level 3 Telecom was owned by directors and executive officers of Level 3 Telecom, five of whom (Walter Scott, Jr., Richard R. Jaros, David C. McCourt, James Q. Crowe and Michael B. Yanney) are executive officers or directors of RCN. The remaining shares of Level 3 Telecom common stock are owned by other persons, none of whom own more than 5% of outstanding shares.

     As a result of the September 30, 1997 spin-off of our shares to holders of common equity of Commonwealth Telephone Enterprises, Inc., relationships exist that may lead to conflicts of interest. Level 3 Telecom effectively controls both us and Commonwealth Telephone. In addition, the majority of our named executive officers are also directors and/or executive officers of Commonwealth Telephone. Our success may be affected by the degree to which our officers and directors are involved in our business and the abilities of officers, directors and employees to manage both our company and Commonwealth Telephone. We will deal with potential conflicts of interest on a case-by-case basis taking into consideration relevant factors including the requirements of The Nasdaq National Market and prevailing corporate practices.

     In February 1999, we announced that we have entered into joint construction agreements with Level 3 Telecom. We also recently announced that we have entered into a letter of intent with Level 3 Telecom to provide us with cross-country capacity to allow our customers to connect to major Internet connection points in the United States. Although these arrangements are designed to reflect similar arrangements entered into by parties negotiating at arm's length, we cannot assure you that we would not be able to obtain better terms from an unrelated third party.

                                 THE COMPANIES

RCN

     We are building high-speed, high-capacity fiber optic networks in selected markets with high levels of population density. Our strategy is to become the leading single source provider of voice, video and data services to residential customers in each of our markets by offering individual or bundled service options, superior customer service and competitive prices. We are also constructing our networks with significant excess capacity in order to accommodate expanded services in the future.

     Our initial fiber optic networks have been established in selected markets in the Boston to Washington, D.C. corridors, which includes New York City, and also in the San Francisco Bay area. In addition, we have recently entered into agreements that will allow us to establish and expand our advanced fiber optic networks in the Los Angeles and Chicago areas. In Boston and Washington, we operate through joint ventures with Boston Edison Company and PEPCO Communications, L.L.C., respectively, and in Los Angeles, we are constructing networks through an agreement with Southern California Edison. We are typically building the first true local network to compete with the aging infrastructure of the incumbent service providers in our markets.

     Because our network development plan involves relatively low fixed costs, we are able to schedule capital expenditures to meet expected subscriber growth in each major market. Our principal fixed costs in each such market are incurred in connection with the establishment of a video transmission and telephone switching facility. To make each market economically viable, it is then necessary to construct infrastructure to connect a minimum number of subscribers to the transmission and switching facility. We phase our market entry projects to ensure that we have sufficient cash on hand to fund this construction. Adjusting for the 21st Century acquisition and the Vulcan Ventures investment described below, we believe we have sufficient liquidity to meet our capital requirements into 2002 based on our current plan.


     We have extensive operating experience in the telephone, video and Internet industries and in the design, development and construction of telecommunications facilities. As of December 31, 1999, we had approximately 947,000 total service connections, including approximately 223,000 connections provided to customers on our advanced fiber optic network.


  BUSINESS STRATEGY

     Our goal is to become the leading provider of communication services to residential customers in our target markets by pursuing several key strategies.

     - Exploit the "Last Mile" Bottleneck in Existing Local Networks. Existing local networks are typically low capacity, single service facilities without the bandwidth for multiple or new services and revenue streams. We seek to be the first operator of an advanced fiber optic network offering advanced communications services to residential customers in our target markets.

     - Continue Construction of Fiber Optic Networks. Our fiber optic networks are designed with sufficient capacity to meet the growing demand for high speed, high capacity, voice, video and data services. Our networks also have a significant amount of excess capacity which will be available for the introduction of new products.

     - Leverage our Network and Customer Base. We are able to leverage our network by delivering a broad range of communications products and by focusing on high density residential markets. This bandwidth capacity and home density allows us to maximize the revenue potential per mile of constructed network. We believe we can further exploit our network capacity and customer base by exploring opportunities to deliver new products and services in the future, including complementary commercial and wholesale products and services.

     - Offer Bundled Voice, Video and Data Services with Quality Customer Service. By connecting customers to our own network, we improve our operating economics and have complete control over our customers' experience with us.

     - Continue to Use Strategic Alliances. We have been able to enter markets quickly and efficiently and to reduce the up-front capital investment required to deploy our networks by entering into strategic alliances.

  CONNECTIONS

     Because we deliver a variety of services to our customers, we report the total number of our various revenue generating service connections for local telephone, video programming and Internet access. For example, a single customer who purchases local telephone, video programming and Internet access counts as three connections. The table below shows our growth in total connections. We refer to "On-Net Connections" as those which are provided over our fiber optic networks.


                                                          AS OF
                           --------------------------------------------------------------------
                           9/30/98     12/31/98    3/31/99     6/30/99     9/30/99     12/31/99
                           --------    --------    --------    --------    --------    --------
Total Connections:
  Voice..................    78,950      95,890     100,219     104,456     105,480     109,719
  Video..................   255,100     261,662     269,421     276,088     285,212     292,204
  Data...................   474,127     497,809     516,102     522,016     553,092     545,382
          Total..........   808,177     855,361     885,742     902,560     943,784     947,305
On-Net Connections.......    82,842     123,393     149,235     173,128     194,547     222,964
Homes Passed.............   213,983     304,505     350,733     427,843     550,771     713,823
Marketable Homes.........   181,353     270,406     301,546     361,015     440,112     551,006


     Our off-net connections are delivered through a variety of facilities including hybrid fiber/coaxial cable systems and a wireless video system.


21ST CENTURY


     21st Century Telecom Group, Inc. is a provider of bundled telecommunications services in Chicago. 21st Century's bundling strategy through its fiber optic network delivers cable television, telephone services and high-speed Internet services. 21st Century's 15-year cable franchise encompasses Chicago Area One, which stretches along the Chicago Lakefront from Evanston, Illinois to the Hyde Park area. 21st Century also has franchise agreements with the Villages of Skokie and Northbrook, Illinois.


  RECENT DEVELOPMENTS



     On March 7, 2000, the lenders under 21st Century's credit agreement, dated as of August 5, 1998, assigned their interests under the credit agreement to Citibank, N.A. Also on that date, 21st Century borrowed $40 million under the credit agreement. In connection with the assignment of the credit agreement to Citibank, the parties amended the credit agreement in which Citibank agreed among other things to waive, until September 30, 2000, the requirements under the credit agreement that 21st Century maintain specific levels of cash flows, subscribers to its services and residential homes passed by its network and to refrain from exercising its rights and remedies in respect of such requirements until November 30, 2000. RCN acquired from Citibank a participation of the full amount of the loan under the credit agreement.

                                   THE MERGER

     This section of the prospectus describes material aspects of the proposed merger, including the merger agreement. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. For a more complete understanding of the merger you should read carefully this entire document and the other documents we refer to in this prospectus. A copy of the merger agreement is attached to this prospectus as Annex 1 and is incorporated herein by reference.

BACKGROUND OF THE MERGER

     During September 1999, Michael Adams, currently President of RCN, approached Robert J. Currey, President and Chief Executive Officer of 21st Century, regarding the possibility of a transaction. The talks focused primarily on trends in the telecom and communications industry, the relative likeness of the two companies' strategies and operations, the stage of 21st Century's progress and its capital requirements going forward.

     As a result of their discussion RCN and 21st Century entered into a confidentiality agreement on September 21, 1999.

     On September 29, 1999, Zachary Julius, Senior Vice President, Corporate Development, accompanied by additional RCN representatives, met with Mr. Currey and Ronald Webster, 21st Century's Chief Financial Officer, in Chicago to conduct preliminary due diligence and further discuss the possibility of a transaction, including the possibility of an acquisition of 21st Century by RCN. Mr. Currey and Mr. Webster emphasized that 21st Century was currently seeking equity investments from private financing sources.

     On October 10, 1999, Mr. Julius met Mr. Currey in Washington, D.C. to continue their discussions regarding a transaction. They could not agree on the material terms of a transaction, including the price at which RCN would be willing to acquire 21st Century, and no progress was made.

     On November 1, 1999, David McCourt, Chairman and Chief Executive Officer of RCN, met with Mr. Currey in Princeton, NJ to revisit the possibility of an acquisition. During this conversation, Mr. McCourt and Mr. Currey discussed the pace of change and consolidation in the telecommunications industry and how a possible combination of the two companies could position the resulting company to benefit from these trends. After agreeing that the two companies would benefit from a combination, Mr. McCourt asked Mr. Currey to discuss with Mr. Julius the appropriate structure, accounting treatment, and form and amount of consideration for a potential transaction.

     Beginning the week of November 8, 1999, representatives of RCN and 21st Century, and their legal and financial advisors, met to discuss terms of a potential transaction, including information relating to business, financial, tax and accounting matters relating to 21st Century.

     In the third and fourth weeks of November, Mr. Currey, Mr. Webster and 21st Century's legal and financial advisors met in New York with Mr. Julius, other representatives of RCN and RCN's legal and financial advisors, to negotiate the terms of a draft merger agreement. Talks focused on valuation, the exchange ratio, indemnity, employee benefits, representations and warranties, conditions to closing and the treatment of 21st Century's outstanding senior discount notes and the debentures.

     On November 24, the board of directors of 21st Century met to discuss the preliminary terms of the transaction.

     On December 7, 1999, Mr. Julius, various representatives of RCN's senior management and RCN's legal and financial advisors met with RCN's board of directors to review the rationale for the acquisition of 21st Century, and to discuss with the board the terms and conditions of the proposed merger agreement. Following a detailed overview of the proposed terms of the transaction by Mr. Julius, RCN's legal advisors reviewed the terms and conditions of the proposed merger agreement, along with the board's fiduciary duties. After extensive discussion, RCN's board voted unanimously to approve the acquisition of 21st Century, subject to the resolution of certain outstanding issues.

     During the next week, representatives of RCN and 21st Century met to negotiate the final terms of the acquisition.

     The board of 21st Century held meetings via conference call on December 9 and 10, 1999 to review and discuss the transaction with their financial and legal advisors, during which 21st Century's legal advisors reviewed the terms and conditions of the proposed merger agreement, along with the board's fiduciary duties.

     The merger agreement was executed by RCN and 21st Century on December 12, 1999. On December 13, 1999, RCN issued a press release announcing the transaction.

RCN'S REASONS FOR THE MERGER

     Our board of directors has determined that the combined company following the merger would have the potential to realize long-term improved operating and financial results and a stronger competitive position. Our board of directors has identified additional potential mutual benefits of the merger that it believes will contribute to the success of the combined company. These potential benefits include the following:

     - the merger will enable RCN to expand its operations into a new high-density residential market;

     - the merger will result initially in RCN being the only competitive provider in the Chicago metropolitan area with RCN's package of bundled phone, cable and high-speed Internet services, which RCN believes will increase RCN's revenue potential and create value for RCN stockholders;

     - adding 21st Century allows RCN to integrate 21st Century's operating and network expertise as well as its experienced management team;

     - 21st Century is in an earlier stage of development than RCN, which RCN expects to allow it to continue the development of 21st Century's network in a manner consistent with RCN's approach to developing its networks; and

     - combining RCN and 21st Century may improve network efficiency through increased scale and the potential for lower costs.

21ST CENTURY'S REASONS FOR THE MERGER

     In addition to the anticipated potential benefits described above, 21st Century's board of directors has indicated to us that it believes that the merger will be beneficial to 21st Century and its shareholders for the following reasons:

     - the merger will result in a larger, more diversified company, better able to compete effectively in a rapidly changing and increasingly competitive industry;

     - the value of the consideration to be paid to 21st Century shareholders and the potential tax-free nature of the transaction;

     - the opportunity for liquidity for holders of 21st Century shares, who will receive RCN shares that are expected to be listed and traded on the Nasdaq National Market;

     - the prospects for positive long-term performance of RCN common stock;

     - the conclusion of 21st Century's board of directors that the merger consideration was fair, from a financial point of view, to the 21st Century shareholders; and

     - the 21st Century board's assessment of 21st Century's strategic alternatives to the merger, including remaining an independent company.

     In the course of its deliberations, the 21st Century board reviewed a number of additional factors relevant to the merger, including:

     - 21st Century's business, financial condition, results of operations and prospects;

     - 21st Century's management's view as to the financial condition, results of operations and businesses of RCN and 21st Century before and after giving effect to the merger based on management's due diligence review and review of publicly available information;

     - market conditions and historical market prices, volatility and trading information with respect to RCN common stock;

     - the impact of the merger on 21st Century's customers and employees; and

     - 21st Century's evaluation of other potential strategic relationships.


     21st Century's board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, which are described under "Risk Factors" beginning on page 14 of this prospectus. 21st Century's board of directors believed that these risks were outweighed by the potential benefits of the merger.


     The foregoing discussion is not exhaustive of all factors considered by 21st Century's board of directors. Each member of 21st Century's board may have considered different factors, and 21st Century's board evaluated these factors as a whole and did not quantify or otherwise assign relative weights to the factors considered.

INTERESTS OF CERTAIN 21ST CENTURY DIRECTORS, OFFICERS AND AFFILIATES IN THE
MERGER

     You should be aware that certain executive officers of 21st Century, including some officers who are also directors, have certain interests in the merger that are different from or in addition to yours.


     In particular, all executive officers or directors who hold shares or stock options of 21st Century, will be entitled to receive shares of RCN in the same manner as all other shareholders or stock option holders of 21st Century. Additionally, Robert J. Currey, Ronald D. Webster, Glenn W. Milligan and John A. Brouse have employment agreements with 21st Century that, by their terms, will continue to be in effect following the merger. In addition, we have agreed to grant options to acquire a yet to be determined number of shares of RCN common stock to Mr. Currey in the event the merger is completed. In addition, we are currently in the process of negotiating an employment arrangement with Mr. Currey to provide him with a level of compensation and benefits consistent with similarly situated RCN employees. As part of that negotiation, we expect Mr. Currey to execute an agreement relating to the waiver of the automatic vesting of his stock options that might have occurred as a result of the merger. It is a condition to our obligation to complete the merger that he execute such an agreement. We have agreed to grant options to acquire up to 30,000 shares of RCN common stock to Mr. Webster and to pay him a $100,000 bonus on March 31, 2001 in the event that he is employed by RCN at that time and the merger is completed. We have agreed to grant options to acquire up to 20,000 shares of RCN common stock to Mr. Brouse in the event that the merger is completed.


     On the date the merger agreement was executed, directors and executive officers of 21st Century and their affiliates owned and were entitled to vote 1,906,194.492 shares of common stock and 1,351,196.200 shares of class A preferred stock. On that date, all of these shares together represented approximately 51% of the total voting power of 21st Century common stock, 86.9% of the total voting power of 21st Century class A preferred stock and 61.65% of the total voting power of 21st Century's common stock and class A preferred stock taken together as a class. Additionally, Edward T. Joyce, Ronald D. Webster, Glenn W. Milligan, David Kronfeld and William Farely have all signed an irrevocable proxy that gives RCN the right to vote their shares.

COMPLETION AND EFFECTIVENESS OF THE MERGER

     The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including adoption of the merger agreement by the shareholders of 21st Century. The merger will become effective upon the filing of a certificate of merger with the State of Illinois.

     We are working towards completing the merger as quickly as possible. We hope to complete the merger during the second quarter 2000.

FORM OF MERGER

     We will acquire 21st Century by merging a wholly owned subsidiary of RCN into 21st Century, and 21st Century will become a wholly owned subsidiary of RCN. Following the merger, you will become a shareholder of RCN, in which event you will have an equity stake in 21st Century's parent company.

VOTE REQUIRED TO APPROVE THE MERGER

     The affirmative vote of holders of shares representing two-thirds of the outstanding shares of 21st Century's voting common stock and class A preferred stock, voting together as a class, and a majority of the outstanding shares of class A preferred stock entitled to vote at the 21st Century special meeting is required to adopt the merger agreement.

MERGER CONSIDERATION

     HOLDERS OF 21ST CENTURY COMMON STOCK. The number of shares of RCN common stock that will be received for each share of 21st Century common stock will be equal to the exchange ratio. The exchange ratio is .4443, subject to adjustment in the event that 21st Century does not obtain the three franchises in the Chicago area for which it has applications pending prior to the merger. In addition, whether you hold 21st Century common stock, class A preferred stock or warrants, in each case:

     - ten percent (10%) of the shares of RCN common stock you would otherwise receive will be held in escrow as security for your indemnification obligations to RCN

        -- such shares will be held in escrow for a period of one year following the completion of the merger, and

        -- the number of shares you will receive from the escrow amount, if any, will depend on the amount of indemnification claims made by RCN against the escrow amount during the one-year period following completion of the merger; and

     - you may be entitled to receive additional shares of RCN common stock as an "earn-out" payment in the event that, during the 12-month period ended March 31, 2001, 21st Century achieves specific revenue and other performance targets

        -- as described in the merger agreement, your possible "earn-out" payment depends upon 21st Century achieving specific performance targets relating to marketable homes and on-net revenues, and not exceeding specific limitations on both capital expenditures and earnings before interest, taxes, depreciation and amortization (which is commonly referred to as "EBITDA") for the 12-month period ending on March 31, 2001.

     In the event the three franchises are not obtained prior to the completion of the merger, the exchange ratio of .4443 will be reduced by approximately
 .0278 for each franchise not obtained. For example, if none of the three franchises are obtained, the exchange ratio would be reduced to .3607. As described in the merger agreement, if a franchise not obtained prior to completion of the merger is obtained by December 12, 2000, you will receive the same number of shares at RCN common stock in respect of that franchise that you would have received if that franchise was obtained prior to the completion of the merger. The number of shares of RCN common stock payable for franchises obtained after that date decreases until June 12, 2001. Nothing will be payable for franchises obtained after June 12, 2001.

     HOLDERS OF 21ST CENTURY CLASS A PREFERRED STOCK. The number of shares of RCN common stock that will be received for each share of 21st Century class A preferred stock will be equal to the exchange ratio, as it may be adjusted if 21st Century does not obtain its pending franchises, multiplied by 1,000. As with the 21st Century common stock described above, a portion of the shares of RCN common stock you would otherwise receive will be held in escrow and you may be entitled to receive additional shares of RCN common stock as an "earn-out" payment in the event specific revenue and other performance targets are achieved by 21st Century.

     HOLDERS OF 21ST CENTURY WARRANTS. The number of shares of RCN common stock that will be received for each warrant to acquire 21st Century common stock will be equal to the number of shares of RCN common stock you would have received had you exercised your warrant immediately prior to the completion of the merger by means of a cash-less exercise. As with the 21st Century common stock described above, a portion of the shares of RCN common stock you would otherwise receive will be held in escrow and you may be entitled to receive additional shares of RCN common stock as an "earn-out" payment in the event specific revenue and other performance targets are achieved by 21st Century.

     HOLDERS OF 21ST CENTURY OPTIONS. Options to purchase 21st Century common stock will automatically be converted into options to purchase a proportionate number of shares RCN common stock with a corresponding adjustment to the exercise price based on the exchange ratio, as it may be adjusted if 21st Century does not obtain its pending franchises. In addition, if you still hold options at the time that any indemnification claims are made by RCN against the escrow amount described above or at the time any additional shares of RCN common stock are issued as a result of 21st Century achieving specific performance targets, then the number of options you hold at such time will be adjusted to give effect to such events.

     As a result of the form of the merger consideration, the value of the merger consideration you receive will not be known at the time you vote on the merger and may increase or decrease as the market price of RCN common stock increases or decreases. 21st Century is not permitted to "walk away" from the merger or resolicit the vote of its shareholders based solely on changes in the value of RCN common stock. In addition, the value of the merger consideration may change depending on whether or not the franchises are obtained, whether or not any "earn-out" payment is ever made and/or whether or not any shares will be payable from the escrow amount.

     FRACTIONAL SHARES. Holders of 21st Century common stock, class A preferred stock and warrants will receive cash, without interest, for any fractional shares they might otherwise have received in the merger based on the average of the closing prices of RCN common stock, as reported on the Nasdaq National Market, on each of the 15 trading days immediately preceding the completion of the merger.

     MISCELLANEOUS. If RCN effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction prior to the completion of the merger, an appropriate adjustment to the consideration will be made.

EXCHANGE OF 21ST CENTURY STOCK CERTIFICATES FOR RCN STOCK CERTIFICATES


     When the merger is completed, the exchange agent will mail to you a letter of transmittal and instructions for use in surrendering your 21st Century common stock certificates, Class A preferred stock certificates and/or warrant certificates, as applicable in exchange for RCN stock certificates. When you deliver your 21st Century stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your 21st Century stock certificates will be canceled and you will receive RCN stock certificates representing the number of full shares of RCN common stock to which you are entitled under the merger agreement. You will receive payment in cash, without interest, in lieu of any fractional shares of RCN common stock which would have been otherwise issuable to you as a result of the merger.


     YOU SHOULD NOT SUBMIT YOUR 21ST CENTURY STOCK CERTIFICATES FOR EXCHANGE UNLESS AND UNTIL YOU RECEIVE THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

     You are not entitled to receive any dividends or other distributions on RCN common stock until the merger is completed and you have surrendered your 21st Century stock certificates in exchange for RCN stock certificates.

     If there is any dividend or other distribution on RCN common stock with a record date after the merger and a payment date prior to the date you surrender your 21st Century stock certificates in exchange for RCN stock certificates, you will receive such dividend or other distribution with respect to the whole shares of RCN common stock issued to you promptly after they are issued. If there is any dividend or other distribution on RCN common stock with a record date after the merger and a payment date after the date you surrender your 21st Century certificates in exchange for RCN stock certificates, you will receive it with respect to the whole shares of RCN common stock issued to you promptly after the payment date.



     RCN will only issue a RCN stock certificate or a check in lieu of a fractional share in a name other than the name in which a surrendered 21st Century certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.


MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a summary of material U.S. federal income tax consequences of the merger to holders of 21st Century common stock and class A preferred stock who hold such stock as a capital asset within the meaning of Section 1221 of the Code. This summary is based on the Code, Treasury regulations, administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to change at any time (possibly with retroactive effect). This summary is not a complete description of all the consequences of the merger and, in particular, may not address U.S. federal income tax considerations applicable to shareholders subject to special treatment under U.S. federal income tax law (including, for example, non-U.S. persons, partnerships, S corporations, other pass-through entities, financial institutions, dealers in securities, insurance companies, tax-exempt entities, holders who acquired 21st Century stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold 21st Century stock as part of a hedge, straddle or conversion transaction). This summary also does not apply to holders of 21st Century stock who are paid cash for their 21st Century stock as a result of exercising dissenters' rights under applicable state law. In addition, no information is provided herein with respect to the tax consequences of the merger under applicable foreign, state or local laws.

     The merger presents novel and complex issues of federal income taxation. The merger has been structured in a manner that is intended to allow it to qualify as a reorganization within the meaning of Section 368(a) of the Code (which we refer to as a "Reorganization"). However, there is a significant risk that the merger will not qualify as a Reorganization and it is not a condition to the consummation of the merger that the merger qualify as a Reorganization. IF THE MERGER DOES NOT QUALIFY AS A REORGANIZATION, THE MERGER WILL BE A FULLY TAXABLE TRANSACTION TO YOU.


     It is intended that if 21st Century's counsel, Piper Marbury Rudnick & Wolfe LLP, is able to do so, Piper will, upon completion of the merger, deliver to 21st Century an opinion generally to the effect that the merger will be treated as a Reorganization. Piper's opinion, if issued, will not be binding on the Internal Revenue Service (commonly referred to as the "IRS") or the courts, and the parties do not intend to request a ruling from the IRS with respect to the merger. Accordingly, there can be no assurance that (i) Piper will be able to deliver such an opinion, (ii) if Piper does deliver an opinion that the IRS will not challenge the conclusions reached in the opinion, or (iii) a court will not sustain any such challenge by the IRS. HOWEVER, SINCE NEITHER TREATMENT OF THE MERGER AS A REORGANIZATION NOR DELIVERY OF THE OPINION IS A CONDITION TO THE CONSUMMATION OF THE MERGER, 21ST CENTURY WILL BE OBLIGATED TO CONSUMMATE THE MERGER EVEN IF THE MERGER IS FULLY TAXABLE TO YOU AND/OR PIPER IS UNABLE TO DELIVER THE OPINION.



     If Piper does deliver an opinion that the merger will be treated as a Reorganization, that opinion will be based upon certain assumptions and upon the representations contained in separate representation letters provided to Piper by 21st Century and RCN and signed by officers of each company. If any of those assumptions or representations proves to be inaccurate, the conclusions contained in the opinion could be affected.

     If the merger is treated as a Reorganization, the following will be the material federal income tax consequences of the merger to you:

     - except as discussed below with respect to certain imputed interest and cash received in lieu of fractional shares, you will recognize neither gain nor loss with respect to your 21st Century stock upon your surrender of all such stock in exchange for RCN common stock in the merger (including RCN common stock (a) held in escrow, (b) issued subject to the "earn-out" and (c) issued upon 21st Century's obtaining the franchises for which it has applications pending (we refer to items (b) and (c) as the "Contingent Consideration"));

     - except for shares treated as imputed interest, the aggregate tax basis of the shares of RCN common stock you receive in the exchange of all of your 21st Century stock solely for RCN common stock in the merger will be the same as the aggregate tax basis of the shares of 21st Century stock you surrender in exchange therefor (reduced by any amount of tax basis allocable to a fractional share interest in RCN common stock for which you receive cash). The aggregate tax basis of the Contingent Consideration treated as imputed interest will be equal to the amount of interest income you are required to recognize upon receipt of any Contingent Consideration so treated. If you dispose of some of the RCN common stock received on the merger closing date prior to the time when your right to receive any Contingent Consideration is determinable, you may be required to determine the tax basis of the shares disposed of by estimating the amount of Contingent Consideration you will receive;

     - a portion of the shares, if any, that you receive as Contingent Consideration will be treated as imputed interest, and you must include that portion as taxable ordinary income in the year of receipt. The portion treated as imputed interest will generally be equal to the excess of the fair market value of the Contingent Consideration on the earlier of the date of receipt or date of deposit in escrow, over the present value of the Contingent Consideration, determined as of the Effective Time, discounted using the short-term applicable federal rate in effect for the month in which the Effective Time occurs;

     - except for shares treated as imputed interest, the holding period of shares of RCN common stock you receive in the merger will include your holding period of the shares of 21st Century stock you surrender in exchange therefor. The holding period for a share of RCN common stock you receive that is treated as imputed interest will begin on the earlier of the date that share is received or the date it is deposited in escrow; and

     - based upon the current ruling position of the IRS, cash you receive in lieu of a fractional share interest in RCN common stock will be treated as received in redemption of that fractional share interest, and you will generally recognize capital gain or loss for federal income tax purposes measured by the difference between the amount of cash you receive and the portion of the tax basis of your 21st Century stock that is allocable to such fractional share interest. The capital gain or loss will be long term capital gain or loss if your holding period in your 21st Century stock is more than one year.

     If the merger is not treated as a Reorganization, your exchange of 21st Century stock for RCN common stock and cash in lieu of fractional shares will be fully taxable to you. As a result, except for the portion of Contingent Consideration treated as imputed interest, you will generally recognize a capital gain or loss for United States federal income tax purposes equal to the difference between the fair market value of the RCN common stock and cash in lieu of fractional shares you receive and your aggregate tax basis in the 21st Century stock you surrender in exchange therefor. The timing of such gain or loss would depend on your method of accounting, and you should consult your own tax advisor in this regard. The capital gain or loss will be long term capital gain or loss if your holding period in your shares of 21st Century stock is more than one year. You will generally be required to include the portion of the

Contingent Consideration, if any, that is treated as imputed interest as ordinary income in the taxable year deemed received. Your aggregate tax basis in the shares of RCN common stock you receive will be equal to the fair market value of such shares when they are received (or deposited in escrow). Your holding period for a share of RCN common stock received will commence on the earlier of the date that such share is received or deposited in escrow.

     THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OR ANY OTHER CONSEQUENCES OF THE MERGER. THUS, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER APPLICABLE TAX LAWS, THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS AND THE DISPOSITION OF A SHARE OF RCN COMMON STOCK BEFORE YOUR RIGHT TO RECEIVE THE CONTINGENT CONSIDERATION IS DETERMINABLE.

ACCOUNTING TREATMENT OF THE MERGER

     We intend to account for the merger using the purchase method for business combinations with RCN being deemed to have acquired 21st Century.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGER


     The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 which prevents some transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and certain waiting periods end or expire. We received early termination of the applicable waiting periods on February 14, 2000. The requirements of Hart-Scott-Rodino will be satisfied if the merger is completed within one year from the termination of the waiting period.



     However, the Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds after termination of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or other persons could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period expired or ended, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.



     Under the Communications Act of 1934, as amended, the Federal Communications Commission must approve, before the completion of the merger, the transfer of control to RCN of 21st Century's FCC authorizations. The FCC must determine whether RCN is qualified to control such licenses and authorizations and whether the transfer is consistent with the public interest, convenience and necessity. RCN and 21st Century filed transfer of control applications and/or notifications with the FCC in January and February 2000 and have since received all such approvals.



     21st Century holds cable television franchises issued by the City of Chicago, Village of Northbrook and Village of Skokie, each of which must approve the transfer of control of the 21st Century franchise to RCN. Applications to approve the transfer of control were filed in January 2000, and 21st Century has since notified us that it has received approval from the City of Chicago and the Village of Northbrook. 21st Century has indicated to us that it expects to receive approval by the Village of Skokie prior to completion of the merger. In addition, 21st Century holds telecommunications service authorizations issued by the Indiana Utility Commission and Illinois Commerce Commission which reviewed and approved the notice of transfer of control of these authorizations to RCN. Obtaining approval of these transfers is a condition to completion of the merger and we can not make assurances that we will obtain these approvals.

     We are not aware of any other material governmental or regulatory approval required for completion of the merger, other than compliance with the applicable corporate law of Illinois.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF 21ST CENTURY AND RCN

     The shares of RCN common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of RCN common stock issued to any person who is deemed to be an "affiliate" of either of RCN or 21st Century under the Securities Act of 1933 at the time of the special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of either RCN or 21st Century and may include some officers and directors, as well as principal shareholders. Affiliates may not sell their shares of RCN common stock acquired in connection with the merger except by means of:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

     - any other applicable exemption under the Securities Act

RCN's registration statement, of which this prospectus forms a part, does not cover the resale of shares of RCN common stock to be received by these affiliates in the merger.

LISTING ON THE NASDAQ NATIONAL MARKET OF RCN COMMON STOCK TO BE ISSUED IN THE MERGER

     RCN will use best efforts to cause the shares of RCN common stock to be issued in the merger to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, before the completion of the merger.

APPRAISAL RIGHTS

     Under Illinois law, if you are a 21st Century shareholder and you comply with certain requirements of Illinois law, you are entitled to dissenters' rights in the merger. However, it is a condition of 21st Century's obligation to consummate the merger that no more than 5% of the issued and outstanding 21st Century shares exercise dissenters' appraisal rights.

     Any holder of 21st Century common stock has the right to dissent to the approval of the merger under Section 11.65 of the Illinois Act and the right to be paid the "fair value" of his or her shares in cash by complying with the procedures set forth in Section 11.70 of the Illinois Act. A holder of the 21st Century common stock must dissent with respect to all of the shares beneficially owned by him or her. A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies 21st Century in writing of the name and address of each person on whose behalf the record owner asserts dissenter's rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the remaining shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenter's right as to shares held on such person's behalf only if the beneficial owner submits to 21st Century the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights. A copy of Sections 11.65 and 11.70 of the Illinois Act is attached as Annex 2 and those sections are incorporated into this prospectus by reference. Set forth below is a summary of the procedures relating to the exercise of dissenters' rights. This summary does not purport to be a complete statement of the provisions of Sections 11.65 and 11.70 of the Illinois Act and is qualified in its entirety by reference to Annex 2.

     To be entitled to the right to receive a cash payment by exercising dissenters' rights, a holder of 21st Century common stock must first:

     1. deliver to 21st Century a written demand for payment for his or her shares if the merger is consummated; and

     2. not vote his or her shares in favor of the adoption of the merger agreement.

     The written demand must be made in addition to, and separate from, any proxy or vote against the approval of the merger agreement; neither a proxy nor a vote against approval of the merger agreement constitutes a written demand.

     The written demand should be sent in advance of the 21st Century special meeting by registered or certified mail, return receipt requested, to 21st Century Telecom Group, Inc., 350 North Orleans, Suite 600, Chicago, Illinois 60654-1509. The written demand may also be delivered to 21st Century before the vote is taken on the proposal to approve the merger agreement. With respect to condition (2) above, a dissenting holder of 21st Century common stock must either vote by proxy or in person against the merger agreement or abstain from voting. Holders of 21st Century common stock who return a proxy but do not indicate their vote will be deemed to have voted for approval of the merger agreement and will not have satisfied condition (2) above.

     If a holder of 21st Century common stock has satisfied conditions (1) and
(2) above, then such shareholder will be entitled only to payment in cash of the fair value of his or her shares as provided in Section 11.70 of the Illinois Act. If the shareholder withdraws the written demand to be paid the fair value of his or her shares, or if the merger is abandoned or terminated, or if a court determines that the holder of 21st Century common stock is not entitled to receive payment for his or her shares, or if the shareholder otherwise loses his or her dissenters' rights, then the shareholder will be reinstated to all his or her rights as a holder of 21st Century common stock as of the filing of his or her written demand. If the merger is consummated, these rights would include the right to receive RCN common stock, into which his or her shares of 21st Century common stock were converted under the merger agreement.

     Within 10 days after completion of the merger or 30 days after the dissenting shareholder of 21st Century common stock who complies with conditions
(1) and (2) noted above delivers to 21st Century his or her written demand for payment, whichever is later, RCN, as successor to 21st Century, will send to each shareholder:

     (a) a statement setting forth the opinion of 21st Century as to the estimated value of the shares of 21st Century common stock;

     (b) 21st Century's latest balance sheet as of the end of the fiscal year ending not earlier than 16 months before delivery of the statement, together with the statement of income for the year and the latest interim financial statements; and

     (c) a commitment to pay for the shares of the dissenting shareholder of 21st Century common stock at the estimated value upon transmittal to RCN of the certificate or certificates, or other evidence of ownership, with respect to the shares.

     If the dissenting holder of 21st Century common stock does not agree with the opinion of 21st Century as to the estimated value of his or her shares of 21st Century common stock, the shareholder, within 30 days of the delivery of 21st Century's statement of estimated value, will notify 21st Century in writing of the shareholder's estimate value and demand payment of the difference between the shareholder's estimate of value and amount of the proposed payment by 21st Century.

     If, within 60 days from delivery of the shareholder's notification of the estimate of value of the shares of 21st Century common stock, 21st Century and the dissenting shareholder have not agreed in writing upon the value of the shares, 21st Century has the right to either

     1. pay the difference in value demanded by the shareholder; or

     2. file a petition in the Circuit Court of Cook County, Illinois, requesting the court to determine the "fair value" of the shares of the 21st Century common stock.

     If 21st Century commences such a proceeding, it must make all dissenters, whether or not residents of Illinois, whose demands remain unsettled, parties to the proceeding as an action against their shares and all parties must be served with a copy of the petition. Non-resident shareholders may be served by registered or certified mail or by publication as provided by law. The failure of 21st Century to commence an action under Section 11.70 of the Illinois Act will not limit or affect the right of dissenting shareholders to otherwise commence an action as permitted by law.

     Each dissenting holder of 21st Century common stock who is made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares of 21st Century common stock exceeds the amount committed to be paid by 21st Century. The judgment may include an allowance for interest and, if the fair market value of the shares materially exceeds the amount which RCN offered to pay for the shares, the expenses of the proceeding, including the reasonable compensation and expenses of appraisers, may be assessed against 21st Century. On the other hand, if the fair value of the shares as determined by the court does not materially exceed the amount which 21st Century offered to pay for the shares, then the dissenting shareholder may be responsible for paying his or her own expenses of the proceeding.

THE MERGER AGREEMENT

     REPRESENTATIONS AND WARRANTIES. RCN and 21st Century each made a number of representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger.

     The representations given by 21st Century cover the following topics, among others, as they relate to 21st Century and its subsidiaries:

     - 21st Century's corporate organization and its qualification to do business;

     - 21st Century's subsidiaries capital stock or other equity interest;

     - 21st Century's capital structure;

     - identification of 21st Century's shareholders;

     - authorization of the merger agreement by 21st Century;

     - voting requirements for approval of the merger agreement;

     - regulatory approvals required to complete the merger;

     - the effect of the merger on obligations of 21st Century and under any applicable laws;

     - 21st Century's filings and reports with the Securities and Exchange Commission;

     - 21st Century's financial statements;

     - the absence of undisclosed liabilities by 21st Century;

     - the absence of changes in 21st Century's business and material adverse effects since September 30, 1999;

     - 21st Century's taxes and required filings;

     - 21st Century's title to, and the condition of, the properties it owns and leases;

     - intellectual property used by 21st Century;

     - 21st Century's material contracts and agreements;

     - 21st Century's compliance with applicable environmental laws and litigation involving 21st Century;

     - the possession of and compliance with permits required to conduct 21st Century's business;

     - 21st Century's compliance with all applicable laws and orders;

     - information supplied by 21st Century in this prospectus and the related registration statement filed by RCN;

     - 21st Century's employee benefit plans;

     - the absence of any liability under the Employee Retirement Income Security Act of 1974 or the threat of any work stoppage resulting from any labor dispute;

     - absence of any collective bargaining agreements or other labor union contracts;

     - 21st Century's systems information;

     - identification of 21st Century's fixed assets, outside plants and networks and Internet-related systems;

     - absence of other operators other than 21st Century;

     - identification, enforceability, and compliance of 21st Century's franchises and licenses;

     - 21st Century's commitments;

     - the absence of financial advisors employed by 21st Century with respect to the merger other than Morgan Stanley & Co., Incorporated;

     - 21st Century's insurance;

     - year 2000 readiness and compliance;

     - the receipt by 21st Century of a fairness opinion from Morgan Stanley & Co., Incorporated;

     - full disclosure and no misrepresentation of a material fact by 21st Century; and

     - absence of securities registered under Section 12 of the Securities Exchange Act.

     The representations given by RCN cover the following topics, among others, as they relate to RCN and its subsidiaries:

     - RCN's corporate organization and its qualification to do business;

     - authorization of the merger agreement by RCN and 21st Holding;

     - RCN's filings and reports with the Securities and Exchange Commission;

     - authorization of RCN stock issued in the merger;

     - absence of litigation materially affecting the merger involving RCN;

     - 21st Holding's interim operations;

     - the absence of financial advisors employed by RCN with respect to the merger other than Salomon Smith Barney, Inc.;

     - RCN's financial statements;

     - absence of undisclosed liabilities by RCN; and

     - changes in RCN's business since September 30, 1999.

     21ST CENTURY'S CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGER. 21st Century agreed that until the completion of the merger or unless RCN consents in writing, 21st Century and its subsidiaries will operate their businesses in good faith consistent with past practice, including using their best efforts to:

     - preserve intact their assets and current business organizations;

     - keep available the services of their current officers and employees; and

     - maintain their material contracts and preserve their relationships with those persons having business dealings with 21st Century so that goodwill and ongoing business dealings remain unimpaired.

     21st Century and its subsidiaries agreed that they would conduct their business in compliance with a number of specific restrictions, including those relating to the following:

     - the issuance and redemption of securities;

     - the issuance of dividends or other distributions;

     - the split, combination or reclassification of any capital stock, except as regards 21st Century's convertible securities;

     - the liquidation or restructuring of, or any merger involving, 21st
       Century;

     - modification of 21st Century's articles of incorporation and by-laws;

     - the incurrence of indebtedness;

     - the acquisition of assets with a value greater than $20,000;

     - the disposition of 21st Century's assets;

     - capital expenditures;

     - the violation of any representations and warranties in the merger agreement;

     - entrance into or modification of contracts or expansion of states in which their businesses currently operate;

     - employees and employee benefits;

     - accounting policies and procedures;

     - liens;

     - settlement of litigation and claims;

     - changes in interest rate and foreign exchange positions;

     - tax elections and liabilities; and

     - insurance.

     The agreements related to the conduct of 21st Century's business in the merger agreement are complicated and not easily summarized. You are urged to carefully read the article of the merger agreement entitled "Covenants Relating to the Conduct of Business."

     NO OTHER NEGOTIATIONS INVOLVING 21ST CENTURY. Until the merger is completed or the merger agreement is terminated, 21st Century has agreed not to solicit, initiate, knowingly encourage or otherwise facilitate any "acquisition proposal." Additionally, 21st Century has agreed to provide RCN with detailed information about any acquisition proposal it receives. An "acquisition proposal" is any offer or proposal other than transactions contemplated by the merger agreement that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, share exchange, business combination, sale of substantial assets, sale of shares of capital stock or similar transaction or series of transactions involving 21st Century.

     ACCESS TO INFORMATION. 21st Century has agreed to afford to RCN reasonable access to all its properties, books, contracts, commitments, personnel and records. Each of 21st Century and RCN have agreed not to use one another's non-public, confidential or proprietary information other than in connection with the merger agreement.

     CONSENT. 21st Century and RCN have agreed to use their best efforts to obtain all necessary consents, waivers and approvals and to make all necessary filings or notifications required to consummate the merger.

     TAX-FREE REORGANIZATION. 21st Century, 21st Century's shareholders and RCN have agreed to use certain commercially reasonable efforts to cause the merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. However, the terms of the merger agreement allow RCN to make payments under any debentures or to 21st Century for payment to shareholders who dissent from the merger if RCN determines in its reasonable discretion that 21st Century has insufficient funds to make such payments. Any such payments by RCN could cause the merger to fail to qualify as a Reorganization.

     AFFILIATE AGREEMENTS. 21st Century has agreed to provide RCN with a list of shareholders who are "affiliates" of 21st Century under the Securities Act.

     COMMERCIALLY REASONABLE EFFORTS; CERTAIN FILINGS. 21st Century and RCN have agreed to use commercially reasonable efforts to take all actions and do all things necessary under applicable laws and regulations to complete the transactions contemplated by the merger agreement.

     SHAREHOLDERS MEETING. 21st Century has agreed that promptly after signing the merger agreement to call, give notice of, and hold a meeting of 21st Century shareholders in accordance with the Illinois law and applicable federal securities laws, for the purpose of voting on the merger agreement. Also, 21st Century has agreed, through its board of directors, to recommend to 21st Century shareholders the approval and adoption of the merger agreement.

     REGISTRATION STATEMENT. RCN and 21st Century have agreed that they would prepare and RCN would file a registration statement for the RCN common stock issuable as a result of the merger, and RCN has agreed to make all necessary filings under the applicable securities laws required as a result of the merger.

     NASDAQ LISTING. RCN has agreed to use its reasonable efforts to have the shares of RCN common stock to be issued in the merger, in exchange for 21st Century 13 3/4% subordinated exchange debentures due 2010, and in respect of the "earn-out", if any, and the franchise amount, if any, to be approved for quotation on the Nasdaq National Market.

     CONDITIONS TO COMPLETION OF THE MERGER. The obligations of RCN and 21st Century to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions before completion of the merger:

     - all applicable approvals and consents required to complete the merger must be received and all applicable waiting periods under applicable antitrust laws must have expired or been terminated;

     - the merger agreement must be adopted by two-thirds of the outstanding shares of 21st Century common stock and 21st Century class A preferred stock voting together as a class, and also must be adopted by a majority of the outstanding shares of 21st Century class A preferred stock;

     - no law, regulation or order may be enacted or issued which has the effect of limiting or restricting the businesses of RCN or which has the effect of making the merger illegal or otherwise prohibiting completion of the merger substantially on the terms contemplated by the merger agreement;

     - RCN's registration statement on Form S-4 must be effective; and

     - the shares of RCN common stock issuable to the shareholders of 21st Century in the merger must be authorized for quotation on the Nasdaq National Market.

     RCN's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - 21st Century's representations and warranties contained in the merger agreement must be true and correct, including 21st Century's representation that there is not and has not been a material adverse effect on 21st Century;

     - 21st Century must perform or comply in all material respects with all of its obligations required by the merger agreement;

     - 21st Century must receive, or reasonably satisfy RCN that 21st Century will receive, all material consents required by the merger agreement;

     - 21st Century must deliver to RCN an escrow agreement with respect to shares of RCN common stock to be placed in escrow;

     - RCN must receive voting and lock-up agreements that shall have been executed and delivered to RCN by the number of persons constituting two-thirds of the outstanding shares of 21st Century common stock and 21st Century class A preferred stock, voting together as a class, and by a majority of the outstanding shares of 21st Century class A preferred stock. Each of the agreements must be in full force and effect;

     - RCN must receive agreements from certain persons who would be deemed "affiliates" of 21st Century under the Securities Act with respect to the resale of RCN common stock to be received by them in the merger;

     - a majority of holders in aggregate principal amount of 21st Century
       12 1/4% Senior Discount Notes due 2008 and holders of a majority of 21st Century 13 3/4% Subordinated Exchange Debentures due 2010 must have tendered their notes and debentures to RCN and agreed to amendments to the indentures governing those securities;

     - 21st Century and each of its subsidiaries must deliver to RCN a certificate satisfying Treasury Regulations Section 1.1445-2(c)(3), otherwise known as a FIRPTA Certificate, certifying that an interest in 21st Century or any of its subsidiaries is not a U.S. real property interest;

     - the number of 21st Century shares dissenting in the merger must be fewer than 5% of the 21st Century stock outstanding;

     - 21st Century must terminate its credit agreement, dated as of August 8, 1998, including any amendments to the credit agreement, on terms reasonably satisfactory to RCN; and

     - 21st Century must obtain consents, reasonably acceptable to RCN, from agreed upon holders of 21st Century stock options, waiving any acceleration of vesting that may occur as a result of the merger.

     21st Century's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     - RCN's representations and warranties contained in the merger agreement must be true and correct, including RCN's representation that there is not and has not been a material adverse effect on RCN;


     - RCN and 21st Holding Corp. must perform or comply in all material respects with all of their obligations required by the merger agreement; and


     - RCN must deliver to 21st Century a letter in the form attached as an exhibit to the merger agreement that contains factual representations that are relevant to the treatment of the merger as a Reorganization within the meaning of Section 368(a) of the Code. Alternatively, if RCN does not delivery such letter, the condition will be satisfied if 21st Century receives a written opinion from Piper Marbury Rudnick & Wolfe LLP, to the effect that, among other things, the merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

     The failure of any condition precedent to the merger resulting from either RCN or 21st Century's failure to use its best efforts to consummate the merger will not extinguish either party's obligations under the merger agreement.

     The term "material adverse effect," as it is used in this summary of the merger agreement, means any change, event or effect that individually or in the aggregate, is reasonably likely to be materially adverse to the business, results of operations or financial condition of RCN or 21st Century, as applicable, and their respective subsidiaries, taken as a whole, except for such changes, events or effects which are directly the result of (i) the entering into or the public announcement of the merger, (ii) changes in the telecommunications industry generally or (iii) changes in general economic (excluding changes in the capital markets), regulatory or political conditions in the United States; except, in the case of each of (ii) and (iii), if the impact on RCN or 21st Century, as applicable, is more than insignificantly disproportionate to the more general impact of the change, event or effect.

     INDEMNIFICATION. 21st Century has agreed that 10% of the merger consideration will be deposited in escrow as security for your indemnification obligations to RCN under the merger agreement. See "--Additional Agreements--Escrow Agreement." If the merger agreement is approved by 21st Century's shareholders, all 21st Century shareholders who accept the merger consideration will be deemed to have agreed to indemnify RCN for any losses it may incur as a result of:

     - any inaccuracies in the representations and warranties made by 21st Century in the merger agreement;

     - any breach by 21st Century of any of its covenants contained in the merger agreement; and


     - specific tax matters relating to 21st Century.


     In order to be entitled to indemnification, RCN must assert its claims during the one year period following the completion of the merger. RCN's claims for indemnification will initially be limited to the 10% portion of the merger consideration to be deposited in escrow, however, in the event RCN's claims exceed the escrow amount, RCN will be entitled to withhold that excess from any "earn-out" payment that might otherwise be payable to 21st Century shareholders by RCN.

     SHAREHOLDER REPRESENTATIVE. If the merger is completed, the merger agreement provides that by accepting RCN common stock in the merger, you are appointing Edward T. Joyce as your shareholder representative. The shareholder representative will be authorized to act on behalf of 21st Century shareholders in connection with any action required or permitted by 21st Century shareholders under the merger agreement, including the handling of all matters relating to indemnification and the "earn-out."

     TERMINATION OF THE MERGER AGREEMENT. The merger agreement may be terminated at any time prior to completion of the merger, whether before or after adoption of the merger agreement by 21st Century shareholders:

     - by mutual written consent of RCN and 21st Century;

     - by RCN in the event that 21st Century fails to satisfy one or more of the conditions to the obligations of RCN to effect the merger as set forth in the merger agreement and RCN chooses not to waive 21st Century's default; provided that RCN provides 21st Century with 15 days prior notice to allow 21st Century to remedy its failure to satisfy such condition(s);

     - by 21st Century in the event that RCN fails to satisfy one or more of the conditions to the obligations of 21st Century to effect the merger as set forth in the merger agreement and 21st Century chooses not to waive RCN's default; provided that 21st Century provides RCN with 15 days prior notice to allow RCN to remedy its failure to satisfy such condition(s);

     - by RCN if the shareholders of 21st Century fail to provide the requisite vote for adoption of the merger agreement by May 31, 2000; or

     - by either RCN or 21st Century if the merger has not been closed by the close of business on May 31, 2000. However, RCN may not terminate the merger agreement if an applicable condition of RCN to complete the merger or the closing of the merger before May 31, 2000 is the result of a material breach by RCN. Accordingly, 21st Century may not terminate the merger agreement if an applicable condition of 21st Century to complete the merger or the closing of the merger before May 31, 2000 did not occur because of a material breach by 21st Century.

     EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT. RCN and 21st Century may amend the merger agreement at any time, in writing signed by both RCN and 21st Century, before or after 21st Century shareholders' approval of the merger, provided that the amendment does not require further shareholder approval. At any time before completion of the merger, RCN and 21st Century may, with authorization by their respective boards of directors, extend the time for the performance of any obligations under the merger agreement, waive any inaccuracies in the representations and warranties contained in the merger agreement, and waive compliance with any agreements or conditions in the merger agreement.

     FEES AND EXPENSES. All fees and expenses incurred in connection with the merger agreement and the transactions contemplated in connection with the merger will be paid by the party incurring such expenses, whether or not the merger is completed.

ADDITIONAL AGREEMENTS

     VOTING AND LOCK-UP AGREEMENTS. In connection with the merger, a number of 21st Century's shareholders entered into voting and lock-up agreements containing irrevocable proxies. Each irrevocable proxy requires these 21st Century shareholders to vote all of the shares of 21st Century common stock beneficially owned by them in favor of the merger. As of the date of the merger agreement was executed, the 21st Century shareholders who entered into these agreements held approximately 2,372,260.705 shares of 21st Century common stock, which represented approximately 63.6% of the outstanding 21st Century common stock, and 1,371.505.2 shares of 21st Century class A preferred stock, which represented approximately 88.2% of the outstanding 21st Century class A preferred stock and 70.8% of 21st Century common stock and class A preferred stock taken as a class. None of the shareholders who are parties to the voting and lock-up agreements containing the irrevocable proxies was paid any additional consideration to enter into such agreements.

     AFFILIATE AGREEMENTS. The merger agreement provides that certain 21st Century shareholders who, as of the date of the merger, may be deemed an "affiliate" of 21st Century for purposes of Rule 145 under the Securities Act, shall execute and deliver an affiliate agreement intended to ensure compliance with the Securities Act. Affiliates of 21st Century may not sell their shares of RCN common stock acquired in connection with the merger except by means of an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of 21st Century generally include individuals or entities that control, are controlled by or are under common control with 21st Century, and may include certain officers and directors of 21st Century as well as certain principal shareholders of 21st Century.

     ESCROW AGREEMENT. Prior to the completion of the merger, RCN, 21st Century and the shareholder representative have agreed to enter into an escrow agreement and deposit with a mutually agreed upon escrow agent the shares of RCN common stock to be held in escrow as security for your indemnification obligations to RCN under the merger agreement. Such shares will be held in escrow for one year following the completion of the merger. The amount you are entitled to receive after the one year period depends on whether the value of indemnification claims made by RCN against the escrow amount during such period exceeded the amount in escrow. If RCN's claims do not exceed that amount, each shareholder will be entitled to receive its pro rata share of the remaining escrow fund. During the period your shares are deposited in escrow, you will have voting rights with respect to the shares held on your behalf so long as such shares remain in escrow. Additionally, you will receive any and all dividends or other distributions of any kind, when and if made, on these shares held in escrow on your behalf.


     WAIVER OF VESTING AGREEMENTS. Under agreements between 21st Century and each of Ronald D. Webster and John A. Brouse, each of these individuals agreed to waive any automatic vesting of his stock options that might have occurred as a result of the merger. In addition, we are currently negotiating an agreement with Robert J. Currey relating to the waiver of the automatic vesting of his stock options that might have occurred as a result of the merger. It is a condition to our obligation to complete the merger that he execute such an agreement.

                  THE EXCHANGE OFFER AND CONSENT SOLICITATION

     This section of the prospectus describes material aspects of the proposed exchange offer and consent solicitation. While we believe that the description covers the material terms of the exchange offer and consent solicitation and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the exchange offer and consent solicitation.

TERMS OF THE EXCHANGE OFFER AND CONSENT SOLICITATION

     Upon the terms and subject to the conditions of the exchange offer set forth in this prospectus and in the accompanying consent and letter of transmittal, we are offering to exchange all of the outstanding debentures for shares of RCN common stock.

     - The total consideration available for each of the debentures tendered pursuant to the exchange offer is RCN common stock representing 101% of principal amount, plus accrued and unpaid interest to the date of exchange, per $1,000 principal amount of debentures.

     - Of that amount, 4% is an early consent payment that is payable in RCN common stock if you consent to the proposed amendments and tender and not withdraw your debentures prior to the expiration of the consent solicitation, and 97% is the consideration that is payable in RCN common stock if you tender and do not withdraw your tender debentures prior to the expiration of the exchange offer.

     - We will make the exchange of RCN common stock representing the total consideration (i.e., the exchange offer consideration plus the early consent payment) or the exchange offer consideration alone, as applicable, for debentures validly tendered and accepted for exchange promptly following the expiration of the exchange offer, which we refer to as the "exchange date."

     - The value of the RCN common stock you will receive as a result of the exchange offer and consent solicitation will be calculated based on the average volume weighted trading prices of RCN common stock for the five trading day period ending one day prior to the date of exchange. We will not issue fractional shares of RCN common stock. Instead you will receive cash in lieu of any fractional shares your debentures may convert into.

     Upon the terms and subject to the conditions of the solicitation, we are also soliciting consents to the proposed amendments to the indenture.

     - We are offering RCN common stock representing the early consent payment in exchange for debentures validly tendered and not withdrawn that are coupled with consents which have been validly delivered and not revoked on or prior to the expiration of the consent solicitation.

     - We will make the exchange promptly following the expiration of the exchange offer if, but only if, the debentures are accepted for exchange under the terms of the exchange offer.

     - If you desire to tender your debentures in the exchange offer and to receive the total consideration, you are required to validly tender your debentures and consent to the proposed amendments on or prior to the expiration of the consent solicitation.

     - Your completion, execution and delivery of the consent and letter of transmittal in connection with your tender of debentures will constitute your consent to the proposed amendments with respect to such debentures.

     - If your debentures are not properly tendered in the exchange offer on or prior to the expiration of the consent solicitation, you will not receive the early consent payment, even if the proposed amendments become effective as to all debentures that are not exchanged in the exchange offer.

     - RCN is not soliciting and will not accept consents to the proposed amendments from you if you are not also tendering you debentures in the exchange offer.

     - If you validly tender your debentures after the expiration of the consent solicitation, you will receive only the exchange offer consideration if the exchange offer is consummated and not the early consent payment.

     Our obligation to accept and exchange debentures validly tendered in the exchange offer is conditioned upon satisfaction of (a) receipt of the requisite consents required for the proposed amendments, (b) consummation of the merger and (c) the general conditions described in this prospectus. See "-- Conditions to the Exchange Offer and Consent Solicitation." Our obligation to issue shares of RCN common stock representing the early consent payment is conditioned upon our acceptance of debentures for exchange in the exchange offer.

     Subject to applicable securities laws and the terms and conditions in this prospectus, we reserve the right, on or prior to the expiration of the exchange offer to:

     - waive any and all conditions to the exchange offer or the consent solicitation;

     - extend or terminate the exchange offer or the consent solicitation; or

     - otherwise amend the exchange offer or the consent solicitation in any respect.

The rights we reserve in this paragraph are in addition to our right to terminate the exchange offer described under "-- Conditions to the Exchange Offer and Consent Solicitation."

     Any extension, amendment or termination will be followed promptly by a public announcement. In the case of an extension of the exchange offer, the announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration of the exchange offer. Without limiting the manner in which any public announcement may be made, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

RISK FACTORS RELATING TO HOLDERS WHO DO NOT TENDER THEIR DEBENTURES

     Consummation of the exchange offer and consent solicitation will have consequences to you if you do not tender your debentures, including the deletion of substantially all of the covenants contained in the indenture, the suspension of the periodic reporting requirements currently applicable to 21st Century, a reduced trading market and possible recognition of gain for U.S. federal income tax purposes. See "Risk Factors -- Risk Factors Relating to Holders Who Do Not Tender Their Debentures" and "Material United States Federal Income Tax Consequences of the Exchange Offer and the Proposed Amendments."

BACKGROUND AND PURPOSE

     On December 12, 1999, we entered into the merger agreement with 21st Century under which we agreed to acquire 21st Century upon the terms and subject to the conditions contained in the merger agreement. As a result of the merger, 21st Century will become a wholly owned subsidiary of RCN. In connection with and as a condition to the completion of the merger, we are making the exchange offer and consent solicitation.

     We are making the exchange offer and consent solicitation in order to eliminate certain provisions of the indenture which would limit our ability and 21st Century's ability to consummate the merger and to provide us with financial and operational flexibility with respect to the management of 21st Century's assets and cash flow following the merger.

PROPOSED AMENDMENTS TO THE INDENTURE

     This section sets forth a brief description of the proposed amendments to the indenture for which we are seeking consents in the consent solicitation. The proposed amendments constitute a single proposal and if you tender and consent, you must consent to the proposed amendments as an entirety and may not consent selectively to specific proposed amendments. The valid tender by you of debentures in the exchange offer on or prior to the expiration of the consent solicitation will be deemed to constitute your consent to the proposed amendments with respect to such debentures.

     The proposed amendments will be embodied in an amendment to the indenture in the form set forth in the supplemental indenture. The supplemental indenture will become effective once it is approved by the required number of holders of debentures, as described below, and once it is signed by 21st Century, at our direction, and the trustee on the expiration of the consent solicitation. The proposed amendments, however, will not become operative until we accept the debentures for exchange in the exchange offer. Thereafter, the proposed amendments will be binding on all non-tendering holders of debentures. The indenture will remain in effect, without giving effect to the proposed amendments, until the proposed amendments become operative. If the exchange offer is terminated or withdrawn, or the debentures are never accepted for exchange, the supplemental indenture will never become operative.

     Under the terms of the indenture, the proposed amendments require the written consent of the holders of at least a majority in aggregate principal amount of the debentures outstanding.

     The following summary of provisions of the indenture set forth below are qualified in their entirety by reference to the full and complete terms contained in the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference. You may obtain copies of the indenture and the proposed form of supplemental indenture without charge from the information agent.

     The proposed amendments to the indenture are as follows:

     DELETION OF COVENANTS. The proposed amendments would delete in their entireties the covenants listed below by section number in the indenture, and any references to such covenants from the indenture.

   SECTION 4.02 --  SEC Reports.  This provision currently requires 21st Century to file specific voluntary reports with the SEC.

   SECTION 4.03 --  Limitation on Indebtedness.  This provision currently restricts the ability of 21st Century and subsidiaries of 21st Century designated as "restricted subsidiaries" in the indenture to incur indebtedness.

   SECTION 4.04 --  Limitation on Restricted Payments.  This provision currently restricts the ability of 21st Century and its restricted subsidiaries to make specified restricted payments, including restrictions on the payment of dividends, the redemption of capital stock, the redemption of obligations subordinate to the debentures and the making of investments.

   SECTION 4.05 --  Limitation on Restrictions on Distributions from Restricted
                    Subsidiaries.  This provision currently restricts 21st
                    Century and its restricted subsidiaries from creating or allowing encumbrances or restrictions to exist on any restricted subsidiary's ability to (i) pay dividends or make distributions on its capital stock, (ii) make any loans or advances to 21st Century or (iii) transfer any of its property or assets to 21st Century.

   SECTION 4.06 --  Limitation on Sales of Assets and Subsidiary Stock.  This
                    provision restricts 21st Century's and its restricted subsidiaries' ability to sell or otherwise transfer any of their assets or property unless the proceeds from such sales are used to repay senior indebtedness, acquire additional assets or repurchase debentures.

   SECTION 4.07 --  Limitation on Affiliate Transactions.  This provision currently restricts the ability of 21st Century and its restricted subsidiaries to engage in transactions with affiliates of 21st Century.

   SECTION 4.08 --  Limitation on Sales or Issuance of Capital Stock of Certain
                    Restricted Subsidiaries. This provision currently restricts
                    21st Century's and restricted subsidiaries' ability to sell or dispose of any capital stock of a restricted subsidiary.

   SECTION 4.09 --  Change of Control.  This provision requires that 21st
                    Century make an offer to purchase the debentures at a price equal to 101% of principal amount plus accrued and unpaid interest after a change in control event has occurred.

   SECTION 4.10 --  Limitation on Market Swaps.  This provision restricts 21st
                    Century and its restricted subsidiaries from engaging in any market swaps.

   SECTION 4.11 --  Limitation on Lines of Business.  This provision limits ability of 21st Century and any restricted subsidiary from engaging in any trade or business other than in its current line of business.

   SECTION 5.01 --  When Company May Merge or Transfer Assets.  This provision currently restricts the ability of 21st Century to consolidate with or merge with or into any other person or convey, transfer or lease substantially all of its assets to any person.

   SECTION 6.01 --  Events of Default.  Section 6.01 of the indenture sets forth
          (3),(4),  events that would constitute a default by 21st Century under
           (6),(9) the indenture. Sections (3) and (4) of Section 6.01 are events of default relating to the failure of 21st Century to comply with its covenants and agreements in the indenture.
                    Sections (6) and (9) are events of default relating to the failure of 21st Century and its restricted subsidiaries to make payment on any of their outstanding indebtedness.


     DELETION OF DEFINITIONS. The proposed amendments would delete definitions from the indenture that would be rendered inapplicable as a result of the proposed amendments described above.

ACCEPTANCE FOR EXCHANGE OF DEBENTURES; ACCEPTANCE OF CONSENTS

     Upon the terms and subject to the conditions of the exchange offer (including if the exchange offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, we will exchange shares of RCN common stock for:

     - all debentures validly tendered (and not withdrawn) under the exchange offer on or prior to the expiration of the exchange offer; and

     - all consents validly delivered (and not revoked) under the consent solicitation on or prior to the expiration of the consent solicitation that are coupled with debentures validly tendered (and not withdrawn) under the exchange offer on or prior to the expiration of the exchange offer.

     This exchange will be made by the deposit by us of shares of RCN common stock constituting the exchange offer consideration and early consent payment, as applicable, with the exchange agent as soon as practicable after the expiration of the exchange offer so that the exchange of shares of RCN common stock representing the exchange offer consideration or the total consideration, as applicable, may be made to you on the exchange date.

     The exchange agent will act as agent for you for the purpose of issuing shares of RCN common stock in exchange for debentures and consents. Under no circumstances will interest on either the exchange offer consideration or the early consent payment be paid by us by reason of any delay on behalf of the exchange agent in making that exchange.

     We expressly reserve the right, in our sole discretion and subject to Rule 14e-l(c) under the Exchange Act of 1934, to delay acceptance for exchange of, or the exchange of, debentures in order to comply, in whole or in part, with any applicable law. See "--Conditions to the Exchange Offer and Consent Solicitation."

     In all cases, exchange by the exchange agent of shares of RCN common stock for debentures accepted for exchange under the exchange offer and early consent payments for consents delivered on or prior to the expiration of the consent solicitation, as applicable, will be made only after timely receipt by the exchange agent of:

     - certificates representing your debentures or timely confirmation of a book-entry transfer of your debentures into the exchange agent's account at DTC. See "-- Procedures for Exchanging Debentures and Delivering Consents";

     - a properly completed and duly executed consent and letter of transmittal (or a manually signed facsimile thereof); and

     - any other documents required by the consent and letter of transmittal.

     For purposes of the exchange offer, validly tendered debentures (or defectively tendered debentures for which we have waived that defect) will be deemed to have been accepted for exchange by us if, as and when we give written notice thereof to the exchange agent. For purposes of the consent solicitation, consents delivered to the exchange agent will be deemed to have been accepted by us if, as and when 21st Century and the trustee execute the supplemental indenture after the expiration of the consent solicitation, even though the early consent payment will not be made unless and until we have accepted the debentures for exchange under the exchange offer.

     If the exchange offer is terminated or withdrawn, or the debentures are not accepted for exchange, no exchange offer consideration, early consent payment or total consideration will be paid or payable. If any tendered debentures are not exchanged under the exchange offer for any reason, or certificates are submitted evidencing more debentures than are tendered, those debentures not exchanged will be returned, without expense, to you (or, in the case of debentures tendered by book-entry transfer, those debentures will be credited to the account maintained at DTC from which those debentures were delivered) unless otherwise requested by you under the heading "Special Delivery Instructions" in the consent and letter of transmittal, promptly after the expiration of the exchange offer or termination of the exchange offer.

     We reserve the right to transfer or assign, in whole at any time or in part from time to time, to one or more of our affiliates, our right to exchange debentures tendered under the exchange offer. Any such transfer or assignment will not relieve us of our obligations under the exchange offer or prejudice your rights to receive the exchange offer consideration or early consent payment, as applicable, under the exchange offer and consent solicitation.

PROCEDURES FOR EXCHANGING DEBENTURES AND DELIVERING CONSENTS

     In order to receive the total consideration you must:

     - tender your debentures under the exchange offer; and

     - deliver consents to the proposed amendments with respect to those debentures on or prior to the expiration of the consent solicitation.

     On or prior to the expiration of the consent solicitation, we are not soliciting and we will not accept consents to the proposed amendments from you unless you are tendering debentures in the exchange offer. If you tender debentures after the expiration of the consent solicitation, you will receive only the exchange offer consideration.

     The method of delivery of debentures and consents and letters of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance of an agent's message transmitted through ATOP, is at your election and risk. Except as otherwise provided in the consent and letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we suggest that you use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration of the consent solicitation or expiration of the exchange offer, as applicable.

     All RCN shares will be delivered only in book-entry form through DTC. Accordingly, if you anticipate tendering other than through DTC, you are urged to promptly contact a bank, broker or other intermediary that has the capability to hold securities custodially through the DTC, to arrange for the receipt of any RCN shares to be delivered as the total consideration or exchange offer consideration, as applicable, and to obtain the information necessary in the letter of transmittal.

     TENDERS OF DEBENTURES AND DELIVERY OF CONSENTS. Your tender of debentures and delivery of consents (and subsequent acceptance by us) by one of the procedures set out below will constitute a binding agreement between us in accordance with the terms and subject to the conditions set forth in this prospectus, in the consent and letter of transmittal and, if applicable, in the notice of guaranteed delivery.

     TENDERS OF DEBENTURES HELD IN PHYSICAL FORM. To effectively tender debentures held in physical form (and deliver the related consents):

     - you must properly complete and duly execute a consent and letter of transmittal (or a manually signed facsimile thereof) and any other documents required by the consent and letter of transmittal, and those documents must be received by the exchange agent at its address set out on the back cover of this prospectus; and

     - you must ensure that certificates representing those debentures are received by the exchange agent at that address on or prior to the expiration of the consent solicitation or the expiration of the exchange offer, as applicable.

     Consents and letters of transmittal and debentures should be sent only to the exchange agent and should not be sent to RCN, 21st Century, the information agent, the dealer manager or the trustee.

     If your debentures are registered in the name of a person other than the signatory to the consent and letter of transmittal, then, in order to tender those debentures under the exchange offer, the debentures must be endorsed or accompanied by an appropriate written instrument or instruments of transfer signed exactly as that name appears on the debentures, with the signature on the debentures or instruments of transfer guaranteed as provided below. If these procedures are followed by a beneficial owner tendering debentures on or prior to the expiration of the consent solicitation, the registered holder of these debentures must sign a valid proxy set forth in the consent and letter of transmittal.

     TENDER OF DEBENTURES HELD THROUGH A CUSTODIAN. If your debentures are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and if you wish to tender debentures and deliver a consent and letter of transmittal, you should contact that registered holder promptly and instruct him or her or it to tender debentures and deliver a consent and letter of transmittal on your behalf. A letter of instructions is enclosed in the solicitation materials provided along with this prospectus which may be used by you in this process to instruct the registered holder to tender debentures and deliver consents. If you wish to tender those debentures and deliver consents yourself, you must, prior to completing and executing the consent and letter of transmittal and delivering those debentures, either make appropriate arrangements to register ownership of the debentures in your name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

     TENDER OF DEBENTURES HELD THROUGH DTC. To effectively tender debentures (and deliver the related consents) that are held through DTC, if you are a DTC participant, you should either:

     - properly complete and duly execute the consent and letter of transmittal (or a manually signed facsimile thereof), together with any other documents required by the consent and letter of transmittal, and mail or deliver the consent and letter of transmittal and those other documents to the exchange agent; or

     - electronically transmit your acceptance through ATOP (and thereby tender debentures), for which the transaction will be eligible, followed by a properly completed and duly executed consent and letter of transmittal delivered to the exchange agent to effectuate the delivery of the related consent. Upon receipt of your acceptance through ATOP, DTC will edit and verify the acceptance and send an agent's message (as described below) to the exchange agent for its acceptance.

     Delivery of tendered debentures must be made to the exchange agent subject to the book-entry delivery procedures set out below, or you must comply with the guaranteed delivery procedures set out below. These guaranteed delivery procedures may only be used for tenders of debentures after the expiration of the consent solicitation.

     Except as provided below, unless the debentures being tendered are deposited with the exchange agent on or prior to the expiration of the consent solicitation or on or prior to the expiration of the exchange offer, as the case may be (accompanied by a properly completed and duly executed consent and letter of transmittal or a properly transmitted agent's message), we may, at our option, treat that tender as defective for purposes of the right to receive the total consideration or exchange offer consideration, as applicable. Exchange for the debentures will be made only against deposit of the tendered debentures and delivery of any other required documents.

     In order to validly deliver a consent with respect to debentures transferred subject to ATOP, if you are a DTC participant using ATOP, you must also properly complete and duly execute the consent and letter of transmittal and deliver it to the exchange agent. Subject to authority granted by DTC, if you are a DTC participant who has debentures credited to your DTC account at any time (and thereby held of record by DTC's nominee), you may directly provide a consent to the proposed amendments as though you were the registered holder by so completing, executing and delivering the consent and letter of transmittal.

     BOOK-ENTRY DELIVERY PROCEDURES. The exchange agent will establish accounts with respect to the debentures at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC may make book-entry delivery of the debentures by causing DTC to transfer those debentures into the exchange agent's account in accordance with DTC's procedures for that transfer.

     Although delivery of debentures may be effected through book-entry transfer into the exchange agent's account at DTC, the consent and letter of transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an agent's message (as described below) in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set out on the back cover of this prospectus on or prior to the expiration of the consent solicitation or the expiration of the exchange offer, as the case may be, in connection with the tender of those debentures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

     The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to in this prospectus as a "book-entry confirmation." The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from a DTC participant that such participant has received the consent and letter of transmittal and agrees to be bound by the terms of the consent and letter of transmittal.

     SIGNATURE GUARANTEES. Signatures on all consents and letters of transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, unless your tender of debentures tendered and delivery of consents delivered are tendered and delivered:

     - by a registered holder of debentures (or by a participant in DTC whose name appears on a security position listing as the owner of those debentures) who has not completed any of the boxes entitled "Special Payment Instructions" or "Special Delivery Instructions" on the consent and letter of transmittal; or


     - for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (which entities we refer to as "eligible institutions").


     If your debentures are registered in the name of a person other than the signatory to the consent and letter of transmittal or if debentures not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signature on the consent and letter of transmittal accompanying the tendered debentures must be guaranteed. See Instructions 1 and 5 of the consent and letter of transmittal.


     MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. If you desire to tender debentures, but the certificates evidencing those debentures have been mutilated, lost, stolen or destroyed, you should contact the trustee to receive information about the procedures for obtaining replacement certificates for debentures at the following address or telephone number: The Bank of New York, 101 Barclay, 21 West, New York, New York 10286, Attention: Mary Lagumina, telephone (212) 815-5783.

     GUARANTEED DELIVERY. If you want to tender debentures under the exchange offer after the expiration of the consent solicitation prior to the expiration of the exchange offer and,

     - your certificates representing those debentures are not immediately available,

     - time will not permit your consent and letter of transmittal, the certificates representing your debentures and all other required documents to reach the exchange agent on or prior to the expiration of the exchange offer, or

     - the procedures for book-entry transfer (including delivery of an agent's message) cannot be completed on or prior to the expiration of the exchange offer,

you may nevertheless tender your debentures with the effect that tender will be deemed to have been received on or prior to the expiration of the exchange offer if all the following conditions are satisfied:

     - the tender is made by or through an eligible institution;

     - a properly completed and duly executed notice of guaranteed delivery or an agent's message with respect to guaranteed delivery that is accepted by us is received by the exchange agent on or prior to the expiration of the exchange offer as provided below; and

     - the certificates for the tendered debentures, in proper form for transfer (or a book-entry confirmation of the transfer of those debentures into the exchange agent's account at DTC as described above), together with a consent and letter of transmittal (or manually signed facsimile thereof) that is properly completed and duly executed, with any signature guarantees and any other documents required by the consent and letter of transmittal, or a properly transmitted agent's message, are received by the exchange agent within two business days after the date of execution of the notice of guaranteed delivery.

     The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible institution in the form set out in the notice of guaranteed delivery.

     Under no circumstances will interest be paid by us by reason of any delay in exchanging debentures for shares of RCN common stock to any person using the guaranteed delivery procedures that results from this guaranteed delivery. The exchange offer consideration for debentures tendered under the guaranteed delivery procedures will be the same as for debentures delivered to the exchange agent after the expiration of the consent solicitation and on or prior to the expiration of the exchange offer, even if the debentures to be delivered subject to the guaranteed delivery procedures are not so delivered to the exchange agent, and therefore exchange by the exchange agent on account of those debentures is not made, until after the exchange date. You should be aware that, on or prior to the expiration of the consent solicitation, tenders of debentures and the related consents cannot be delivered using the guaranteed delivery process and that use of the guaranteed delivery process could result in a tender of debentures and the related consent being defective.

     BACKUP UNITED STATES FEDERAL INCOME TAX WITHHOLDING. To prevent backup Federal income tax withholding you must provide the exchange agent with your current taxpayer identification number and certify that you are not subject to backup federal income tax withholding by completing the Substitute Form W-9 included in the consent and letter of transmittal.

     DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered debentures or consents subject to any of the procedures described above will be determined by us, in our sole discretion (which determination shall be final and binding).

     We reserve the right to reject any or all tenders of any debentures or consents that we determine not to be in proper form or, in the case of debentures, if the acceptance for tender of those debentures may, in the opinion of our counsel, be unlawful. We also reserve the rights to waive any of the conditions of the exchange offer or any defect or irregularity in any tender of your debentures or delivery of your consents, whether or not similar defects or irregularities are waived in the case of other holders of debentures.

     Our interpretation of the terms and conditions of the exchange offer and the consent solicitation (including the consent and letter of transmittal and the instructions thereto) will be final and binding. Neither we, the exchange agent, the trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If we waive our right to reject a defective tender of debentures, you will be entitled to the exchange offer consideration.

WITHDRAWAL OF TENDERED DEBENTURES AND REVOCATION OF CONSENTS

     You may withdraw tenders of debentures at any time on or prior to the expiration of the exchange offers, but neither the exchange offer consideration nor the early consent payment shall be payable in respect of debentures so withdrawn. You may only revoke consents on or prior to the expiration of the consent solicitation.

     A valid withdrawal of tendered debentures effected on or prior to the expiration of the consent solicitation will constitute the concurrent valid revocation of your related consent. In order to revoke a consent, you must withdraw the related tendered debentures.

     Tenders of debentures may be validly withdrawn if the exchange offer is terminated without any debentures being exchanged thereunder. In this case, the debentures tendered under the exchange offer will be promptly returned to you, the supplemental indenture will not become operative and the consents will be deemed revoked.

     If the consent solicitation is amended on or prior to the expiration of the consent solicitation in a manner determined by us, in our sole discretion, to constitute a material adverse change to you, we promptly will disclose that amendment and, if necessary, extend the consent solicitation for those debentures for a period deemed by us to be adequate to permit you to withdraw your debentures and revoke your consents. In addition, we may, if we deem appropriate, extend the consent solicitation for any other reason.

     If we make a material change in the terms of the exchange offer or the information concerning the exchange offer or waive a material condition of the exchange offer, we will disseminate additional exchange offer materials and extend that exchange offer to the extent required by law. In addition, we may, if we deem appropriate, extend the exchange offer for any other reason. If the consideration to be paid in the exchange offer is increased or decreased or the principal amount of debentures subject to the exchange offer is decreased, the exchange offer will remain open at least 10 business days from the date we first give notice to you, by public announcement or otherwise, of that increase or decrease.

     For a withdrawal of tendered debentures or the revocation of consents, as the case may be, to be effective, a written or facsimile transmission notice of withdrawal or revocation must be received by the exchange agent on or prior to the expiration of the exchange offer or expiration of the consent solicitation, as applicable, at its address set out on the back cover of this prospectus. Any such notice of withdrawal must:

     - specify the name of the person who tendered the debentures to be withdrawn or to which the revocation of consents relates;

     - contain the description of the debentures to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing those debentures (unless those debentures were tendered by book-entry transfer) and the aggregate principal amount represented by those debentures; and


     - be signed in the same manner as the original signature on the consent and letter of transmittal by which those debentures were tendered (including any required signature guarantees) or the related consent was given, or be accompanied by evidence sufficient to the exchange agent that the person withdrawing the tender or revoking the consent has succeeded to the beneficial ownership of the debentures.

     If the debentures to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon written or facsimile notice of that withdrawal even if physical release is not yet effected.

     Any valid revocation of consents will automatically render the prior tender of the debentures to which those consents relate defective, and we will have the right, which we may waive, to reject that tender as invalid. Any permitted withdrawal of debentures and revocation of consents may not be rescinded, and any debentures properly withdrawn will thereafter be deemed not validly tendered and any consents revoked will be deemed not validly delivered for purposes of the exchange offer. Withdrawn debentures may, however, be re-tendered and revoked consents may be re-delivered by again following one of the appropriate procedures described in this prospectus at any time on or prior to the expiration of the consent solicitation.

     If we extend the exchange offer or if for any reason (whether before or after any debentures have been accepted for tender) the acceptance for tender of debentures is delayed or if we are unable to accept the tender of debentures under the exchange offer, then, without prejudice to our rights under the exchange offer, tendered debentures may be retained by the exchange agent on our behalf and may not be withdrawn (subject to Rule 14e-l(c) under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the investor promptly after the termination or withdrawal of a tender offer), except as otherwise provided in this section.

     All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal and revocation of consents will be determined by us, in our sole discretion (which determination shall be final and binding). Neither we, the exchange agent, the dealer manager, the information agent, the trustee or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation of consents, or incur any liability for failure to give any such notification.

CONDITIONS TO THE EXCHANGE OFFER AND CONSENT SOLICITATION

     Notwithstanding any other provisions of the exchange offer and consent solicitation and in addition to (and not in limitation of) our rights to extend and/or amend the exchange offer and consent solicitation, we shall not be required to accept for exchange or exchange, and may delay the acceptance for exchange of, or exchange of, any tendered debentures, in each event subject to Rule 14e-l(c) under the Exchange Act, and may terminate the exchange offer and consent solicitation, if:

     - we have not received the requisite consents with respect to the proposed amendments and the execution of the supplemental indenture providing for the proposed amendments;

     - RCN's registration statement on Form S-4 does not become effective;

     - the consummation of the merger shall not have occurred; or

     - the general conditions described below shall not have been satisfied.

     The "general conditions" are set forth below in paragraphs (i) and (ii) below. The general conditions shall be deemed to have been satisfied or waived unless any of the following events or conditions shall occur on or prior to the expiration of the exchange offer:

          (i) There shall be no third-party, proceeding or investigation pending which questions the validity or legality of, or seeks to restrain or prohibit the performance of the merger, the exchange offer or consent solicitation or of any action taken or to be taken by the parties pursuant to or in connection with the merger, the exchange offer or consent solicitation; or

          (ii) An order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would prohibit, prevent, or materially restrict or delay consummation of the exchange offer or consent solicitation.

     The foregoing conditions are for our sole benefit and we may assert them in our reasonable discretion, regardless of the circumstances giving rise to any such condition (including any action or inaction by us) and we may waive such conditions, in whole or in part, at any time and from time to time, in our reasonable discretion, whether any other condition of the exchange offer and consent solicitation is also waived. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE PROPOSED AMENDMENTS

     The following is a summary of material United States federal income tax consequences of (i) the exchange offer to holders of debentures who exchange their debentures in the exchange offer and (ii) the adoption of the proposed amendments to holders of debentures who do not exchange their debentures in the exchange offer. This summary is based on the Code, Treasury regulations, administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to change at any time (possibly with retroactive effect). This summary is not a complete description of all the consequences of the exchange offer or the adoption of the proposed amendments and, in particular, may not address U.S. federal income tax considerations applicable to debenture holders subject to special treatment under U.S. federal income tax law (including, for example, non-U.S. persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, partnerships, S corporations and other pass-through entities and holders who hold debentures as part of a hedge, straddle or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the exchange offer under applicable foreign, state or local laws. This summary assumes that the debentures constitute debt of 21st Century and are "securities" of 21st Century within the meaning of Section 354(a) of the Code and that you hold the debentures as capital assets within the meaning of Section 1221 of the Code.


     TREATMENT OF EXCHANGING HOLDERS. The exchange offer presents novel and complex issues of federal income taxation. The merger has been structured in a manner that is intended to allow it to be treated as a reorganization within the meaning of Section 368(a) of the Code (which we refer to as a "Reorganization"), and the exchange is likely to be treated as part of the same Reorganization if the merger so qualifies. However, there is a significant risk that the merger will not qualify as a Reorganization. It is not a condition to the consummation of the exchange offer or the merger that the merger so qualify or that the exchange offer qualify as a part of that Reorganization. IF THE MERGER DOES NOT QUALIFY AS A REORGANIZATION, OR IF THE EXCHANGE OFFER DOES NOT QUALIFY AS PART OF THAT REORGANIZATION, THE EXCHANGE OFFER WILL BE A FULLY TAXABLE TRANSACTION TO YOU.



     It is intended that if 21st Century's counsel, Piper, is able to do so, it will, upon the completion of the merger, deliver to 21st Century an opinion generally to the effect that the merger will be treated as a Reorganization. Piper's opinion, if issued, will not be binding on the IRS or the courts, and the parties do not intend to request a ruling from the IRS with respect to the exchange offer or the merger. Accordingly, there can be no assurance that (i) Piper will be able to deliver such an opinion, (ii) if Piper does deliver an opinion that the IRS will not challenge the conclusions reached in the opinion, or (iii) a court will not sustain any such challenge by the IRS.



     If Piper does deliver an opinion that the merger will be treated as a Reorganization, that opinion will be based upon certain assumptions and upon the representations contained in separate representation letters provided to Piper by 21st Century and RCN and signed by officers of each company. If any of those assumptions or representations proves to be inaccurate, the conclusions contained in the opinion could be affected. If Piper does issue an opinion, that opinion will only address the treatment of the merger as a Reorganization and will not address the issue of whether the exchange offer is treated as part of that Reorganization.

     If the merger qualifies as a Reorganization and the exchange offer is treated as a part of the Reorganization, the following will be the material federal income tax consequences of the exchange offer to you:

     - you will recognize neither gain nor loss with respect to your debentures upon your surrender of your debentures in exchange for RCN common stock in the exchange offer (except as discussed below with respect to cash received in lieu of fractional shares and possibly, as discussed below, with respect to consent payments);

     - your aggregate tax basis in the shares of RCN common stock you receive in exchange for your debentures pursuant to the exchange offer will be the same as the aggregate tax basis of the debentures you surrender in exchange therefor (reduced by any amount of tax basis allocable to a fractional share interest in RCN common stock for which you receive cash);

     - the holding period of shares of RCN common stock you receive in the exchange will include your holding period for the debentures you surrender in exchange therefor;

     - cash you receive in lieu of a fractional share interest in RCN common stock will be treated as received in redemption of that fractional share interest, and you will generally recognize capital gain or loss measured by the difference between the amount of cash you receive and the portion of the tax basis of the debentures allocable to such fractional share interest; and

     - if you purchased debentures with "market discount" within the meaning of
       Section 1278 of the Code, then, under regulations to be issued by the Treasury, upon a disposition of the RCN common stock you receive in exchange therefor, any gain you recognize will generally be treated as ordinary income to the extent of the accrued market discount not already taken into account as ordinary income.

     If the merger does not qualify as a Reorganization or the exchange offer is not treated as part of the Reorganization, your exchange of debentures for RCN common stock will be fully taxable to you. As a result, you will generally recognize a capital gain or loss for United States federal income tax purposes (except as discussed below with respect to market discount and possibly, as discussed below, with respect to the consent payment) equal to the difference between the fair market value of the RCN common stock and cash you receive and your aggregate tax basis in the debentures you surrender in exchange therefor, each determined as of the time the RCN common stock and cash is received.

     If the merger and exchange offer are not treated as a Reorganization and you acquired the debentures with market discount, you will generally be required to treat a portion of the RCN common stock you receive in the exchange as ordinary income to the extent of the market discount accrued to the date of the exchange, less any accrued market discount income previously required to be reported as ordinary income.

     Regardless of whether the merger and exchange offer are treated as a Reorganization, early consent payments received by holders who tender their debentures pursuant to the exchange offer should be treated as either (i) additional consideration received on the exchange or (ii) a separate payment in the nature of a fee for the consent. In the event that the early consent payments are treated as additional consideration you receive in the exchange, RCN common stock issued as such additional consideration will be added to the amount of consideration exchanged for the debentures, and will be treated in the same manner as the other RCN common stock issued in the exchange, as discussed above. If the early consent payments are treated as a separate fee to you, you would likely recognize ordinary income in an amount equal to the fair market value of the RCN common stock received as an early consent payment, determined as of the date of receipt. Although there is no authority directly on point and there can be no assurance that the IRS would not assert a contrary position or that a court would not sustain such assertion, RCN intends to treat the early consent payments as additional consideration received in the exchange.

     TREATMENT OF NON-EXCHANGING HOLDERS. Although the matter is not free from doubt, RCN intends to take the position that the adoption of the proposed amendments to the indenture should not constitute a "significant modification" in the terms of the debentures within the meaning of the applicable Treasury regulations. Accordingly, the adoption of the proposed amendments should (i) not result in a deemed exchange of debentures if you do not tender pursuant to the exchange offer and (ii) have no U.S. Federal income tax consequences to you. Even if the proposed amendments were to constitute a deemed exchange of the debentures, holders who do not tender their debentures pursuant to the exchange offer should not recognize gain or loss on a deemed exchange, since such deemed exchange should qualify as a tax-free recapitalization. There can be no assurance, however, that the IRS will not take a different position or that a court will not sustain that position. Furthermore, the parties do not intend to request a ruling from the IRS with respect to the adoption of the proposed amendments, and the intended treatment set forth above will not be a condition to the consummation of the exchange offer or the adoption of the proposed amendments. If an exchange were deemed to have occurred and such exchange did not qualify as a recapitalization, holders would recognize gain or loss, if any, on such exchange and would have a new holding period for the debentures.

     THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OR ANY OTHER CONSEQUENCES OF EITHER THE EXCHANGE OFFER OR THE ADOPTION OF THE PROPOSED AMENDMENTS. THUS, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE EXCHANGE OFFER AND/OR ADOPTION OF THE PROPOSED AMENDMENTS TO YOU, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

THE DEALER MANAGER, THE INFORMATION AGENT AND THE EXCHANGE AGENT


     Salomon Smith Barney Inc. has been engaged to act as the dealer manager in connection with the exchange offer and consent solicitation. In its capacity as dealer manager, Salomon Smith Barney may contact you regarding the exchange offer and consent solicitation and may request brokers, dealers, commercial banks, trust companies and other nominees to forward this prospectus and related materials to you. Salomon Smith Barney has provided certain investment banking and financial advisory services to us in the past. At any given time, Salomon Smith Barney may trade debentures of 21st Century for its own accounts or for the accounts of customers, and, accordingly, may hold a long or short position in the debentures. We have agreed to indemnify Salomon Smith Barney and its respective affiliates against certain liabilities, including liabilities caused by, arising out of or in connection with the exchange offer, the consent solicitation or the engagement of Salomon Smith Barney as the dealer manager.


     If you have questions concerning the terms of the exchange offer or the consent solicitation, you may contact the dealer manager at its address and telephone number set forth on the back cover page of this prospectus.


     ChaseMellon Shareholder Services has been appointed as information agent for the exchange offer and consent solicitation. You may direct questions and requests for assistance or additional copies of this prospectus, the consent and letter of transmittal or the notice of guaranteed delivery to the information agent at its address and telephone numbers set forth on the back cover page of this prospectus. You may also contact you broker, dealer, commercial bank or trust company for assistance concerning the exchange offer or consent solicitation.



     ChaseMellon Shareholder Services has been appointed as exchange agent for the exchange offer and consent solicitation. Consents and letters of transmittal and all correspondence in connection with the exchange offer and consent solicitation should be sent or delivered by you or your broker, dealer, commercial bank, trust company or other nominee to the exchange agent at the addresses and telephone number set forth on the back cover page of this prospectus.


FEES AND EXPENSES

     The dealer manager will receive customary fees for its services and reimbursement for its reasonable out-of-pocket expenses, including fees and expenses of its legal counsel, in connection with the exchange offer and consent solicitation. The information agent and the exchange agent will also receive reasonable and customary fees for their services and reimbursement for their reasonable out-of-pocket expenses in connection therewith. Brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in forwarding copies of this prospectus and related documents to the beneficial owners of debentures. We will pay all such fees and expenses.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF 21ST CENTURY AND RCN

     The shares of RCN common stock to be issued in connection with the exchange offer will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act, except for shares of RCN common stock issued to any person who is deemed to be an "affiliate" of either of RCN or 21st Century under the Securities Act at the time of the exchange offer. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of either RCN or 21st Century and may include some officers and directors, as well as principal shareholders. Affiliates may not sell their shares of RCN common stock acquired in connection with the exchange except by means of:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

     - any other applicable exemption under the Securities Act.

RCN's registration statement, of which this prospectus forms a part, does not cover the resale of shares of RCN common stock to be received by these affiliates in the merger.

NO APPRAISAL RIGHTS

     You will not have any right to dissent and receive an appraisal of your 21st Century debentures, either under Illinois law or under the indenture your debentures were issued, in connection with the exchange offer.

USE OF PROCEEDS

     The RCN common stock issued in connection with the exchange offer is only being issued in exchange for your 21st Century debentures. We will not receive any cash proceeds from the issuance of RCN Stock pursuant to the exchange offer.

LISTING ON THE NASDAQ NATIONAL MARKET OF RCN COMMON STOCK TO BE ISSUED IN THE EXCHANGE OFFER

     RCN will use best efforts to cause the shares of RCN common stock to be issued in the exchange offer and consent solicitation to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, before the completion of the exchange offer.

ACCOUNTING TREATMENT OF THE EXCHANGE OFFER

     We intend to account for the exchange offer in connection with our purchase accounting for the acquisition of 21st Century.

MISCELLANEOUS

     We are making this exchange offer and consent solicitation to all holders of debentures. We are not aware of any jurisdiction in which the making of the exchange offer and consent solicitation is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the exchange offer and consent solicitation would not be in compliance with applicable law, we will make a good faith effort to comply with any such law. If, after such good faith effort, we cannot comply with any such law, the exchange offer and consent solicitation will not be made to (nor will tenders of debentures and consents be accepted from or on behalf of) the holders of debentures residing in such jurisdiction.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF RCN NOT CONTAINED IN THIS PROSPECTUS OR IN THE CONSENT AND LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                    COMPARATIVE PER SHARE MARKET PRICE DATA


     RCN's common stock is traded on the Nasdaq National Market under the symbol "RCNC." 21st Century common stock, class A preferred stock and debentures are not traded publicly. Because the market price of RCN common stock that you will receive in the merger may increase or decrease before the merger, you are urged to obtain current market quotations. You may call 1 (888) 566-9474 during normal business hours at any time before the special meeting to obtain the prior day's closing market quotation of RCN common stock.


     The following table sets forth, for the fiscal quarters indicated, the high and low sales prices per share of RCN common stock as reported on the Nasdaq National Market. The sales prices listed on the following table are adjusted to reflect a 2:1 stock split of RCN common stock on April 6, 1998.


                                                              RCN COMMON STOCK
                                                              ----------------
                                                               HIGH      LOW
                                                              ------    ------
FISCAL 1997
  Third Quarter.............................................  $16.63    $12.44
  Fourth Quarter............................................   21.63     12.50
FISCAL 1998
  First Quarter.............................................  $30.63    $15.88
  Second Quarter............................................   29.38     19.25
  Third Quarter.............................................   24.31     12.38
  Fourth Quarter............................................   25.00      8.75
FISCAL 1999
  First Quarter.............................................  $39.75    $17.75
  Second Quarter............................................   54.50     33.75
  Third Quarter.............................................   51.50     32.25
  Fourth Quarter............................................   54.25     37.31
FISCAL 2000
  First Quarter (through March 30, 2000)....................  $74.87    $44.75



     On December 10, 1999, the business day preceding the public announcement that RCN and 21st Century had entered into the merger agreement, the closing price of RCN common stock was $41.625. On March 30, 2000, the last full trading day for which closing prices were available at the time of the printing of this prospectus, the closing price of RCN common stock was $54.75.

                        DESCRIPTION OF RCN CAPITAL STOCK

     The following summary description of the common stock of RCN to be registered in this prospectus and other capitol stock of RCN is based on the provisions of RCN's amended and restated certificate of incorporation and certificates of designation, RCN's by-laws and the applicable provisions of Delaware law. For information on how to obtain copies of RCN's certificate of incorporation and by-laws, see "Where You Can Find More Information."


     AUTHORIZED AND OUTSTANDING CAPITAL STOCK OF RCN. The authorized capital stock of RCN consists of (i) 200,000,000 shares of common stock, (ii) 400,000,000 shares of class B non-voting common stock, and (iii) 25,000,000 shares of preferred stock, of which 708,000 are designated as Series A 7% Senior Convertible Preferred Stock and 2,681,931 are designated as Series B 7% Senior Convertible Preferred Stock. As of December 31, 1999, 77,724,070 shares of common stock, no shares of class B common stock, 263,053 shares of series A preferred stock and no shares of series B preferred stock were issued and outstanding. The RCN common stock is the only class of capital stock of RCN to be registered in this prospectus.


RCN COMMON STOCK

     DIVIDEND RIGHTS. The board of directors of RCN may declare dividends to be paid to the holders of shares of RCN common stock, subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends.

     CONVERSION RIGHTS. Each holder of shares of RCN common stock is entitled to convert, at his or her option, each outstanding share of common stock into one fully paid and nonassessable share of RCN class B common stock.

     VOTING RIGHTS. Each holder of a share of RCN common stock is entitled to vote on each matter on which the stockholders of RCN will be entitled to vote and each holder is entitled to one vote for each share of RCN common stock held. The affirmative vote of a majority of the shares of capital stock present, in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter will be the act of the stockholders.

     CLASSIFICATION OF THE BOARD. The board of directors is divided into three classes, designated Class I, Class II and Class III. Each class generally consists of one third of the total number of directors constituting the entire board of directors.

     LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of RCN, holders of RCN common stock will be entitled to share ratably according to the shares held by them in all assets of RCN available for distribution to its stockholders, subject to the prior rights of holders of all classes of capital stock outstanding having prior rights with respect to the assets of RCN.

RCN PREFERRED STOCK

     RCN's certificate of incorporation gives RCN's board of directors the power to authorize by resolution the issuance of one or more classes or series of preferred stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, in regard to each class or series of preferred stock. As of the date of this prospectus, the board has authorized the issuance of 25,000,000 shares of preferred stock, of which 708,000 are designated as series A preferred stock and 2,681,931 are designated as series B preferred stock. The board has not provided for the issuance of any other class or series of preferred stock and there are no agreements or understandings for the issuance of any other class or series of preferred stock. Because of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the board could adversely affect the voting power of the holders of RCN common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of RCN.

SERIES A PREFERRED STOCK

     RCN's board of directors has designated 708,000 shares of preferred stock as series A preferred stock.

     LIQUIDATION PREFERENCE.  $1,000.00 per share.

     DIVIDEND RIGHTS. Dividends on the series A preferred stock are cumulative and accrue at 7% per annum on the liquidation preference per share, and an additional amount of 7% of the dividends and other amounts which become payable in respect of the series A preferred stock but which have not been paid. Accrued dividends may be paid at the election of RCN in cash or shares of series A preferred stock, or any combination thereof.

     RANK. The series A preferred stock ranks, with respect to dividend rights and rights on liquidation, winding-up and dissolution, senior to all other classes or series of RCN's capital stock, excluding the series B preferred stock, with which it ranks equally.

     CONVERSION RIGHTS. Each holder of series A preferred stock has the right, at such holder's option, to convert any or all outstanding shares of series A preferred stock into shares of RCN common stock at a predetermined conversion ratio. The conversion ratio is subject to a proportional adjustment for stock splits, stock dividends, mergers, consolidations, reclassifications and the grant of warrants or options.

     REDEMPTION RIGHTS. The series A preferred stock is not redeemable prior to March 31, 2003. On or after that date, RCN may, to the extent that it has funds available for payment, redeem the series A preferred stock at any time in whole or in part, at a redemption price per share equal to the liquidation preference plus all accrued and unpaid amounts and dividends payable thereon. If RCN has funds available for payment on March 31, 2014, RCN must redeem all outstanding series A preferred stock, if any, at a redemption price per share in cash equal to the liquidation preference, plus accrued and unpaid amounts and dividends.

     CHANGE OF CONTROL. Upon the occurrence of a change of control, RCN must make an offer to each holder of series A preferred stock to repurchase all of the shares, or a portion of the shares as may be determined by the holder, at a price per share in cash equal to the liquidation preference plus the accrued and unpaid amounts and dividends payable thereon.

SERIES B PREFERRED STOCK

     RCN's board of directors has designated 2,681,931 shares of preferred stock as series B preferred stock.

     LIQUIDATION PREFERENCE.  $1,000.00 per share.

     DIVIDEND RIGHTS. Dividends on the series B preferred stock are cumulative and accrue at 7% per annum on the liquidation preference per share. The dividends are payable in additional shares of series B preferred stock.

     RANK. The series B preferred stock ranks, with respect to dividend rights and rights on liquidation, winding-up and dissolution, senior to all other classes or series of RCN's capital stock, excluding the series A preferred stock, with which it ranks par.

     CONVERSION RIGHTS. Each holder of series B preferred stock has the right, at such holder's option, to convert any or all outstanding shares of series B preferred stock into and RCN common stock or class B common stock. RCN may require a holder to convert any or all shares of series B preferred stock into RCN common stock or class B common stock during the period from the 42 month anniversary of the first date of issue of the series B preferred stock and the seventh anniversary of that issue date, provided the 20 day average trading price of RCN common stock at the time is at least 110% of the adjusted conversion price at the time. Any outstanding shares of series B preferred stock on the seventh anniversary of the issue date will be automatically convertible into shares of RCN common stock or class B common stock. The conversion price is $62 per share and is subject to adjustment for stock splits, stock dividends, mergers, consolidations, and reclassifications, or if the price of shares of RCN common stock is less than the 20 day average trading price of the RCN common stock at the time.

     REDEMPTION RIGHTS. The series B preferred stock is not redeemable prior to the 42 month anniversary of its issuance. On or after that date, RCN may, to the extent that it has funds available for payment, redeem the series B preferred stock at any time in whole or in part, at a redemption price per share equal to the liquidation preference plus all accrued and unpaid dividends thereon.

     CHANGE OF CONTROL. Upon the occurrence of a change of control, each holder of series B preferred stock, will be entitled to convert its shares into RCN common stock or class B common stock at a specified conversion price.

               COMPARISON OF RIGHTS OF RCN STOCKHOLDERS AND 21ST
                              CENTURY SHAREHOLDERS

     The rights of RCN stockholders are currently governed by Delaware law, RCN's amended and restated certificate of incorporation and certificates of designation and RCN's by-laws. The rights of 21st Century's shareholders are currently governed by Illinois law, 21st Century's articles of incorporation and 21st Century's by-laws. Upon completion of the merger, 21st Century shareholders will become holders of RCN common stock and their rights will be governed by Delaware law, RCN's certificate of incorporation and RCN's by-laws.

     The following summarizes the material differences between the rights of RCN stockholders and the rights of 21st Century shareholders, but does not purport to be a complete statement of all such differences, or a complete description of the specific provisions referred to in this summary.

AUTHORIZED CAPITAL


     RCN. The authorized capital stock of RCN consists of (i) 200,000,000 shares of common stock, (ii) 400,000,000 shares of class B non-voting common stock, and (iii) 25,000,000 shares of preferred stock, of which 708,000 are designated as Series A 7% Senior Convertible Preferred Stock and 2,681,931 are designated as Series B 7% Senior Convertible Preferred Stock. As of December 31, 1999, 77,724,070 shares of common stock, no shares of class B common stock, 263,053 shares of series A preferred stock and no shares of series B preferred stock were issued and outstanding.


     21ST CENTURY. The authorized capital stock of 21st Century consists of (i) 50,000,000 shares of voting common stock, and 1,000,000 shares of non-voting common stock, (ii) 500,000 shares of class A preferred stock, (iii) 500,000 shares of class B preferred stock, and (iv) 100,000 shares of exchangeable preferred stock. As of the date of the merger agreement, 3,728,666.215 shares of voting common stock, 552,271.8965 shares of non-voting common stock, 1,554.871 shares of class A preferred stock, no shares of class B preferred stock and 65,668.2 shares of exchangeable preferred stock were issued and outstanding.

VOTING RIGHTS

     RCN. Each holder of a share of RCN common stock is entitled to vote on each matter on which the stockholders of RCN are entitled to vote and each holder is entitled to one vote for each share of RCN common stock held. Each holder of a share of RCN class B common stock is not entitled to vote on any matter. Subject to Delaware law, an act of stockholders will result from the affirmative vote of a majority of shares of capital stock of RCN present in person, or by proxy, at a meeting of stockholders and entitled to vote. Under Delaware law, stockholder proxies are valid for three years from their date unless the proxy provides for a longer period.

     21ST CENTURY. The holders of 21st Century common stock are entitled to vote on all matters submitted to the shareholders for a vote, together with the holders of the 21st Century common stock and class B preferred stock, with all such holders voting together as a single class.

     Each share of 21st Century common stock is entitled to one vote per share and each share of 21st Century class A preferred stock and class B preferred stock is entitled to one vote on "as converted" basis. The holders of 21st Century non-voting common stock are not entitled to vote, except in limited circumstances.

     Subject to Illinois law, any corporate action, other than the election of directors, to be voted on by shareholders must be authorized by a majority of votes cast at a shareholders meeting by shareholders entitled to vote. Each shareholder entitled to vote may do so by proxy in writing. Any resolution in writing signed by all of the shareholders entitled to vote thereon has the same effect as if it is passed by unanimous vote at a duly called meeting of shareholders. Under Illinois law, no proxy will be valid for longer than 11 months, unless otherwise provided in the proxy.
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

CUMULATIVE VOTING

     RCN. Delaware law provides that the certificate of incorporation of any corporation may grant shareholders the right to accumulate their votes. RCN's certificate of incorporation states that there will be no cumulative voting in the election of directors.

     21ST CENTURY. Illinois law provides that in all elections for directors, each shareholder will have the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected, or to accumulate those shares, and give one candidate as many votes as is equal to the number of directors to be elected multiplied by the number of that shareholder's shares, or to distribute the votes in any proportion among any number of candidates. Corporations incorporated after June 15, 1971 may limit or eliminate cumulative voting rights in all or specified circumstances.

NUMBER AND ELECTION OF DIRECTORS

     RCN. Delaware law permits the certificate of incorporation or by-laws to contain a provision regarding the number of directors. According to the RCN's by-laws, the number of directors on RCN's board of directors may not be less than 3 nor more than 24, the exact number of which is to be determined from time to time by resolution adopted by the affirmative vote of a majority of the RCN's directors. RCN's board of directors presently consists of 13 directors.

     Delaware law permits a corporation's board to be divided up into three classes with staggered terms of office by adopting a classification provision in the corporation's certificate of incorporation or by-laws. RCN's board of directors is divided into three classes, designated Class I, Class II and Class
III. Each class generally consists of one third of the total number of directors constituting the entire board of directors. Each director serves for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected.

     21ST CENTURY. Under Illinois law, the board of directors of a corporation must consist of at least one member. According to 21st Century's by-laws, the number of directors of 21st Century is three, unless and until otherwise determined by a vote of majority of the entire board of directors. It was resolved at a meeting of the board held on June 9, 1998, that the number of directors be fixed at 9.

     The members of the board of directors may be elected by a majority of the votes cast at a meeting of shareholders, by the shareholders entitled to vote in the election. Each director will hold office until the annual general meeting next succeeding his election.

REMOVAL OF DIRECTORS

     RCN. Under Delaware law, the affirmative vote of a majority of the shares entitled to vote for the election of directors is required to remove directors, with or without cause, subject to certain exceptions relating to directors elected by the holders of a class or series, and corporations that have a classified board of directors. According to RCN's by-laws, no director may be removed from office by the stockholders, except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of RCN then entitled to vote generally in the election of directors, voting together as a single class.

     21ST CENTURY. Subject to certain exceptions relating to notice requirements, cumulative voting and voting based on class or series, Illinois laws provides that one or more of the directors of a corporation may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors. According to 21st Century's by-laws, any director may be removed with or without cause at any time by the affirmative vote of shareholders holding in the aggregate at least a majority of the outstanding shares of 21st Century at a special meeting of the shareholders called for that purpose. Directors may be removed for cause by action of the board of directors.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     RCN. Delaware law provides that, unless otherwise provided in a corporation's certificate of incorporation or by-laws, vacancies and newly created directorships may be filled by a majority of the
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

directors then in office or a sole remaining director, even though less than a quorum, unless otherwise provided in the certificate of incorporation or by-laws. However, Delaware law also provides that if the directors then in office constitute less than a majority of the corporation's whole board of directors, as constituted prior to any such increase, then, upon application by stockholders representing at least 10% of the outstanding shares entitled to vote for such directors, the Delaware Court of Chancery may order a stockholder election of directors to be held. According to RCN's certificate of incorporation, vacancies on the board of directors resulting from death, resignation, removal or otherwise, and newly created directorships resulting from any increase in the number of directors will be filled solely by a majority of the directors then in office or by the sole remaining director. Each director so elected will hold office for a term that will coincide with the term of the class to which such director will have been elected. When one or more directors resign from the board, a majority of the directors then in office, including those who have resigned, will have the power to fill such vacancy or vacancies, and the vote thereon will take effect when the resignation or resignations become effective.

     21ST CENTURY. Illinois law provides that, except as otherwise provided in the articles of incorporation, any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose; provided, however, that the by-laws of a corporation may provide a method for filling vacancies arising between meetings of shareholders by reason of an increase in the number of directors or otherwise, by director or stockholder action and, in the absence of such provision, the board of directors may fill the vacancy. 21st Century's by-laws provide that any vacancy in the board of directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders will be filled by the shareholders at the meeting at which the removal was effected), or inability to act of any director, or otherwise, will be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the board of directors called for that purpose.

INTERESTED DIRECTORS

     RCN. Under Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable solely because of such interest if such contract or transaction (1) is ratified by the stockholders (as set forth below) or a majority of disinterested members of the board of directors or a committee thereof if the material facts of the contract or transaction are disclosed or known or (2) was fair to the corporation at the time it was approved. Under Delaware law, any ratification of such a contract or transaction by the stockholders must be made by a majority of all stockholders in good faith.

     21ST CENTURY. Under Illinois law, if a transaction is fair to a corporation at the time it was authorized, approved or ratified by the directors or shareholders, respectively, then the fact that a director of the corporation is directly or indirectly a party to the transaction is not grounds for invalidating the transaction or the director's vote regarding the transaction. Nevertheless, in a proceeding contesting the validity of such an "interested transaction," the person asserting the validity of such a transaction has the burden of proving the fairness of such transaction unless the material facts of the transaction and the director's interest or relationship were disclosed to the board of directors and such transaction was authorized, approved or ratified by "disinterested" directors, or the material facts of the transaction and the director's interest or relationship were disclosed to the shareholders and such transaction was authorized, approved or ratified by the "disinterested" shareholders. 21st Century's by-laws provide that a contract or other transaction between 21st Century and any other corporation will not be impaired, effected or invalidated, nor will any director be liable in any way by reason of the fact that any one or more of the directors of 21st Century is or are interested in, or is a director or officer, or are directors or officers of such other corporations, provided that such facts are disclosed to 21st Century's board of directors.

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

ACTION BY WRITTEN CONSENT

     RCN. Under Delaware law, unless otherwise provided in the certificate of incorporation, actions may be taken by the stockholders of a Delaware corporation by written consent, provided that the written consent is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter were present and voted. RCN's certificate of incorporation prohibits the stockholders from acting by written consent.

     21ST CENTURY. 21st Century's by-laws provide that, a resolution signed by all of 21st Century's shareholders shall constitute action by the shareholders as if it had been passed by unanimous vote at a duly called meeting of the shareholders.

ABILITY TO CALL SPECIAL MEETINGS

     RCN. Delaware law provides that the board of directors or any other persons authorized by the certificate of incorporation or by the by-laws of a corporation may call a special meeting of the stockholders. Under RCN's certificate of incorporation and by-laws, special meetings of the stockholders of RCN may be called by the board of directors, the chairman of the board or the chief executive officer.

     21ST CENTURY. 21st Century's by-laws provide that special meetings of the shareholders may be called at any time by the board of directors or by the president, or must be called by the president or the secretary at the written request of the holders of not less than one fifth of all the shares outstanding and entitled to vote at a meeting.

ADVANCE NOTICE PROVISIONS FOR SHAREHOLDER MEETINGS AND PROPOSALS

     RCN. Under RCN's by-laws, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting must be given not less than 10, nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, is deemed equivalent to notice. Attendance of a person at the meeting also constitutes waiver of notice.

     At any meeting of the stockholders, only such business will be conducted as will have been brought for the meeting by or at the direction of the board of directors, or, in the case of an annual meeting of stockholders, by any stockholder of RCN who is a stockholder of record at the time of giving the notice required by the by-laws. In order for notice by a stockholder to be timely, it must be given in writing to the secretary of RCN not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting or public disclosure was given or made. No business may be brought by a stockholder for a special meeting of stockholders.

     The stockholder's notice to the secretary must set out as to each matter the stockholder proposes to bring before the meeting:

     - a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

     - the name and address of the stockholder proposing the business;

     - the class and number of shares of RCN which are beneficially owned by the stockholder; and

     - any material interest of the stockholder in the business.

     RCN's by-laws allow stockholders to nominate candidates for election to RCN's board of directors. Nominations by stockholder may be made by any stockholder who is a stockholder of record at the time of giving of notice provided for in the by-laws. Such nominations, to be timely, must be given in accordance with the notice requirements for meetings of stockholders.

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

     The stockholder's notice must set out:

     - as to each person who the stockholder proposes to nominate for election or re-election, all information relating to that person that is required to be disclosed in proxy solicitation for the election of directors or as otherwise required under Section 14A of the Exchange Act;

     - the name and address of the stockholder giving the notice;

     - the class and number of shares of RCN which are beneficially owned by the stockholder giving the notice;

     - a description of all arrangements or understandings between the stockholder giving the notice and each proposed nominee; and

     - any other information relating to the stockholder giving the notice which is required to be disclosed in proxy solicitations for the election of directors or as otherwise required under Section 14A of the Exchange Act.

     21ST CENTURY. 21st Century's by-laws provide that, subject to Illinois law, written notice of each meeting of shareholders must be served not less than 10 nor more than 60 days before the meeting, or in the case of a merger, among other items, not less than 20 nor more than 60 days before the meeting upon each shareholder of record entitled to vote at such meeting, and to any other shareholder entitled by law to vote. Notice of a special meeting must state the purpose for which the meeting is called and indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares under Illinois law, the notice of that meeting must include a statement of that purpose and to that effect.

     Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any other shareholder who, in person or by proxy, submits a signed waiver of notice either before or after that meeting.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND ARTICLES OF INCORPORATION

     RCN. Delaware law provides that the certificate of incorporation of a corporation may be amended upon adoption by the board of directors of a resolution setting forth the proposed amendment and declaring its advisability, followed by the affirmative vote of a majority of the outstanding shares entitled to vote. It also provides that a certificate of incorporation may provide for a greater or lesser vote than would otherwise be required by Delaware law.

     RCN's certificate of incorporation states that RCN may amend its certificate of incorporation in any matter permitted by Delaware law. The provisions of the certificate of incorporation regarding the board of directors, amendment of the by-laws, special meetings of stockholders, personal liability and indemnity of directors and officers and amendment of the certificate of incorporation may not be repealed or amended in any respect without the approval of the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding securities of RCN then entitled to vote generally in the election of directors, voting together as a single class.

     21ST CENTURY. Generally, under Illinois law, the board of directors must recommend and two-thirds of the shareholders entitled to vote must approve amendments to a corporation's articles of incorporation other than those amendments relating to certain immaterial procedural matters. If a specified amendment affects the rights of holders of a particular class of securities, then those shareholders must approve the amendment, by a two-thirds vote, even if that class of shareholders would not ordinarily have voting rights. Illinois law permits corporations to supercede the two-thirds voting requirement and specify any larger or smaller vote requirement not less than a majority of the votes entitled to vote on the amendment and not less than a majority of the votes of shares of each class or series of shares entitled to vote as a class on the amendment.

     21st Century's articles of incorporation provide that no amendment, modification or waiver of the terms relating to 21st Century's class A preferred stock and class B preferred stock may be made without

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the prior written consent of the holders of a majority of the class A and class
B preferred stock outstanding at the time the action is taken. In addition, no change in the terms of the preferred stock may be accomplished by merger of 21st Century with another corporate entity (among other events) unless 21st Century has obtained the prior written consent of the requisite holders of its class A preferred stock and class B preferred stock.

     No amendment or waiver of any provision of 21st Century's articles of incorporation which adversely affects the holders of 21st Century's non-voting common stock may be made without the prior approval of the holders of a majority of the then outstanding non-voting common stock voting as a separate class.

AMENDMENT OF BY-LAWS

     RCN. Under Delaware law, stockholders have the authority to make, alter, amend or repeal the by-laws of a corporation and such power may be delegated to the board of directors. RCN's by-laws permit the by-laws to be altered, amended or repealed by the board of directors or by the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding securities of RCN then entitled to vote generally in the election of directors, voting together as a single class.

     21ST CENTURY. Illinois law provides that unless the power to make, alter, amend or repeal the by-laws is reserved to the shareholders by the articles of incorporation, the by-laws of the corporation may be made, altered, or repealed by the shareholders or the board of directors; provided however, that no by-laws adopted by the shareholders may be altered, amended or repealed by the board of directors if the by-laws so provide. 21st Century's by-laws state that the by-laws may be altered or repealed, or renewed by-laws may be made, by the affirmative vote of shareholders holding in the aggregate at least a majority of the outstanding shares entitled to vote in the election of directors at any annual or special meeting of shareholders. 21st Century's board of directors has the power to make, adopt, alter, amend and repeal the by-laws of 21st Century, which by-laws may be further altered, amended or repealed by the shareholders. The board of directors does not have the power to change the quorum for meetings of shareholders or the board of directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the board resulting from the removal by the shareholders.

STANDARD OF CONDUCT FOR DIRECTORS

     RCN. Under Delaware law, the standards of conduct for directors have developed through written opinions of the Delaware courts. Generally, directors of Delaware corporations are subject to a duty of loyalty and a duty of care. The duty of loyalty has been said to require directors to refrain from self-dealing and the duty of care requires directors in managing the corporate affairs to use that amount of care which ordinarily careful and prudent persons would use in similar circumstances. In general, gross negligence has been established as the test for breach of the standard for the duty of care in the process of decision-making by directors of Delaware corporations. When directors act consistently with their duties of loyalty and care, their decisions generally are presumed to be valid under the business judgment rule.

     21ST CENTURY. Under Illinois law, directors and officers may, in discharging their duties, and in considering the best long term and short term interests of the corporation, consider the effects of any action (including without limitation, action which may involve or relate to a change or potential change in control of the corporation) upon employees, suppliers and customers of the corporation or its subsidiaries, communities in which offices or other establishments of the corporation or its subsidiaries are located, and all other pertinent factors. Illinois courts have imposed fiduciary duties on directors of corporations similar to those under Delaware law as described above.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     RCN. Under Delaware law, a Delaware corporation may include in its certificate of incorporation, a provision that eliminates or limits a director's personal liability for monetary damages for breach of his or her fiduciary duty, subject to certain limitations. Delaware law also generally permits indemnification of a person who acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation.

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     RCN's certificate of incorporation precludes a director of RCN from liability to RCN or its stockholders for monetary damages for breach of a fiduciary duty as a director to the fullest extent permitted by Delaware law.

     The certificate of incorporation states that each person who was or is a party to, or threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or office of RCN or is or was serving at the request of RCN as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, will be indemnified by RCN to the fullest extent permitted by Delaware law. The right to indemnification includes the right to be paid by RCN the expenses incurred in connection with any such proceeding advance of its final disposition.

     RCN is further permitted under the certificate of incorporation by action of its board of directors, to provide indemnification to employees and agents of RCN and to those persons serving at the request of RCN as an employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, to such extent and to the effect as the board of directors determines to be appropriate and authorized by Delaware law.

     In general, the indemnification provided for by Delaware law is not deemed to be exclusive of any non-statutory indemnification rights provided to directors, officers and employees under any by-law, agreement or vote of shareholders or disinterested directors. RCN's certificate of incorporation contains similar provisions.

     21ST CENTURY. 21st Century's by-laws preclude any director of 21st Century, personally and individually, who may be a party to or may be interested in any contract or transaction of 21st Century from liability in any way by reason of such interest, provided that the effect of such interest is disclosed or made known to the board of directors and that the board of directors authorizes, approves or rectifies such contract or transaction by the vote of a majority of a quorum of the board of directors (excluding the vote of the interested director).

     Generally, Illinois law provides that a corporation may indemnify any person who is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is a director, officer, employee or agent of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his or her actions were unlawful.

     21st Century's by-laws provide for indemnification for any person who enjoys indemnity under Illinois law against the reasonable expenses, including attorneys fees, actually and necessary incurred by the person in connection with the defense of the action, suit or proceeding, or in connection with any appeal therein, in which that person is involved. The right of indemnification is not available where the officer, director or employee is liable for negligence or misconduct in the performance of his duties.

     Illinois law and 21st Century's by-laws contain similar provisions to Delaware law and RCN's certificate of incorporation regarding the non-exclusivity of any non-statutory indemnification rights provided to directors, officers and employees.

DIVIDENDS

     RCN. Delaware laws allow a corporation to pay dividends in cash, in property or stock out of its surplus or, if there is no surplus, out of net profits for the fiscal year in which dividends are declared or out of net profits for the preceding fiscal year. The board of directors of RCN may declare dividends to be paid to the holders of shares of RCN common stock, subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends.

     21ST CENTURY. Under Illinois law, a dividend may be made unless, after giving it effect, the corporation would be insolvent or the net assets of the corporation would be less than the maximum amount payable to shareholders having preferential rights in liquidation. 21st Century's by-laws provide that dividends may be declared and paid out of any funds available therefor as often, in amounts, and on any term or terms as the board of directors of 21st Century may determine.

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     21st Century's articles of incorporation provide that if dividends are declared which are payable in shares of 21st Century's voting common stock or non-voting common stock, then dividends will be declared which are payable at the same rate on both classes of 21st Century's common stock. If the dividends consist of other voting securities of 21st Century, then in respect of the non-voting common stock, 21st Century may, at its option, pay those dividends in the form of non-voting securities of 21st Century which are otherwise identical to those other voting securities and which are convertible into or exchangeable for voting securities on the same terms as the 21st Century non-voting common stock is convertible into 21st Century's voting common stock.

     21st Century's articles of incorporation provide that 21st Century will pay preferential dividends to the holders of the class A preferred stock in cash or additional shares of class A preferred stock when and as declared by the board of directors of 21st Century. Dividends on each share of class A preferred stock accrue on a daily basis at the rate of 8% per annum of the sum of the liquidation value thereof, plus all accumulated and unpaid dividends from and including the date of issuance.

CONVERSION RIGHTS

     RCN. RCN's certificate of incorporation permits a holder of RCN common stock to convert, at his or her option, each outstanding share into one fully paid and nonassessable share of RCN class B common stock. This right of conversion must be exercised by the holder giving written notice thereof to RCN that he or she elects to convert a stated number of shares of RCN common stock into class B common stock and by surrender of a certificate or certificates for the shares to be converted.

     21ST CENTURY. 21st Century's articles of incorporation provide that so long as any shares of class A preferred stock remain outstanding, without the prior written consent of the holders of a majority of the outstanding shares of class A preferred stock and class B preferred stock, 21st Century will not be permitted to redeem, purchase or acquire any securities which rank junior in preference.

     Upon the occurrence, or expected occurrence of any conversion event (which includes a merger), each holder of 21st Century's non-voting common stock will be entitled to convert its shares into the same number of shares of 21st Century voting common stock.

     21st Century's class A preferred stock is convertible at the option of any holder thereof into a number of shares of 21st Century's voting common stock computed by multiplying the number of shares of class A preferred stock to be converted by the liquidation value of each share and dividing the result by the conversion price then in effect.

LIQUIDATION RIGHTS

     RCN. RCN's certificate of incorporation provides that in the event of any voluntary or involuntary liquidation, dissolution or winding up of RCN, holders of RCN common stock will be entitled to share ratably according to the shares held by them in all assets of RCN available for distribution to its stockholders, subject to the prior rights of holders of all classes of stock outstanding having prior rights with respect to the assets of RCN.

     21ST CENTURY. 21st Century's articles of incorporation provide that upon the liquidation, dissolution or winding up of 21st Century, the holder of 21st Century class A preferred stock will be entitled to be paid, before any distribution or payment is made to any securities which rank junior in preference to the class A preferred stock, an amount in cash equal to the greater of the amount which the holders would have received if they had converted all of their class A preferred stock immediately prior to the liquidation, dissolution or winding up, and the aggregate liquidation value of all shares of class A preferred stock then held by the holder. Mergers, among other events, do not constitute a liquidation, dissolution or winding.

APPRAISAL RIGHTS

     RCN. Under Delaware law, appraisal rights may be available in connection with a statutory merger or consolidation in certain specific situations. Appraisal rights are not available under Delaware law when a corporation is to be the surviving corporation and no vote of its stockholders is required to approve the merger or consolidation. In addition, no appraisal rights are available to holders of shares of any class of stock which is either (a) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (b) held of record by more than 2,000 shareholders, unless such stockholders are required by the terms of the merger or consolidation to accept anything other than (i) shares of the surviving corporation, (ii) shares of stock that are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the Nasdaq National Market or held of record by more than 2,000 stockholders, (iii) cash in lieu of fractional shares or (iv) any combination of the foregoing. Stockholders who perfect their appraisal rights are entitled to receive cash from the corporation equal to the value of their shares as established by judicial appraisal. Corporations may enlarge these statutory rights by including in their certificate of incorporation a provision allowing the appraisal rights in any merger or consolidation in which the corporation is a constituent corporation. RCN's certificate of incorporation and by-laws do not contain a provision enlarging such appraisal rights.

     21ST CENTURY. Illinois law grants to shareholders of an Illinois corporation the right to dissent and to receive the fair value of their shares in the event of certain amendments to the articles of incorporation that adversely affects their shares or business transactions, including mergers. For a description of the rights of dissenting shareholders of 21st Century under Illinois law, see "The Merger -- Appraisal Rights."

PREEMPTIVE RIGHTS

     RCN. RCN's certificate of incorporation stipulates that the holders of shares of RCN common stock have no preemptive or preferential rights of subscription to any shares of any class of capital stock of RCN or any securities convertible into or exchangeable for shares of any class of stock of RCN.

     21ST CENTURY. 21st Century's articles of incorporation and by-laws do not contain any provisions regarding preemptive rights of shareholders.

VOTE ON CERTAIN FUNDAMENTAL ISSUES

     RCN. Delaware law requires that any merger, consolidation, sale of all or substantially all of the assets, or dissolution of a corporation be approved by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon. Neither RCN's certificate of incorporation nor the by-laws alter these stockholder approval requirements.

     21ST CENTURY. In general, under Illinois law, a plan of merger, consolidation or share exchange must be approved by the affirmative vote of at least two-thirds of the votes of the shares entitled to vote on the plan unless any class or series of shares of the corporation is entitled to vote as a class on the plan, in which event the plan must also be approved by the affirmative votes of at least two-thirds of the votes of the shares of each such class or series. The articles of incorporation of any corporation may supersede the two-thirds vote requirement by specifying any smaller or larger vote requirement not less than a majority of the votes of the shares entitled to vote on the issue and not less than a majority of the votes of the shares of each class or series of shares entitled to vote as a class on the issue. Neither 21st Century's articles of incorporation nor the by-laws alter this shareholder approval requirement.

STATE ANTI-TAKEOVER PROVISIONS

     RCN. Delaware law limits certain business combinations of Delaware corporations with interested stockholders. Under Delaware law, an interested stockholder (a stockholder whose beneficial ownership in the corporation is at least 15% of the outstanding voting securities) cannot enter certain business combinations with the corporation for a period of three years following the time that such stockholder became an interested stockholder unless, (i) prior to such time, a corporation's board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder, (ii) upon consummation of the transaction in which any person becomes an interested stockholder, such interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by certain employee stock ownership plans and persons who are both directors and officers of the corporation) or (iii) at or subsequent to such time, the business combination is both approved by the board of directors and authorized at an annual or special meeting of stockholder, not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder. RCN's certificate of incorporation and by-laws do not provide for an "opt-out" from this provision of Delaware law and, therefore, it applies to RCN.

     21ST CENTURY. Illinois law prohibits a corporation from engaging in certain business combinations with any interested shareholder (generally, a shareholder whose beneficial ownership in the corporation is, or in certain cases was, at least 15% of the outstanding voting securities, and affiliates of such shareholders) for a period of three years following the date on which such shareholder became an interested shareholder, unless (i) prior to the time that a person or entity becomes an interested shareholder, the board of directors of the corporation approved the business combination or the transaction in which such shareholder became an interested shareholder, (ii) upon the consummation of the transaction in which the shareholder became an interested shareholder, such shareholder owned at least 85% of the outstanding voting shares of the corporation (excluding shares held by certain persons set forth in the statute) or (iii) at, or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of the shareholders, and not by written consent, by the affirmative vote of at least
66 2/3% of the outstanding voting shares which are not owned by the interested shareholder. Certain exemptions exist under this statute.

     Under Illinois law, a corporation may not enter into a business combination with any interested shareholder unless the transaction has been approved by the holders of at least 80% of the outstanding voting shares of the corporation and the holders of a majority of the voting shares of the corporation not held by such interested shareholders and their affiliates or associates. The heightened shareholder voting requirement does not apply if (i) the business combination has been approved by two-thirds of the disinterested directors, or (ii) specific procedural requirements and requirements relating to the consideration to be paid are met. The disinterested directors of the 21st Century board of directors have unanimously approved the merger agreement and the merger. See "The
Merger -- Background of the Merger."

                                 LEGAL MATTERS

     The validity of the shares of RCN common stock offered by this prospectus will be passed upon for RCN by John J. Jones, Esq., Executive Vice President, General Counsel and Corporate Secretary of RCN. Mr. Jones is paid a salary by RCN, is a participant in various employee benefit plans offered to employees of RCN generally and owns and has options to purchase shares of RCN common stock.

                                    EXPERTS


     The financial statements of RCN Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



     The consolidated financial statements of 21st Century as of December 31, 1999 and December 31, 1998, and for the year ended December 31, 1999, the nine months ended December 31, 1998, and the twelve months ended March 31, 1998, included in 21st Century's Annual Report in Form 10-K for the year ended December 31, 1999 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                      WHERE YOU CAN FIND MORE INFORMATION

     RCN and 21st Century file annual, quarterly and special reports and other information with the SEC. You may read and copy any reports, statements or other information that RCN and 21st Century file with the SEC at the SEC's public reference rooms at the following locations:

                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549
                            New York Regional Office
                              7 World Trade Center
                                   Suite 1300
                               New York, NY 10048
                            Chicago Regional Office
                                Citicorp Center
                            500 West Madison Street
                                   Suite 1400
                             Chicago, IL 60661-2511

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at "http://www.sec.gov". Reports, proxy statements and other information concerning RCN may also be inspected at the offices of The Nasdaq Stock Market, which is located at 1735 K. Street, N.W., Washington, D.C. 20006.

     RCN filed a registration statement on Form S-4 on February 8, 2000, to register with the SEC the RCN common stock to be issued to 21st Century shareholders in the merger and 21st Century debenture holders in the exchange offer and consent solicitation. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in RCN's registration statement or the exhibits to the registration statement.

     The SEC allows RCN to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus.

     This prospectus incorporates by reference the documents set forth below that RCN and 21st Century have previously filed with the SEC. These documents contain important business and financial information about RCN and 21st Century that is not included in or delivered with this prospectus.

     The following documents, which have been filed by RCN with the Securities and Exchange Commission, are incorporated by reference into this prospectus:


     - RCN's Annual Report on Form 10-K, for the fiscal year ended December 31, 1999;



     - RCN's Current Report on Form 8-K filed March 27, 2000;



     The following documents, which have been filed by 21st Century with the Securities and Exchange Commission, are incorporated by reference into this prospectus:



     - 21st Century's Annual Report on Form 10-K, for the fiscal year ended December 31, 1999;



     - 21st Century' Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, as amended February 4, 2000; and



     - 21st Century's Current Report on Form 8-K filed February 4, 2000.


     RCN and 21st Century also incorporate by reference additional documents that may be filed with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the later of the date of the 21st Century special meeting and the completion of the exchange offer and consent solicitation. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.


     We have sent you some of the documents incorporated by reference, but you can also obtain any of them through RCN, the SEC or the SEC's Internet web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge. ANY REQUEST FOR DOCUMENTS SHOULD BE MADE BY APRIL 20, 2000 TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from ChaseMellon Shareholder Services, LLC, the information agent, or us at the following addresses and telephone numbers:



                      ChaseMellon Shareholder Services, L.L.C.   or   RCN Corporation
                      44 Wall Street, 7th Floor                       105 Carnegie Center
                      New York, NY 10005                              Princeton, NJ 08540
                      Toll Free: (888) 566-9474                       Attention: Investor Relations Department
                                                                      Telephone: (609) 734-3700



     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated March 31, 2000. You should not assume that the information contained in this prospectus is accurate as of any date other than that date. Neither the mailing of this prospectus to 21st Century debenture holders nor the issuance of RCN common stock in the merger or the exchange offer and consent solicitation creates any implication to the contrary.


     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS WITH RESPECT TO 21ST CENTURY AND ITS SUBSIDIARIES WAS PROVIDED BY 21ST CENTURY.

                           FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and on the expected impact of the merger on RCN's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including those described under "Risk Factors" in this prospectus, that could cause actual results to differ materially from the results contemplated by the forward-looking statements.


     In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" on page 14 of this prospectus.

                                                                           ANNEX
1
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                RCN CORPORATION,

                               21ST HOLDING CORP.

                                      AND

                        21ST CENTURY TELECOM GROUP, INC.

                         DATED AS OF DECEMBER 12, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                   ARTICLE I
                                   The Merger

                                                                            PAGE
                                                                            ----
Section 1.1   The Merger..................................................   1-1
Section 1.2   Closing; Effective Time of the Merger.......................   1-1
Section 1.3   Effects of Merger...........................................   1-1
Section 1.4   Directors and Officers......................................   1-1
                                   ARTICLE II
                            Conversion of Securities
Section 2.1   Conversion of Capital Stock.................................   1-2
Section 2.2   Exchange of Certificates....................................   1-4
Section 2.3   Options.....................................................   1-5
Section 2.4   Contingent Deferred Payment.................................   1-6
Section 2.5   Payment of Contingent Deferred Payment......................   1-7
Section 2.6   Franchise Amount............................................   1-8
Section 2.7   Shares of Dissenting Shareholders...........................   1-9
                                  ARTICLE III
                 Representations and Warranties of the Company
Section 3.1   Organization................................................   1-9
Section 3.2   Company Subsidiaries........................................  1-10
Section 3.3   Company Capital Structure...................................  1-10
Section 3.4   Authority; No Conflict; Required Filings and Consents.......  1-12
Section 3.5   SEC Filings.................................................  1-13
Section 3.6   Financial Statements........................................  1-13
Section 3.7   Absence of Undisclosed Liabilities..........................  1-14
Section 3.8   Absence of Certain Changes or Events........................  1-14
Section 3.9   Taxes.......................................................  1-15
Section 3.10  Real Properties; Title to and Condition of Assets...........  1-16
Section 3.11  Intellectual Property.......................................  1-17
Section 3.12  Agreements, Contracts and Commitments.......................  1-17
Section 3.13  Litigation..................................................  1-18
Section 3.14  Environmental Matters.......................................  1-18
Section 3.15  Transactions with Affiliates................................  1-19
Section 3.16  Employee Benefit Plans......................................  1-19
Section 3.17  Labor Matters...............................................  1-20
Section 3.18  Compliance with Laws; Regulatory Approvals..................  1-20
Section 3.19  Systems Information.........................................  1-23
Section 3.20  Outside Plant/Network; CLEC; Internet Related Systems.......  1-24
Section 3.21  No Other Operators..........................................  1-26
Section 3.22  Franchises; Licenses........................................  1-26
Section 3.23  Bonds.......................................................  1-27
Section 3.24  Commitments.................................................  1-27
Section 3.25  Brokers.....................................................  1-27

                                       1-i

                                                                            PAGE
                                                                            ----
Section 3.26  Insurance...................................................  1-27
Section 3.27  Fairness Opinion............................................  1-28
Section 3.28  Year 2000 Compliance........................................  1-28
Section 3.29  Full Disclosure.............................................  1-28
Section 3.30  Registered Securities.......................................  1-28
                                   ARTICLE IV
                Representations and Warranties of Parent and Sub
Section 4.1   Organization................................................  1-29
Section 4.2   Authority; No Conflict; Required Filings and Consents.......  1-29
Section 4.3   SEC Documents...............................................  1-29
Section 4.4   Parent Common Stock Issued in the Merger....................  1-30
Section 4.5   Litigation..................................................  1-30
Section 4.6   Interim Operations of Sub...................................  1-30
Section 4.7   Brokers.....................................................  1-30
Section 4.8   Tax Matters.................................................  1-30
Section 4.9   Financial Statements........................................  1-30
Section 4.10  Absence of Undisclosed Liabilities..........................  1-30
Section 4.11  Absence of Certain Changes or Events........................  1-31
                                   ARTICLE V
                              Conduct of Business
Section 5.1   Covenants of the Company....................................  1-31
Section 5.2   Cooperation.................................................  1-32
                                   ARTICLE VI
                             Additional Agreements
Section 6.1   No Solicitation.............................................  1-32
Section 6.2   Access to Information.......................................  1-32
Section 6.3   Consents....................................................  1-33
Section 6.4   Public Disclosure...........................................  1-33
Section 6.5   Tax-Free Reorganization.....................................  1-33
Section 6.6   Affiliate Agreements........................................  1-33
Section 6.7   Commercially Reasonable Efforts.............................  1-33
Section 6.8   Certain Filings.............................................  1-33
Section 6.9   Further Assurances..........................................  1-34
Section 6.10  Notification of Certain Matters.............................  1-34
Section 6.11  Affiliate Transactions......................................  1-34
Section 6.12  Shareholders Meeting........................................  1-34
Section 6.13  Proxy Statement; Registration Statement; Board                1-34
              Recommendation..............................................
Section 6.14  Nasdaq Listing..............................................  1-35
Section 6.15  Letter of Independent Auditors..............................  1-35
Section 6.16  Treatment of Company Debt and Exchangeable Preferred........  1-35
Section 6.17  Employee Matters............................................  1-36
Section 6.18  280G Approval...............................................  1-37
Section 6.19  Director and Officer Liability..............................  1-37

                                      1-ii

                                                                            PAGE
                                                                            ----
Section 6.20  Employee Benefits after the Effective Time..................  1-37
Section 6.21  ISP Plan....................................................  1-38
                                  ARTICLE VII
                              Conditions to Merger
Section 7.1   Conditions to Each Party's Obligation to Effect the           1-38
              Merger......................................................
Section 7.2   Additional Conditions to Obligations of Parent and Sub......  1-38
Section 7.3   Additional Conditions to Obligations of the Company.........  1-40
                                  ARTICLE VIII
                           Termination and Amendment
Section 8.1   Termination.................................................  1-40
Section 8.2   Procedure and Effect of Termination.........................  1-41
Section 8.3   Amendment...................................................  1-41
Section 8.4   Extension; Waiver...........................................  1-41
Section 8.5   Fees and Expenses...........................................  1-41
                                   ARTICLE IX
                                Indemnification
Section 9.1   Survival....................................................  1-42
Section 9.2   Obligations of the Shareholders.............................  1-42
Section 9.3   Indemnification Procedures..................................  1-42
Section 9.4   Shareholder Representative..................................  1-43
Section 9.5   Certain Definitions.........................................  1-44
                                   ARTICLE X
                                  Tax Matters
Section 10.1  Indemnification by the Company Shareholders.................  1-44
Section 10.2  Allocation of Taxes.........................................  1-44
Section 10.3  Mutual Cooperation; Contests................................  1-45
Section 10.4  Other Tax Agreements........................................  1-45
                                   ARTICLE XI
                                 Miscellaneous
Section 11.1  Notices.....................................................  1-46
Section 11.2  Interpretation; Certain Definitions.........................  1-46
Section 11.3  Counterparts................................................  1-47
Section 11.4  Entire Agreement; No Third Party Beneficiaries..............  1-47
Section 11.5  Governing Law...............................................  1-47
Section 11.6  Jurisdiction................................................  1-47
Section 11.7  WAIVER OF JURY TRIAL........................................  1-47
Section 11.8  Assignment..................................................  1-47
Section 11.9  Severability................................................  1-47


                                      1-iii

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of December 12, 1999 by and among RCN Corporation, a Delaware corporation ("Parent"), 21st Holding Corp., an Illinois corporation and a wholly owned subsidiary of Parent ("Sub"), and 21st Century Telecom Group, Inc., an Illinois corporation (the "Company").

     WHEREAS, the Boards of Directors of Parent, Sub and the Company have approved this Agreement and deem it advisable and in the best interests of each corporation and its respective stockholders and shareholders to enter into this Agreement and the other agreements contemplated herein and consummate the transactions contemplated hereby and thereby; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the Business Corporation Act of the State of Illinois (the "Illinois Statute"), Sub shall be merged with and into the Company (the "Merger"). As a result of the Merger, the outstanding shares of capital stock of Sub and the Company shall be converted or canceled in the manner provided in Article II of this Agreement, the separate corporate existence of Sub shall cease and the Company shall be the surviving corporation in the Merger.

     Section 1.2 Closing; Effective Time of the Merger. Unless this Agreement shall have been terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on a date to be specified in writing by Parent and the Company (the "Closing Date"), which shall be no later than the third business day after satisfaction (or waiver in accordance with Section 8.4) of all conditions set forth in Article VII, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, unless another date or place is agreed to in writing by Parent and the Company. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed in accordance with the Illinois Statute and simultaneously with or as soon as practicable following the Closing delivered to the Secretary of State of the State of Illinois for filing. The Merger shall become effective upon the later of: (a) the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Illinois, or (b) such other date and time as is provided in this Agreement (the "Effective Time").

     Section 1.3  Effects of Merger.

     (a) At the Effective Time: (i) the separate existence of Sub shall cease and Sub shall be merged with and into the Company (Sub and the Company are sometimes referred to collectively herein as the "Constituent Corporations" and the Company is sometimes referred to herein as the "Surviving Corporation"); and
(ii) the articles of incorporation and bylaws of the Company in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation until amended in accordance with the terms thereof and in accordance with applicable law.

     (b) The Merger shall have the effects set forth in this Agreement and the Illinois Statute.

     Section 1.4 Directors and Officers. The directors of Sub and the officers of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, and shall hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holder of any shares of capital stock of the Constituent Corporations (other than Dissenting Shares (as defined in Section 2.7)):

     (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Parent-Owned Stock. All shares of Company Stock (as defined below) that are owned by the Company as treasury stock and any shares of Company Stock owned by Parent, Sub or any other wholly owned Subsidiary (as defined in Section 3.1 below) of Parent shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

     (c) Company Common Stock. Each issued and outstanding share of Company Common Stock (as defined in Section 3.3) shall be converted into the right to receive the sum of:

          (i) that number of shares of Common Stock, par value $1.00 per share, of Parent ("Parent Common Stock") equal to (A) the Exchange Ratio (as defined below) multiplied by (B) one minus the Indemnification Percentage (as defined below);

          (ii) subject to offset in accordance with the provisions of Section 2.1(l) and Articles IX and X hereof and the Escrow Agreement (as defined below), that number of shares of Parent Common Stock equal to (A) the Exchange Ratio multiplied by (B) the Indemnification Percentage (the "Escrowed Common Consideration");

          (iii) its applicable share of the Contingent Deferred Payment (as defined below), if any; and

          (iv) its applicable share of the Franchise Amount (as defined below), if any.

     (d) Class A Preferred Stock. Each issued and outstanding share of Class A Preferred Stock (as defined in Section 3.3) shall be converted into the right to receive the sum of:

          (i) that number of shares of Parent Common Stock equal to (A) the Exchange Ratio multiplied by (B) one minus the Indemnification Percentage multiplied by (C) the Preferred Conversion Number (as defined below);

          (ii) subject to offset in accordance with the provisions of Section 2.1(l) and Articles IX and X hereof and the Escrow Agreement, that number of shares of Parent

          Common equal to (A) the Exchange Ratio multiplied by (B) the Indemnification Percentage multiplied by (C) the Preferred Conversion Number (the "Escrowed Preferred Consideration");

          (iii) its applicable share of the Contingent Deferred Payment (as defined below), if any; and

          (iv) its applicable share of the Franchise Amount, if any.

     (e) Warrants. Each Warrant (as defined in Section 3.3(a)) to acquire shares of Company that is outstanding immediately prior to the Effective Time, whether or not then exercisable, shall, effective as of the Effective Time, be cancelled and in exchange therefor, shall be converted into the right to receive the sum of:

          (i) that number of shares of Parent Common Stock equal to (1) the Exchange Ratio multiplied by (2) one minus the Indemnification Percentage multiplied by (3) the difference between (A) the total number of shares of Company Common Stock subject to such Warrant less (B) the quotient obtained by dividing (i) the product of (x) the total number of shares of Company Common Stock

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

     subject to such Warrant multiplied by (y) the exercise price of such Warrant, by (ii) the Net Equity Value;

          (ii) subject to offset in accordance with the provisions of Section 2.1(l) and Articles IX and X hereof and the Escrow Agreement, that number of shares of Parent Common equal to (1) the Exchange Ratio multiplied by
     (2) the Indemnification Percentage multiplied by (3) the difference between
     (A) the total number of shares of Company Common Stock subject to such Warrant less (B) the quotient obtained by dividing (i) the product of (x) the total number of shares of Company Common Stock subject to such Warrant multiplied by (y) the exercise price of such Warrant, by (ii) the Net Equity Value (the "Escrowed Warrant Consideration");

          (iii) its applicable share of the Contingent Deferred Payment (as defined below), if any; and

          (iv) its applicable share of the Franchise Amount, if any.

     (f) As used herein, the term "Company Stock" shall mean the Company Common Stock, the Class A Preferred Stock and, as applicable, the Warrants and the shares of Company Common Stock subject to the Warrants.

     (g) As used herein, the term "Exchange Ratio" means a fraction, the numerator of which is the Net Equity Value (as defined below) and the denominator of which is $45.441667 (the "Parent Stock Price"). The aggregate shares of Parent Common Stock into which all shares of Company Stock will be converted into the right to receive is referred to herein as the "Merger Consideration". The aggregate Escrowed Common Consideration, Escrowed Preferred Consideration, Escrowed Warrant Consideration, Escrowed CDP (as defined in
Section 2.5(a)) and Escrowed Franchise Amount (as defined in Section 2.6(c)) are collectively referred to as the "Escrowed Consideration".

     (h) As used herein, the term "Net Equity Value" means a fraction, the numerator of which is (A) the excess of (i) $212,377,112.50 less (ii) in the event that the Company shall not have delivered the Franchise Certificate (as defined in Section 2.6(b)) to Parent prior to the Closing, the Initial Franchise Amount (as defined in Exhibit A-1 hereto), and (B) the denominator of which is the number of shares of Company Common Stock outstanding immediately prior to the Effective Time assuming, in each case, immediately prior to the Effective Time and at the then applicable exercise or conversion prices, whether or not then vested, exercisable or convertible: (i) conversion of all shares of Class A Preferred into Company Common Stock; (ii) the exercise of all outstanding options to acquire shares of Company Common Stock; (iii) the exercise of all warrants to acquire shares of Company Common Stock; and (iv) the exercise or conversion, as applicable, of all other securities convertible into or exchangeable for shares of Company Common Stock.

     (i) As used herein, (i) the term "Indemnification Percentage" means ten percent (10%) and (ii) the term "Preferred Conversion Number" means 1,000.

     (j) Effect on Company Stock. All such shares of Company Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with
Section 2.2, without interest.

     (k) Adjustment of Exchange Ratio for Dilution and Other Matters. If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, then the Exchange Ratio shall be correspondingly adjusted.

     (l) Escrow of Shares. At the Effective Time, any Franchise Amount Payment Date and any CDP Payment Date, as applicable, Parent shall deposit the number of shares of Parent Common Stock comprising the Escrowed Consideration (the "Escrow Shares") with an escrow agent reasonably
                                       1-3
satisfactory to the Company and Parent to be held and disbursed by that escrow agent in accordance with the form of escrow agreement attached as Exhibit B (the "Escrow Agreement"). Those shares will be withheld from the shares of Parent Common Stock allocable to each former holder of the Company Stock in accordance with the provisions of Sections 2.1(c)(ii), 2.1(d)(ii), 2.1(e)(ii), 2.5(a) and 2.6(c). To the extent Parent is entitled to indemnification out of the Escrow Shares pursuant to Articles IX or X of this Agreement and subject to the conditions and limitations therein, Parent shall set off and apply against Indemnified Losses (as defined in Section 9.2) the Escrow Shares in accordance with the terms hereof and of the Escrow Agreement. Pursuant to the terms of the Escrow Agreement, the Escrow Shares shall be valued for purposes of set off against any Indemnified Losses at the Parent Stock Price.

     Section 2.2  Exchange of Certificates.

     (a) Exchange Agent. As of the Effective Time, Parent shall deposit with an exchange agent designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Stock, for exchange in accordance with this Article II, through the Exchange Agent, (A) certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to this Article II in exchange for the shares of Company Stock and (B) cash in an amount sufficient for payment in lieu of fractional shares as contemplated by this Article II.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock (each a "Certificate" and collectively, the "Certificates") whose shares were converted pursuant to this
Article II into the right to receive shares of Parent Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of (1) the Certificates or (2) an affidavit in accordance with Section 2.2(h) to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates or affidavits in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents reasonably acceptable to the Company as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive, pursuant to the provisions of this
Article II, and (y) cash in lieu of any fractional shares of Parent Common Stock in accordance with Section 2.2(e), and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Article II, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Article II.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or affidavit pursuant to Section 2.2(h) with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to paragraph (e) below until the holder of record of such Certificate shall surrender such Certificate or affidavit. Subject to the effect of applicable laws, following surrender of any such Certificate or affidavit, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor,
                                       1-4
without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to paragraph (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

     (d) No Further Ownership Rights in Company Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof (including any cash paid pursuant to paragraph (c) or (e) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Stock in accordance with the terms of this Agreement on or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

     (e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. Notwithstanding any other provision of the Agreement, each holder of shares of Company Stock, exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive from Parent, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the average of the closing prices of Parent Common Stock, as reported on the Nasdaq, on each of the fifteen trading days immediately preceding the date of the Effective Time.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand, and any former shareholders of the Company who have not previously complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock, and any dividends or distributions with respect to Parent Common Stock.

     (g) No Liability. Neither the Exchange Agent, Parent, Sub nor the Company shall be liable to any holder of shares of Company Stock or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock, to which such holder is entitled pursuant to paragraph (e) above and any dividends or other distributions with respect to Parent Common Stock to which such holder is entitled.

     Section 2.3  Options.

     (a) Except as may otherwise be agreed upon between a holder of Company Stock Options and Parent, each option granted to a Company employee to acquire shares of Company Common Stock ("Company Stock Option") that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall, effective as of the Effective Time, become and represent an option to acquire the number of shares of Parent Common Stock (a "Substitute Option"), rounded up or down to

                                       1-5
the nearest whole share, determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of Parent Common Stock (increased to the nearest whole cent) equal to the exercise price per share of such Company Stock Option divided by the Exchange Ratio; provided, however, that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code, the conversion formula shall be adjusted if necessary to comply with Section 424(a) of the Code; and provided, further, that the conversion formula shall be further adjusted as provided in Section 2.3(d). After the Effective Time, except as provided in this Section 2.3, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable to the related Company Stock Option immediately prior to the Effective Time.

     (b) Prior to the Effective Time, the Company shall (i) obtain any consents from holders of Company Stock Options and (ii) amend the terms of its equity incentive plans or arrangements, in each case to the extent, if any, necessary to give effect to the provisions of Section 2.3(a).

     (c) As soon as reasonably practicable after the Effective Time, Parent shall (i) file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 or another appropriate form with respect to the shares of Parent Common Stock subject to such options, (ii) as soon as reasonably practicable, prepare and file with the Nasdaq listing applications covering the shares of Parent Common Stock issuable upon the exercise of Substitute Options and use all reasonable efforts to obtain approval for the listing of such shares of Parent Common Stock, subject only to official notice of issuance and (iii) amend the terms of its equity incentive plans or arrangements, in each case to the extent, if any, necessary to give effect to the provisions of Section 2.3(a). Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substitute Options.

     (d) In the event that any Franchise Amount becomes due in accordance with the provisions of Section 2.6, the conversion formula applicable to each Substitute Option shall be adjusted by recalculating such formula in accordance with clauses (i) and (ii) of Section 2.3(a) as if the Exchange Ratio had been determined at the Effective Time to include the value of the Franchise Amount that is actually due in accordance with Section 2.6.

     (e) On any date on which either (i) a Contingent Deferred Payment is paid or (ii) the Escrow Agent releases any portion of the Escrow Account (as it may be increased) to Parent in respect of any Indemnified Losses, the conversion formula applicable to each Substitute Option shall be adjusted by recalculating such formula in accordance with clauses (i) and (ii) of Section 2.3(a) hereof as if the Exchange Ratio had been determined at the Effective Time to include the value of any Contingent Deferred Payment that is actually paid in accordance with Section 2.5 and to exclude the value of any portion of the Escrow Account that is released to Parent in respect of any Indemnified Losses.

     Section 2.4  Contingent Deferred Payment.

     (a) For purposes of this Agreement, the Contingent Deferred Payment shall have the meaning set forth in Exhibit A hereto. Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings set forth in Exhibit A hereto.

     (b) As promptly as practicable, but no later than ninety (90) days after the end of the twelve month period ended March 31, 2001, the Company shall prepare and deliver to the Shareholder Representative (as defined in Section 9.4) the financial statements of the Company for the twelve month period ended March 31, 2001, which shall include a statement of the Indicators set forth on Exhibit A hereto and the calculation thereof (the "Company March 2001 Financials"). Such financial statements shall be prepared in accordance with GAAP based upon the books and records of the Company in a manner consistent with the Company's past practice as of the date hereof and shall be certified by the Chief Financial Officer of the Company. Concurrently with delivery of the Company March 2001 Financials, the Company shall deliver to the Shareholder Representative a statement setting forth the calculation of the Contingent

                                       1-6

Deferred Payment (the "CDP Statement"). Following the delivery of the CDP Statement, the Company shall give the Shareholder Representative and any independent auditors of the Shareholder Representative access at all reasonable times to the properties, books, records and personnel of the Company for purposes of reviewing the CDP Statement. The Shareholder Representative shall have thirty (30) days following delivery of the CDP Statement during which to notify the Company of any dispute regarding the calculation of the Contingent Deferred Payment set forth in the CDP Statement or the Company's calculation of the Indicators, as the case may be, which notice shall set forth in reasonable detail the basis for such dispute. If the Shareholder Representative fails to notify the Company of any such dispute within such 30-day period, the CDP Statement and the Indicator calculations shall be deemed to be final and binding upon the Company, Shareholder Representative and the shareholders. In the event that the Shareholder Representative shall so notify the Company of any dispute, the Shareholder Representative and the Company shall cooperate in good faith to resolve such dispute as promptly as possible.

     (c) If the Shareholder Representative and the Company are unable to resolve any such dispute within thirty (30) days of the delivery of notice of a dispute, such dispute shall be resolved by an independent accounting firm (the "Accounting Firm") reasonably acceptable to the Company and the Shareholder Representative, and such determination shall be final and binding on the Company, the shareholders and the Shareholder Representative. If the Shareholder Representative and the Company cannot mutually agree on the identity of the Accounting Firm, the Shareholder Representative and the Company shall each submit to the other party's independent auditor the name of a "big five accounting firm" which does not at such time and has not in the two years prior to such time provided material services to any of the Shareholder Representative, the Company or any of their respective affiliates, and the Accounting Firm shall be selected by lot from these two firms by the independent auditors of the two parties. Any expenses relating to the engagement of the Accounting Firm shall be paid by the party whom the Accounting Firm determines to be the non-prevailing party with respect to such dispute. The shareholders' portion, if any, of such expenses shall be deducted from the Contingent Deferred Payment, if any, and if sufficient funds are not available therein, Parent and the Shareholder Representative shall instruct the Escrow Agent to surrender to Parent a sufficient number of Escrowed Shares, valued at the Parent Stock Price, as payment for the shareholders' portion of such expenses. The Accounting Firm shall be instructed to use every reasonable effort to perform its services within thirty (30) days of submission of the CDP Statement to it and, in any case, as promptly as practicable after such submission.

     (d) The Company shall make the Contingent Deferred Payment, if any, in shares of Parent Common Stock to the Exchange Agent for distribution to the shareholders in accordance with the provisions of Section 2.5. For purposes of this Agreement, a "Final Determination" shall mean the earliest of (i) the expiration of the applicable time periods for notifying parties of disputes pursuant to Section 2.4(b) (assuming no such notification has been made during such time periods), (ii) the parties reaching a final agreement on such amount or (iii) the Accounting Firm rendering its determination pursuant to paragraph
(c) above.

     Section 2.5  Payment of Contingent Deferred Payment.

     (a) Exchange Agent; CDP Exchange Fund. On the later of (i) fifteen (15) business days following a Final Determination and (ii) the Escrow Termination Date (as defined in the Escrow Agreement) (such date being hereinafter referred to as the "CDP Payment Date"), Parent shall deposit with the Exchange Agent certificates representing a number of shares of Parent Common Stock equal to the quotient of the Contingent Deferred Payment divided by the average of the closing prices of Parent Common Stock, as reported on the Nasdaq, on each of the fifteen trading days immediately preceding the date on which such shares are deposited with the Exchange Agent (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "CDP Exchange Fund") issuable pursuant to this Section 2.5 in respect of the Contingent Deferred Payment, and cash in an amount (determined in accordance with Section 2.2(e)) sufficient for payment in lieu of fractional shares. Notwithstanding the foregoing, if, on the CDP Payment Date, the aggregate amount of unpaid and unresolved claims for Indemnified Losses (as defined in Section 9.2(a)), as determined in accordance with Articles IX and X hereof, and subject to the conditions and limitations therein, and the Escrow
                                       1-7

Agreement, exceeds the value of the Escrow Account as it then exists, then the portion of the Contingent Deferred Payment which would be necessary to satisfy such claims shall be excluded from the CDP Exchange Fund and shall be deposited with the Escrow Agent (such shares of Parent Common Stock to be deposited in respect thereof, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Escrowed CDP") and shall be added to the Escrow Account to be released in accordance with the terms of the Escrow Agreement.

     (b) Payment Amount. The Exchange Agent shall pay to each person who held shares of Company Stock (other than Dissenting Shares) immediately prior to the Effective Time, out of the CDP Exchange Fund, a number of shares of Parent Common Stock (together with cash in lieu of fractional shares) equal to the product of (A) the number of shares of Parent Common Stock comprising the CDP Exchange Fund multiplied by (B) a fraction, (x) the numerator of which is the number of shares of Company Stock held by each such shareholder immediately prior to the Effective Time and (y) the denominator of which is the aggregate number of shares of Company Stock outstanding immediately prior to the Effective Time.

     (c) Payment Procedure. The Exchange Agent shall make such payment of shares of Parent Common Stock (together with cash in lieu of fractional shares) to each such shareholder in the manner and at the location specified in the letter of transmittal previously delivered by each such shareholder to the Exchange Agent pursuant to Section 2.2 (unless the Exchange Agent has otherwise been notified in writing by the Shareholder Representative) and otherwise in accordance with the applicable provisions of Section 2.2.

     Section 2.6  Franchise Amount.

     (a) Computation. For purposes of this Agreement, the "Franchise Amount" and "Partial Franchise Amount" shall have the respective meanings set forth in Exhibit A-1 hereto. Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings set forth in Exhibit A-1 hereto.

     (b) Franchise Certificate. In the event that the Company obtains franchises for any or all of Chicago Areas 2, 3 and 4, in each case, on terms generally no less favorable than the terms of the Company's franchise with respect to Chicago Area 1 or otherwise approved by Parent, the Company shall prepare and deliver to Parent a certificate (each a "Franchise Certificate") executed by the Chief Executive Officer and the Chief Financial Officer of the Company and in form and substance reasonably satisfactory to Parent, certifying as to (i) the receipt of such franchise or franchises on such terms, (ii) the date on which such franchises shall have been obtained (each a "Franchise Receipt Date") and that such franchise or franchises are in full force and effect and (iii) documentation evidencing such franchise or franchises.

     (c) Exchange Agent; Franchise Exchange Fund. Within ten (10) business days following Parent's receipt of a Franchise Certificate in form and substance reasonably satisfactory to Parent (each such date being hereinafter referred to as a "Franchise Amount Payment Date"), Parent shall deposit with the Exchange Agent certificates representing a number of shares of Parent Common Stock equal to the quotient of (A) the product of (i) the Franchise Amount or a Partial Franchise Amount, as the case may be, multiplied by (ii) one minus the Indemnification Percentage divided by (B) the Parent Stock Price (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Franchise Exchange Fund") issuable pursuant to this Section 2.6 in respect of the Franchise Amount or a Partial Franchise Amount, and cash in an amount (determined in accordance with Section 2.2(e)) sufficient for payment in lieu of fractional shares. Simultaneously therewith, Parent shall deposit with the Escrow Agent pursuant to
Section 2.1(l) certificates representing a number of shares of Parent Common Stock equal to the quotient of (A) the product of (i) the Franchise Amount or a Partial Franchise Amount, as the case may be, multiplied by (ii) the Indemnification Percentage divided by (B) the Parent Stock Price (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Escrowed Franchise Amount") to be included in the Escrowed Consideration and to be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement. Notwithstanding the foregoing, in the event that the Franchise Amount, or any Partial Franchise Amount, as the case may be, is payable after the first
                                       1-8
anniversary of the Closing, then, if on such date or dates the aggregate amount of unpaid and unresolved claims for Indemnified Losses (as defined in Section 9.2), as determined in accordance with Articles IX and X hereof, and subject to the conditions and limitations therein, and the Escrow Agreement, exceeds the value of the Escrow Account as it then exists, the portion the Escrowed Franchise Amount which would be necessary to satisfy such claims shall be deposited with the Escrow Agent and the remainder of the Escrowed Franchise Amount, if any, shall be included in the Franchise Exchange Fund.

     (d) Payment Amount. The Exchange Agent shall pay to each person who held shares of Company Stock (other than Dissenting Shares) immediately prior to the Effective Time, out of the Franchise Exchange Fund, a number of shares of Parent Common Stock (together with cash in lieu of fractional shares) equal to the product of (A) the number of shares of Parent Common Stock comprising the Franchise Exchange Fund multiplied by (B) a fraction, (x) the numerator of which is the number of shares of Company Stock held by each such shareholder immediately prior to the Effective Time and (y) the denominator of which is the aggregate number of shares of Company Stock outstanding immedi-ately prior to the Effective Time.

     (e) Payment Procedure. The Exchange Agent shall make such payment of shares of Parent Common Stock (together with cash in lieu of fractional shares) to each such shareholder in the manner and at the location specified in the letter of transmittal previously delivered by each such shareholder to the Exchange Agent pursuant to Section 2.2 (unless the Exchange Agent has otherwise been notified in writing by the Shareholder Representative) and otherwise in accordance with the applicable provisions of Section 2.2.

     Section 2.7 Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, any shares of Company Stock that are issued and outstanding as of the Effective Time and that are held by a shareholder that has exercised its right (to the extent such right is available by law) to demand and to receive the fair value of such shares (the "Dissenting Shares") under
Section 5/11.70 of the Illinois Statute shall not be converted into the right to receive the Merger Consideration unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his right to dissent from the Merger under the Illinois Statute and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the Illinois Statute. If any such holder shall have so failed to perfect or have effectively withdrawn or lost such right, each share of such holder's Company Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, without any interest thereon, the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any notice or demands for appraisal or payment for shares of Company Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands. Except as provided in Section
6.5 hereof, provided that the Company has sufficient assets to, and actually does pay all holders of Dissenting Shares in accordance with the Illinois Statute and this Agreement, no assets of Parent will be used in the payment for Dissenting Shares.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Company Disclosure Schedules (as defined in Section 3.2), the Company represents and warrants to Parent and Sub as follows:

     Section 3.1 Organization. Each of the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted or as its present business (excluding expansions or additions to that business) is contemplated to be conducted ("Conducted"), and is duly qualified to do business and is in good standing

                                       1-9
as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below). When used in connection with the Company or any of its Subsidiaries, the term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), liabilities, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries taken as a whole except for such changes, events or effects which are directly the result of (i) the entering into or the public announcement of this Agreement or the transactions contemplated hereby, (ii) changes in the telecommunications industry generally or (iii) changes in general economic (excluding changes in the capital markets), regulatory or political conditions in the United States; except, in the case of each of (ii) and (iii), if the impact on the Company is more than insignificantly disproportionate to the more general impact of the change, event or effect. The Company has provided complete and correct copies of the articles of incorporation, by-laws or other organizational documents of the Company and each of its Subsidiaries as currently in effect. As used herein, "Subsidiary" means, with respect to any person, any entity of which such person owns, directly or indirectly, at least a majority of the voting securities or economic interests or which is directly or indirectly owned or controlled by such person.

     Section 3.2 Company Subsidiaries. All of the issued and outstanding shares of capital stock or other equity interest of each of the Company's Subsidiaries are owned by the Company or by a Subsidiary of the Company free and clear of all Liens (as defined in Section 3.3(a)) and are validly issued, fully paid and nonassessable, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants with respect to any such Subsidiary's capital stock or other equity interest, including any right obligating any such Subsidiary to issue, deliver or sell additional shares of its capital stock. A list of the Subsidiaries of the Company (including the authorized capital stock and beneficial and record owner thereof) is set forth in Section 3.2 of the disclosure schedules delivered by the Company to Parent in connection with this Agreement (the "Company Disclosure Schedules"). Neither the Company nor any of its Subsidiaries, directly or indirectly, owns any equity or similar interest, or any interest convertible into or exchangeable for any such equity or similar interest, in any entity other than a Subsidiary.

     Section 3.3  Company Capital Structure.

     (a) The authorized capital stock of the Company consists of: (i) 50,000,000 shares of Voting Common Stock, no par value, of the Company (the "Company Voting Common Stock") and 1,000,000 shares of Non Voting Common Stock, no par value, of the Company (the "Company Non Voting Common Stock" and, together with the Company Voting Common Stock, the "Company Common Stock"); (ii) 500,000 shares of Class A Convertible 8% Cumulative Preferred Stock, no par value, of the Company (the "Class A Preferred Stock"); (iii) 500,000 shares of Class B Convertible 8% Cumulative Preferred Stock, no par value, of the Company, ("Class B Preferred Stock"); and (iv) 100,000 shares of 13 3/4 Senior Cumulative Exchangeable Preferred Stock, $0.01 par value, of the Company ("Exchangeable Preferred"). As of the date hereof, (x) 3,728,666.2150 shares of Company Voting Common Stock; 552,271.8965 shares of Company Non Voting Common Stock; 1554.8710 shares of Class A Preferred Stock and 65,668.2 shares of Exchangeable Preferred were issued and outstanding, all of which were validly issued, fully paid and nonassessable, and no shares of Class B Preferred Stock were issued and outstanding; (y) no shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company; and (z) 6,518,486.6 shares of Company Voting Common Stock were reserved for issuance pursuant to the following: (A) 145,235.8330 shares pursuant to the 1998 Employee Stock Option Plan; (B) 140,375 shares pursuant to the 1998 Key Management Stock Option Plan;
(C) 331,200 shares pursuant to the 1998 Stock Option Agreement entered into between the Company and each of Robert J. Currey and Ronald D. Webster; (D) 575,758.5360 shares pursuant to the 1997 Stock Option Plan; (E) 53,640 shares pursuant to the Company 1999 Stock Incentive Plan; (F) subjection to the provisions of Section 6.21 hereof, 599,916 shares pursuant to the Company 1999 ISP Stock Plan; (G) 97,830.00 shares pursuant to the Company ISP Employee Stock Option Plan; (H) 322,000.00 shares pursuant to an option agreement entered into with Robert J. Currey dated December 10, 1999; (I) 1,554,871 shares pursuant to the conversion of the Class A Preferred Stock; (J) 3,016,060.35 shares

                                      1-10
pursuant to Warrants (as defined below), of which 1,308,195.65 are attributable to Warrants issued in connection with the Class A Preferred Stock, 438,870 are attributable to Warrants issued in connection with the Exchangeable Preferred, 18,994.7 are attributable to Warrants issued to Carr, Nickey & Company and 1,250,000 are attributable to the LaSalle Options (as defined below). As used herein, the term "Warrants" means (i) warrants to purchase Company Common Stock and (ii) options (the "LaSalle Options") issued pursuant to a Contribution and Indemnity Agreement, dated June 24, 1996, and any amendments thereto. All shares of Company Voting Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such shares of capital stock or the capital stock of any of the Company's Subsidiaries or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. All of the outstanding shares of capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, limitations on transfer, charges or other encumbrances of any nature (collectively "Liens").

     (b) Section 3.3 of the Company Disclosure Schedules sets forth a complete and accurate list of each of the record and beneficial holders of (i) each class or series of the Company's capital stock and the number of shares of the Company's capital stock held by each holder as of the date hereof and the number of shares or other securities into which such capital stock is convertible, (ii) options and warrants and the exercise price, date of grant, and number of shares and class of capital stock of the Company into which such options and warrants are exercisable by each such holder as of the date hereof and the vesting schedules of each such option or warrant and (iii) the percentage of each class or series of capital stock of the Company held by each holder as of the date hereof, the percentage of the total outstanding capital stock of the Company held by each holder as of the date hereof, and the percentage of each such class or series and the percentage of the total outstanding capital stock as of the date hereof, assuming, at the then applicable exercise or conversion prices, whether or not then vested, exercisable or convertible: (A) conversion of all shares of Class A Preferred; (B) the exercise of all outstanding options; (C) the exercise of all warrants; and (D) the exercise or conversion, as applicable, of all other securities convertible into or exchangeable for shares of capital stock of the Company. No shares of capital stock of the Company and no securities convertible into or exercisable for shares of capital stock of the Company are convertible into or exercisable for any other class or series of capital stock of the Company other than Company Common Stock. Immediately prior to the Effective Time, the Company shall provide Parent with a revised capitalization table substantially in the form of Section 3.3 of the Company Disclosure Schedules and setting forth any changes made in the capitalization of the Company after the date hereof and prior to the Effective Time.

     (c) Except as set forth in this Section 3.3, there are no equity securities of any class of the Company or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued and outstanding or, reserved for issuance and the Company has not authorized the issuance of such security. Except as set forth in this Section 3.3, there are no options, warrants, equity securities, calls, rights commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity, security, call, right, commitment or agreement, and to the knowledge of the Company, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of the Company.

     (d) Each share of Class A Preferred Stock is, and immediately prior to the Effective Time will be, convertible into 1,000 shares of Company Voting Stock.

                                      1-11

     (e) On January 9, 1998, the Company effected a 1,000 for 1 share split with respect to the Company Common Stock and no other splits or similar adjustments with respect to any of the Company's capital stock or securities convertible thereinto have otherwise occurred. The Board of Directors of the Company has rescinded, or will prior to the Effective Time rescind, the 3 for 1 share split described on the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended September 30, 1999 and will file a Current Report on Form 8-K reflecting the foregoing and revising the disclosure contained in the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended September 30, 1999.

     Section 3.4  Authority; No Conflict; Required Filings and Consents.

     (a) The Company has all requisite corporate power and authority to enter into and deliver this Agreement and the other agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other agreements contemplated herein and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and each of its Subsidiaries, subject only (in the case of this Agreement) to the approval of the Merger by the Company's shareholders under the Illinois Statute. This Agreement and the other agreements contemplated herein have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable in accordance with the terms hereof and thereof, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and
(ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

     (b) The only vote of the Company's shareholders required for the approval of the Merger and the consummation of the transactions contemplated hereby is the affirmative vote of (i) two-thirds of the outstanding shares of Company Voting Common Stock and Class A Preferred Stock, voting together as a class, and
(ii) a majority of the outstanding shares of Class A Preferred Stock. This Agreement and the transactions contemplated hereby have been approved by (i) at least a majority of the directors comprising the Company's Board of Directors and (ii) at least a majority of the directors appointed by the holders of the Class A Preferred Stock, which are the only votes of the Company's Board of Directors required for approval of this Agreement and the consummation of the transactions contemplated hereby. The Company has taken all appropriate action so that the restrictions on business combinations contained in Section 5/11.75 of the Illinois Statute and in any other applicable laws will not apply to Parent or Sub and their respective associates and affiliates with respect to or as a result of this Agreement and the transactions contemplated hereby.

     (c) Persons holding, beneficially and of record, (i)(A) two-thirds of the outstanding shares of Company Voting Common Stock and Class A Preferred Stock, voting together as a class, and (B) two-thirds of the shares of Company Voting Common Stock and Class A Preferred Stock, voting together as a class, that would be outstanding assuming the exercise or conversion, as the case may be, of any and all options, warrants or other securities exercisable or convertible into Company Voting Common Stock or Class A Preferred Stock, whether or not then convertible or exercisable and (ii)(A) a majority of the outstanding shares of Class A Preferred Stock and (B) a majority of the shares of Class A Preferred Stock that would be outstanding assuming the exercise or conversion, as the case may be, of any and all options, warrants or other securities exercisable or convertible into Class A Preferred Stock, whether or not then convertible or exercisable, have each validly executed and delivered a Voting and Lock-Up Agreement substantially in the form attached hereto as Exhibit C and each such agreement is enforceable against each such person that is a party thereto in accordance with its terms except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and
(ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law and the votes represented thereby represent the only approval required by the Company's shareholders as of the date hereof and at any time prior to the Effective Time necessary to approve the Merger and the other transactions contemplated hereby and thereby.

     (d) Except as set forth in Section 3.4 of the Company Disclosure Schedules, the execution and delivery of this Agreement and the other agreements contemplated herein does not, and the consummation

                                      1-12
of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of the certificates of incorporation or bylaws of the Company or any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default or conflict with (or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of any benefit) or require any consent or notice to any person, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their properties or assets or (iv) result in the imposition of any Lien (except the claims, agreements, limitations on voting rights or transfer and other encumbrances contemplated by this Agreement) against any of the properties or assets of the Company or any of its Subsidiaries.

     (e) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal, county or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (each such entity shall hereinafter be referred to as a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Illinois Articles of Merger with, and the issuance of the Illinois Certificate of Merger by, the Secretary of State of the State of Illinois in accordance with Illinois Statute, (iii) the filing of documents to satisfy the applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state takeover laws, (iv) the filing with the SEC of the Registration Statement (as defined in Section 6.13(d)), (v) approval by the Illinois Public Utility Commission and applicable state and local franchising authorities and (vi) consents, authorizations, filings, approvals and registrations pursuant to the foregoing or set forth in Section 3.4 of the Company Disclosure Schedules.

     Section 3.5 SEC Filings. The Company has filed all reports and registration statements required to be filed by it with the SEC since May 14, 1998 (collectively, the "Company SEC Reports"). As of its filing date, and giving effect to any amendments thereof, each Company SEC Report complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be. As of its filing date, and giving effect to any amendments thereof, each Company SEC Report filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each Company SEC Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date of such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 3.6 Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, had been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements contained therein (the "Interim Financial Statements"), as permitted by Form 10-Q or the Exchange Act regulations promulgated by the SEC), and each fairly presented the consolidated financial position of the Company and its consolidated Subsidiaries in all material respects as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated in accordance

                                      1-13
with GAAP (subject, in the case of the Interim Financial Statements, to normal audit adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

     Section 3.7 Absence of Undisclosed Liabilities. The Company and its Subsidiaries do not have any liabilities or obligations of any nature, whether accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, and there is no existing condition or situation which could reasonably be expected to result in any such liabilities or obligations other than (i) liabilities reflected in the consolidated balance sheet of the Company dated as of September 30, 1999 (the "Company Balance Sheet"); (ii) normal or recurring immaterial liabilities incurred since September 30, 1999 in the ordinary course of business consistent with past practices; and (iii) liabilities set forth in Section 3.7 of the Company Disclosure Schedules.

     Section 3.8 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, the Company and its Subsidiaries have conducted their businesses in the ordinary course, in a manner consistent with past practice, and there has not been: (i) any event, occurrence or development of a state of circumstances or facts which has had or could reasonably be expected to have a Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries; (iii) any amendment of any term of any outstanding security of the Company or any of its Subsidiaries; (iv) any incurrence, assumption or guarantee by the Company (other than guarantees of its Subsidiaries' obligations) or any of its Subsidiaries (other than guarantees of their Subsidiaries' obligations) of any indebtedness for borrowed money; (v) any creation or assumption by the Company or any of its Subsidiaries of any Lien (except as contemplated by this Agreement) on any asset; (vi) any making of any loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions to or investments in wholly owned Subsidiaries made in the ordinary course of business consistent with past practices; (vii) any condemnation, seizure, damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries; (viii) any transaction or commitment made, or any contract or agreement entered into, amended or terminated by the Company or any of its Subsidiaries or any relinquishment by the Company or any Subsidiary of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole; (ix) any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries; (x) any (A) grant of any severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries, (B) entering into or renewal of any employment, deferred compensation, severance, retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (C) increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (D) except in the ordinary course of business consistent with past practice, increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries; (xi) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; (xii) any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment in excess of $500,000, individually or $1,000,000 in the aggregate other than expenditures for planned build out of the Company's network that are in accordance with the budget agreed to between Parent and the Company; (xiii) except for capital expenditures and commitments referred to in subsection (xii) above, any acquisition or disposition of any material assets or properties or any Intellectual Property (as defined in Section 3.11) in one or more transactions, or any commitment in respect thereof; (xiv) any express or deemed election for Tax (as defined below) purposes or any offer to settle or compromise or any settlement or compromise of any liability with respect to Taxes (as defined below); (xv) any offers to existing Subscribers (as defined in Section 3.19(i)) for renewal at rates below the standard rates charged by the Company and its Subsidiaries; or (xvi) any Outage (as defined below). As used herein, "Outage" means any complete loss of any service to any System, including
                                      1-14
but not limited to any complete loss of network access, telephone, video, audio, Internet, data, bandwidth access, mail, web or other services.

     Section 3.9  Taxes.

     (a) (i) The Company and each of its Subsidiaries have duly and timely filed (or there have been duly and timely filed on its behalf), or a valid extension of time to file has been obtained, with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by it and all such Tax Returns are true, correct and complete in all material respects, and (ii) all Taxes for which the Company or any Subsidiary is or may be liable (whether or not shown on any Tax Return) in respect of periods (or portions thereof) ending on or before the Closing Date have been timely paid, or will be timely paid, or have been provided for on the Financial Statements and Interim Financial Statements in accordance with GAAP. With respect to any period (or portion thereof) through the Closing Date for which Taxes are not yet due or owing, the Company and each of its Subsidiaries have established due and sufficient reserves for the payments of such Taxes in accordance with generally accepted accounting principles, and such current reserves through the Closing Date are duly and fully provided for in the Financial Statements and Interim Financial Statements.

     (b) No deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against the Company or any of its Subsidiaries, and none of the Company shareholders or the Company or any Subsidiary has received any notice, or otherwise has any knowledge, of any potential claim, proposal or assessment against the Company or any of its Subsidiaries for any such deficiency for Taxes. There are no pending, or to the best of the Company's or any Subsidiary's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes, and there are no matters under discussion between the Company or any Subsidiary on the one hand and any governmental authority on the other hand with respect to Taxes that, in the reasonable judgment of the Company shareholders, the Company or any of its Subsidiaries are likely to result in a material additional liability of the Company or any of its Subsidiaries for Taxes.

     (c) There are no liens for Taxes upon any property or assets of the Company or any of its Subsidiaries, except for liens for Taxes not yet due and payable, and for which adequate reserves have been provided for on the Financial Statements and Interim Financial Statements in accordance with GAAP.

     (d) Each of the Company and each of its Subsidiaries has duly and timely withheld, collected and paid to the proper governmental authority all Taxes required to have been withheld, collected or paid.

     (e) No claim has ever been made to the Company or any Subsidiary by an authority in a jurisdiction where the Company or any Subsidiary has not filed Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction.

     (f) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (g) There is no contract, plan or arrangement (written or otherwise) covering any current or former employee or independent contractor of the Company or any of its Subsidiaries that, individually or in the aggregate, could give rise to the payment of any amount that will not be deductible by the Company or any of its Subsidiaries under Section 280G of the Code.

     (h) Other than an affiliated group (as defined under Section 1504 of the Code) of which the common parent was the Company, neither the Company nor any of its Subsidiaries has (i) been a member of an affiliated group or (ii) any liability for Taxes of any person (other than the Company or any of its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

     (i) No power of attorney that is currently in force has been granted by the Company or any of its Subsidiaries with respect to any matters relating to Taxes.

                                      1-15

     (j) There are no tax sharing agreements or other similar arrangements with respect to or involving the Company or any of its Subsidiaries.

     (k) Neither the Company nor any of its Subsidiaries is, and during the five-year period ending on the Closing Date has been, a "United States Real Property Holding Corporation," as such term is defined in Section 897(c) of the Code or the Treasury Regulations promulgated thereunder.

     (l) "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, sales, withholding, estimated, social security, employment, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, environmental, severance, transfer, recording, escheat, or other taxes, duties, assessments, or charges, imposed by any governmental authority and any interest, penalties, or additions to tax attributable thereto. "Tax Return" shall mean any report, return, document, declaration, information, return or filing (including any related or supporting information) filed or required to be filed with respect to Taxes.

     Section 3.10  Real Properties; Title to and Condition of Assets.

     (a) Neither the Company nor any Subsidiary of the Company now owns or at any time in the past has owned any fee interest in fee estates.

     (b) Section 3.10(b) of the Company Disclosure Schedules contains a complete and correct list of all Real Property leased, subleased, licensed, used or occupied by the Company and each of its Subsidiaries pursuant to the Leases ("Leased Real Property") setting forth information sufficient to identify specifically such Leased Real Property and material terms of the Leases with respect thereto. For purposes of this Agreement, "Leases" means the Real Property leases, subleases, licenses and use or occupancy agreements pursuant to which the Company or any of its Subsidiaries is the lessee, sublessee, licensee, user or occupant of Real Property, or interests therein with lease payments in excess of $1,000 per month. Each Lease grants the lessee under the Lease the right to use and occupy the premises and rights demised thereunder in accordance with the terms thereof, free and clear of any Liens, other than (i) Liens for current Taxes, assessments and other governmental charges not yet due and payable or that may subsequently be paid without penalty or that are being contested in good faith by appropriate proceedings, and (ii) matters set forth in Section 3.10(b) of the Company Disclosure Schedules (collectively, "Permitted Liens"). The Company and its Subsidiaries have good and valid title to the leasehold estate or other interest created under its respective Leases free and clear of any Liens other than Permitted Liens and except as otherwise provided in the Leases. In the case of easements, rights of access, rights-of-way, licenses and other interests included in the Real Property, the Company and its Subsidiaries have such title or other interest as is necessary to permit the use and enjoyment of such properties substantially in the manner such properties are used and are contemplated to be used.

     (c) The Leased Real Property constitutes all the leasehold and other interests in Real Property held by the Company and its Subsidiaries, and constitutes all of the leasehold and other interests in Real Property necessary for the conduct of, or otherwise material to, the business of the Company and its Subsidiaries as it is Conducted, except for any leasehold or other interest acquired or disposed of in the ordinary course of business after the date hereof.

     (d) The Real Property has been maintained in compliance with (i) all applicable laws, treaties, statutes, ordinances, codes, rules or regulations of Governmental Entities, including, without limitation, local zoning and subdivision ordinances ("Laws"), (ii) all applicable judgments, decrees, orders, writs, awards, injunctions or determinations of an arbitrator or court or other Governmental Entity ("Orders") and (iii) all applicable Licenses (as defined in
Section 3.22(a)), except, in each case, where the failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company and its Subsidiaries, none of the Real Property is subject to any decree or order of any Governmental Entity to be sold or is being condemned, expropriated or otherwise taken by any Governmental Entity.

                                      1-16

     (e) As used herein, "Real Property" means all the leasehold and fee simple interests in all fee estates, and all buildings, fixtures, and all other improvements located thereon (including, without limitation, towers), leasehold interests in real estate, private easements, private rights to access, private rights-of-way, and other real property interests including, without limitation, head-end sites which are owned, leased or used by the Company and its Subsidiaries in the conduct of their business or operation of the Systems.

     (f) The Company and its Subsidiaries have good and marketable title to, or valid leasehold or other interests in, and possession or valid use of, all of their respective assets and properties, including without limitation the Systems (as defined in Section 3.19), free and clear of all Liens. Such assets and properties are in good operating condition and repair, ordinary wear and tear excepted, and will permit the Company and its Subsidiaries to comply with the material terms of their current Franchises (as defined in Section 3.22(a), but excluding franchises applied for but not yet awarded). Such assets and properties constitute all property and rights, real and personal, tangible and intangible, necessary or required to operate the Systems and Conduct the business of the Company and its Subsidiaries.

     Section 3.11 Intellectual Property. The Company and its Subsidiaries own or have a valid license to use each trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right (collectively, the "Intellectual Property") necessary to carry on its business substantially as Conducted. Neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with, and to their knowledge, there are no infringements of or conflicts with, the rights of any person with respect to the use of any Intellectual Property.

     Section 3.12 Agreements, Contracts and Commitments. Section 3.12 of the Company Disclosure Schedules sets forth a true and complete list of all the following arrangements, agreements, or understandings, whether written or oral, to which the Company or any of its Subsidiaries is a party, (i) any agreements relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed, secured by any asset or otherwise), (ii) any agreements for the lease of personal property to or from any person, (iii) any agreement concerning a partnership or joint venture, (iv) any agreement concerning confidentiality or non-competition other than those entered into in the ordinary course of business for the benefit of the Company's vendors or potential investors, (v) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of the current or former employees of the Company or any of its Subsidiaries,
(vi) any collective bargaining agreement, (vii) any agreement for the employment or retention of any individual on a full-time, part-time, consulting, or other basis not terminable on less than 30 days notice without penalty or cost, (viii) any agreement under which it has advanced or loaned any amount in excess of $1,000 to any of the employees or affiliates of the Company or any of its Subsidiaries, (ix) any agreement providing for indemnification of or by the Company, (x) any agreement by the Company or any of its Subsidiaries providing products or services to any person for consideration other than cash or receiving consideration from any person in products or services in lieu of cash,
(xi) any agreement for the purchase of materials, software, supplies, goods, services, equipment or other assets providing for either annual or aggregate payments by the Company and its Subsidiaries of $100,000 or more; (xii) any sales, distribution or other similar agreement providing for the sale by the Company or any Subsidiary of materials, supplies, goods, services, equipment or other assets that provides for annual or aggregate payments by the Company and its Subsidiaries of $100,000 or more, (xiii) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise); (xiv) any option, license, franchise or similar agreement; (xv) any agency, dealer, sales representative, marketing or other similar agreement; (xvi) any agreement to provide service to any Subscriber other than the standard dial-up service contracts previously disclosed to Parent which individually or in the aggregate would be material; (xvii) any formal or informal partnership arrangement with any merchant or service or web content provider; (xviii) any agreement with any local exchange carrier, competitive local exchange carrier, competitive access provider or other telecommunications carrier; (xix) any collocation or other similar agreements; (xx) any peering, transit or other agreement with any Internet service provider, online company or similar entity; (xxi) any

                                      1-17
pole attachment agreements; (xxii) any programming agreements; (xxiii) any right of entry agreements; (xxiv) any bulk agreements and (xxv) any other agreement (or group of related agreements) material to the Company or any of its Subsidiaries or disclosed, or required to be disclosed, in the Company SEC Reports (such contracts and agreements, the "Material Agreements"). The Company has delivered to Parent a correct and complete copy of each written Material Agreement and a written summary setting forth the terms and conditions of each oral Material Agreement. Except as set forth in Section 3.12 of the Company Disclosure Schedules, all Material Agreements are valid, binding and enforceable in accordance with their terms and will continue to be so on identical terms immediately following the consummation of the transaction s contemplated by this Agreement, and neither the Company or any of its Subsidiaries are in default under any of such agreements, nor, to the best knowledge the Company, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute any event of default by the Company or any of its Subsidiaries. Except as set forth in Section 3.12 of the Company Disclosure Schedules, (i) all right of entry agreements have perpetual terms and (ii) none of the Material Agreements contain any revenue sharing provisions and to the extent any such agreements contain such provisions, the schedule shall describe the revenue sharing information with respect to such agreements.

     Section 3.13  Litigation.

     (a) Except as set forth in Section 3.13 of the Company Disclosure Schedules, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries at law or in equity or before or by any court, Governmental Entity or arbitrator, nor is there any judgment, decree, injunction, rule or order of any court, Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries. Neither the Company nor any of its subsidiaries is in violation of any term of any judgment, decree, injunction or order outstanding against it.

     (b) No demands have been made on the Company or any of its Subsidiaries by any Governmental Entity, utility, pole lessor, or other party, which seek or could reasonably be expected to result in the termination, modification, suspension or limitation to the rights or obligations of the Company or any of its Subsidiaries with respect to the Franchises, Licenses or Material Agreements.

     Section 3.14  Environmental Matters.

     (a) The Company and its Subsidiaries are in compliance with all applicable Environmental Laws (as defined below) (which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, which are in full force and effect, and compliance with the terms and conditions thereof). As of the date of this Agreement, the Company and its Subsidiaries have not received since January 1, 1995 any written communication, whether from a governmental authority, citizens' group, employee or otherwise, alleging that the Company and its Subsidiaries is not in such compliance.

     (b) Except as set forth in Section 3.14 of the Company Disclosure Schedule, there is no Environmental Claim (as defined below) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

     (c) There have been (a) no Releases (as defined below) of Hazardous Materials (as defined below) at any of the Real Property or (b) to the knowledge of the Company, at any other location that could have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

     (d) Except as set forth in Section 3.14 of the Company Disclosure Schedules, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material, which could form the basis of any Environmental Claim against the Company or any of its Subsidiaries, or to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may

                                      1-18
have retained or assumed either contractually or by operation of law which could have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

     (e) As used herein, (i) "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging any actual or potential liability arising out of, based on or resulting from (a) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by the Company, or (b) circumstances forming the basis of any violation of any Environmental Law, (ii) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution, protection of human health or the environment, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials, (iii) "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, any Environmental Law and (iv) "Release" means any release, spill, emission, discharge, leaking, pumping, pouring, dumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata).

     Section 3.15 Transactions with Affiliates. Neither the Company nor any of its Subsidiaries is involved with any of its officers, directors, affiliates, employees or shareholders in any contract, loan, commitment, transaction or in any other situation which may generally be characterized as a "conflict of interest," including, without limitation, any direct or indirect interest in the business of competitors, suppliers or customers of the Company or any of its Subsidiaries.

     Section 3.16  Employee Benefit Plans.

     (a) Section 3.16 of the Company Disclosure Schedules contains a true and complete list of, (i) each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; (ii) each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (iii) each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); (iv) each employment, termination or severance agreement; and (v) each other employee benefit plan, fund, program, agreement or arrangement, other than the Bonus Pool as defined in Section 6.17, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA Affiliate"), or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any of its Subsidiaries (collectively, the "Plans"). No Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. Neither the Company, any of its Subsidiaries nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan (other than a modification or change required by applicable Laws) that would affect any employee or former employee of the Company or any of its Subsidiaries.

     (b) With respect to each Plan, the Company has heretofore delivered or made available to Parent true and complete copies of each of the following documents:
(i) a copy of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof); (ii) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto; (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and (v) the most recent determination letter received from the IRS with respect to each Plan intended to qualify under Section 401 of the Code.

                                      1-19

     (c) No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

     (d) All contributions required to be made with respect to any Plan on or prior to the Effective Time have been timely made or are reflected on the Company's balance sheet.

     (e) Neither the Company nor any of its Subsidiaries, any Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any of its Subsidiaries, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

     (f) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code. There are no pending or, to the knowledge of the Company, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

     (g) Each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Plan intended to satisfy the requirements of Section 501(c)(9) of the Code has satisfied such requirements.

     (h) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). No condition exists that would prevent the sponsor of any Plan providing health or medical benefits in respect of any active employee of the Company or any of its Subsidiaries from amending or terminating such Plan.

     (i) No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of Section 162(m) or 280G of the Code.

     (j) Except as expressly provided in this Agreement or disclosed in Section
3.16 of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

     Section 3.17 Labor Matters. Except as set forth in Section 3.17 of the Company Disclosure Schedules, (i) the Company and its Subsidiaries are not a party to or bound by any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor does the Company know of any activities or proceedings on behalf of or by any labor union to organize any such employees, (ii) there are no unfair labor practice charges or complaints, or any current union representation questions, involving employees or former employees of the Company or any of its Subsidiaries pending against the Company or any of its Subsidiaries before the National Labor Relations Board or similar foreign entity and (iii) there is no labor strike, lockout, organized slowdown or organized work stoppage in effect or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.

     Section 3.18  Compliance with Laws; Regulatory Approvals.

     (a) No Violation of Law. The Company and its Subsidiaries are in compliance, and have conducted their respective businesses and operated the Systems in accordance, with (and, to the knowledge of the
                                      1-20

Company, are not under investigation with respect to and have not been threatened in writing to be charged with or given notice that the continued operation of any business or assets does or will violate or conflict with), all applicable Laws and Orders and the Company and its Subsidiaries are not in default of, or in violation with respect to, any Order. The Company and its Subsidiaries hold all Licenses and Franchises and all certificates, consents, permits, qualifications and authorizations from all Governmental Entities necessary for the lawful conduct of the business and operations of the Systems. Except as set forth in Section 3.18 of the Company Disclosure Schedules, each of the Company and its Subsidiaries has all requisite authority from federal, state, local or municipal authorities to hold itself out as a provider of, and to provide, telecommunications services and to Conduct the business and operations of the Systems, including local exchange telephone and interexchange toll services, Internet access, or any other telecommunications services offered by the Company, and whether offered on facilities within its own or other private rights-of-way or on public rights-of-way. The Company has timely filed all required tariffs, reports, or other information required for the conduct of its telecommunications business. The Company's tariffs are in effect and no action is pending or, to the knowledge of the Company, threatened challenging the lawfulness of the Company's operations or services or any element of such operations or services. Except as set forth in Section 3.18 of the Company Disclosure Schedules, (i) all television stations carried by the cable systems are carried either pursuant to retransmission consent agreements or must-carry elections (or must-carry defaults) (which Schedule includes a description of the basis for the exception) and (ii) the Company has delivered or made available to Parent full and complete copies of all retransmission consent agreements. For each commercial television station carried on a System that has elected must-carry status, but that is not being carried because of signal quality problems or potential copyright liability, Section 3.18 of the Company Disclosure Schedules lists the call sign of the station and the reason for non-carriage. Except as set forth in Section 3.18 of the Company Disclosure Schedules, there are no requests by any television station which asserts that it is entitled to must-carry status seeking carriage on any System which the Company or any of its Subsidiaries has denied or refused to honor or which is the subject of a complaint filed with the FCC.

     (b) Licensing. The Company and its Subsidiaries are permitted under all applicable Franchises, Licenses and rules, regulations and orders of the Federal Communications Commission ("FCC"), all applicable state, local or municipal laws or regulations to distribute the transmissions (whether television, satellite, radio or otherwise) of video programming or other information that they make available to Subscribers (the "Signals") and to use all carrier frequencies generated by the operations of the Systems. The Company and its Subsidiaries are licensed to operate all the facilities required by law to be licensed, including, without limitation, any business radio and any cable television relay service system being operated as part of the Systems. Other than requests for network non-duplication and syndicated exclusivity, and sports black-out protection, neither the Company nor any of its Subsidiaries has received any written requests from the FCC, the United States Copyright Office or any other person challenging or questioning the right of operation of the Systems and of any FCC-licensed or registered facility used in conjunction with the Company and its Subsidiaries' operation of the Systems. The Company and its Subsidiaries have not violated any Laws or any duty or obligation with regard to protecting the privacy rights of any past or present Subscribers. Except as set forth in
Section 3.18(b)(ii) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries has made or is bound by any commitments to any state, municipal, local or other governmental commission, agency or body with respect to the operation and construction of their respective systems which are not fully reflected in the Franchises or Licenses.

     (c) Pole Attachment Agreements.  Each of the Company and its Subsidiaries
(i) has complied in all material respects with the terms and conditions of all pole attachment agreements to which it is a party (including any requirements for notifications, filing, reporting, posting and maintaining logs and records) and (ii) has not performed any act or failed to perform any act, the doing of which or failure to do so, would invalidate or impair in any material respect its rights under the pole attachment agreements. There is no pending claim that operations by the Company or any of its Subsidiaries pursuant to any pole attachment agreement have been improperly conducted or maintained in any material respect. There is no

                                      1-21
action, suit or proceeding pending, or to the knowledge of the Company, threatened, to terminate, suspend or modify in any material respect any pole attachment agreement.

     (d) Programming Agreements. Each of the Company and its Subsidiaries (i) has complied in all material respects with the terms and conditions of the programming agreements to which it is a party (including any requirements for notifications, filing, reporting, posting and maintaining logs and records) and
(ii) has not performed any act or failed to perform any act, the doing of which or the failure to do, would invalidate or impair in any material respect its rights under the programming agreements. Except as set forth in Section 3.18(d) of the Company Disclosure Schedules, no consents, permits or approvals of, or notice to, or declaration, filing or registration with, any Governmental Entity or any other person under the Franchises, Licenses, Material Agreements or other agreement involving the Company or any of its Subsidiaries or under any Law or otherwise is required in connection with the execution, delivery or performance of any programming agreement. Except as set forth in Section 3.18(d) of the Company Disclosure Schedules, no material programming agreement expires or requires renewal or other material modification within two years of the date of this Agreement. Except as set forth in Section 3.18(d) of the Company Disclosure Schedules, there is no pending claim that operations by the Company or any of its Subsidiaries pursuant to any programming agreement have been improperly conducted or maintained in any material respect. There is no action, suit or proceeding pending, or to the knowledge of the Company, threatened, to terminate, suspend or modify in any material respect any programming agreement.

     (e) Cable Act. The Company and its Subsidiaries are operating the Systems in material compliance with the Franchises, the Copyright Act, the Cable Act, the provisions of the Communications Act of 1934, as amended, 47 U.S.C. sec.151 et seq. and the rules and regulations promulgated thereunder ("Communications Act"), as such Laws apply to the Systems, including those relating to signal carriage, syndicated exclusivity, network non-duplication, sports black-out, must-carry and retransmission consent. No written notice or demands, and to the knowledge of the Company and its Subsidiaries, no oral notice or demands, have been received from any television station or from any other person claiming to have a right, or objecting to or challenging the right of the Systems, to carry or deliver any signal, or challenging the channel position on which any television station is carried. The Company and its Subsidiaries have used reasonable good faith efforts to establish rates charged to Subscribers that are or were allowable under the Cable Act and any authoritative interpretation thereof now or then in effect, whether or not such rates are or were subject to regulation at that date by any Governmental Entity, including any local franchising authority and/or the FCC, unless such rates were not subject to regulation pursuant to a specific exemption from rate regulation contained in the Cable Act, other than the failure of any franchising authority to have been certified to regulate rates. The Company and its Subsidiaries have filed complete and correct reports and filings required to be filed pursuant to the Cable Act or FCC rules or regulations with respect to the Systems, including but not limited to equal opportunity reporting in accordance with Section 634 of the Cable Act. No System is rate-regulated under any Law. A request for renewal has been timely filed under Section 626(a) of the Cable Act with the proper Governmental Entity with respect to each Franchise expiring within 36 months of the date of this Agreement. Neither the Company nor any of its Subsidiaries have received any written notice or, to the knowledge of the Company and its Subsidiaries, any oral notice from any Governmental Entity with respect to the intention to enforce customer service standards pursuant to the Cable Act, and neither the Company nor any of its Subsidiaries have agreed with any Governmental Entity to establish customer service standards that exceed the standards in the Cable Act. Except as set forth in Section 3.18(e) of the Company Disclosure Schedules, there are no requests by any television station that asserts must-carry status seeking carriage on any System that the Company or any of its Subsidiaries has denied or refused to honor or that is the subject of a complaint filed with the FCC. For the purposes of this Agreement, "Cable Act" means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. sec.151 et seq., and all other provisions of the Cable Communications Policy Act of 1984, Pub. L. No. 98-549, the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, and the provisions of the Telecommunications Act of 1996 amending Title VI of the Communications Act, as such statutes may be amended from time to time, and the rules and regulations promulgated thereunder.

                                      1-22

     (f) CLI. The Company and its Subsidiaries have conducted all system and microwave performance tests required by any applicable Law, including all Cumulative Leakage Index ("CLI") related tests applicable to the Systems. The Company and its Subsidiaries have (i) maintained appropriate log books and other record keeping which accurately and completely reflect in all material respects all results required to be shown thereon, (ii) to the extent required by the rules and regulations of the FCC, corrected any radiation leakage of the Systems required to be corrected in connection with monitoring obligations of the Company and its Subsidiaries under the rules and regulations of the FCC and
(iii) otherwise complied in all material respects with all applicable CLI rules and regulations in connection with the operation of the Systems. Parent may, with reasonable notice, review all tests and filings at offices of the Company. Neither the Company nor any of its Subsidiaries is using any frequency whose use is prohibited by the FAA (as defined below), Department of Defense or any other Governmental Entity.

     (g) FAA Rules and Regulations. The Systems are being operated in all material respects in compliance with the rules and regulations of the Federal Aviation Administration ("FAA"). Section 3.18(g) of the Company Disclosure Schedules lists the existing towers, if any, utilized in conjunction with the Systems. Without limiting the generality of the foregoing, the existing towers, if any, of the Systems are obstruction-marked and lighted in all material respects in accordance with the rules and regulations of the FAA and FCC if so required. All required authorizations, including, without limitation, hazard to air navigation determinations, for any such towers have been issued by and pursuant to the rules and regulations of the FAA. Except as set forth in Section 3.18(g) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries leases space on any such towers to any third party.

     (h) Copyright. The Company has deposited with the United States Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the United States Copyright Office required under the Copyright Act with respect to the business and operations of the Systems as are required to obtain, hold and maintain the compulsory copyright license for cable television systems prescribed in Section 111 of the Copyright Act and has made all payments to ASCAP and BMI required under the Copyright Act. Neither the Company nor any of its Subsidiaries has any knowledge of any deficiency in the amount of compulsory copyright or other fee payments made and has not received any statement, notice or claim respecting an underpayment or nonpayment of any compulsory copyright or other fee payment for the Systems. Except as set forth in Section 3.18(h) of the Company Disclosure Schedules, the Company and its Subsidiaries are in compliance in all material respects with the Copyright Act and the rules and regulations of the Copyright Office with respect to the operation of the Systems. The Company and its Subsidiaries are entitled to hold and do hold the compulsory copyright license described in Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, canceled, encumbered or adversely affected in any manner.

     Section 3.19 Systems Information. Section 3.19 of the Company Disclosure Schedules sets forth a complete and correct description of the following applicable information with respect to each System operated by the Company and its Subsidiaries as of the date hereof (unless a different date is specified below or indicated in Section 3.19 of the Company Disclosure Schedules) with paragraph references corresponding to those set forth below. As used herein, "Systems" means the infrastructure used to provide telephone, video, audio, Internet, data, bandwidth access and related services, including network components, communications facilities, computing platforms and services (including for mail, news, DNS, web, authentication, and other services), power plants, data processing platforms, MIS systems, DRS Network components, office automation systems and internal LAN, network management systems:

          (a) for the period ended September 30, 1999 (or such other period or date indicated in Section 3.19 of the Company Disclosure Schedules) a description of the services offered by each System; the rates charged by the Company and its Subsidiaries for each; a description of any memoranda of understanding or other agreements regarding rates; and any other charges by the Company and its Subsidiaries for services to Subscribers (as defined below);

          (b) the channel and bandwidth capacity of the Systems;

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

          (c) the number of off-air signals available in the community in which each System operates;

          (d) the date and amount of the last rate increase for System service and a description of marketing programs, policies and practices;

          (e) a description of any proposed rate increases and channel changes;

          (f) the approximate total number of miles of fully completed and operational trunk and distribution cable, the approximate number of miles of aerial plant and the approximate number of miles of underground plant of each System as of the date hereof;

          (g) all channel additions in the immediately preceding 12 months, Subscribers affected and carriage payments (such as launch revenues or equipment support) received in the immediately preceding 12 months;

          (h) the cities, towns, townships, villages, and boroughs served by each System;

          (i) the number of Subscribers (as defined below) and the number of bulk Subscribers receiving each of the services provided by the Systems (set forth separately with respect to each such service provided by the Systems) and the number of homes passed and marketable homes and how such numbers have been calculated; for purposes of this Agreement, the term "Subscribers" means any customers of the Company or any of its Subsidiaries, except for persons served under bulk contracts, who (i) are currently connected to and receiving telephone, video, audio, Internet, data, bandwidth or related services from the Systems, (ii) are being charged or have pre-paid the Company's or Subsidiary's standard rates (which rates are set forth in Section 3.19(a) of the Company Disclosure Schedules) pursuant to the Company's standard form contracts previously provided to Parent, (iii) have paid such stated rates in full for at least one full month, (iv) are not two or more months delinquent in the payment of any invoice from the Company or any of its Subsidiaries, (v) have not, in the preceding two months, been given a waiver or forgiveness of service charges (other than charges inappropriately billed), (vi) have not received any inducements or free services to become connected to the Systems or to receive or pay for service, (vii) have not notified the Company or any of its Subsidiaries of their intention to cancel service (other than pursuant to the Company's customary renewal and cancellation procedures in numbers consistent with past history); and (viii) with respect to a hotel, motel or other multiple dwelling unit customer which pays less per dwelling unit than the rates charged in the relevant area by the applicable provider for detached single family homes, such customer shall be considered to be that number of basic Subscribers which is equal to revenues from basic service generated by such hotel, motel or other customer for the month ending on the relevant date (or if such date is not the end of the month, the month ending immediately prior to such date) (without regard to non-recurring revenues from ancillary services such as installation fees) divided by the full rate charged to detached single family homes for such service in the relevant area by the applicable provider;

          (j) the Company's monthly churn rate for each service (consisting of (i) cancellations of month-to-month service and long-term subscriptions prior to expiration and (ii) non-renewal of long-term contracts upon expiration) during each full calendar month during the twelve calendar month period prior to the date hereof; and

          (k) the amount of unearned revenue for all Subscriber contracts with a remaining term of (i) less than or equal to 90 days, (ii) greater than 90 days and less than or equal to one year (iii) greater than one year and less than or equal to two years, (iv) greater than two years and less than or equal to three years and (v) greater than three years.

     Section 3.20  Outside Plant/Network; CLEC; Internet Related Systems.

     (a) Outside Plant/Network. The Company's outside plant and network consists of six (6) main components: the switch/head-end; the Network Operations Center (NOC); the Fiber Optic Transport Facilities; the Transport and Campus Hubs; the local Hybrid Fiber Coax (HFC) Distribution Center; and the RBOC collocation sites. All of the equipment, hardware, and software necessary to operate the
                                      1-24
business is in good working condition and has been installed in accordance with and complies with industry standards and Bellcore standards, including all applicable safety standards, regulatory specifications and manufacturer guidelines. The outside plant and network is constructed using industry accepted guidelines and the Company has secured and is in compliance with all of the right-of-ways, pole attachments, vendor agreements and all other agreements, including, but not limited to, interconnection agreements necessary to operate the business. The Ameritech collocation sites have been constructed according to Ameritech and Bellcore standards and the Company has complied with all of the terms and conditions of the collocation agreements. The distribution facilities of the outside plant network and systems do not constitute a trespass, prohibited encumbrance or illegal occupation of land of any third person.
Section 3.20(a) of the Company Disclosure Schedules contains a complete and accurate list of all third party plant, structures and equipment used by the Company. The Company's network consists of approximately 204,479 homes passed, approximately 87,889 marketable homes, approximately 40 underground plant miles and approximately 143 aerial plant miles. In addition, the Company has 547 nodes, approximately 151 miles of activated plant, 491 right of entry buildings activated and connected to the network and 79 bulk buildings activated and connected to the network. Further, the Company has 38 bulk buildings under contract, 15 bulk buildings wired, 268 right of entry buildings under contract and 41 right of entry buildings wired.

     (b) CLEC Plant/Equipment. The plant, structures equipment and all other assets of the CLEC system of the Company and its Subsidiaries are in good working order and repair and comply in all material respects with applicable rules, regulations and standards regarding their intended use. Such assets meet, in all material respects, all current industry technical performance standards, including industry fiber optic standards, for a system of its particular design. All of the CLEC equipment, hardware, software, switch, transmission systems and all other equipment is the most recent version of equipment offered by the respective vendors. The CLEC system physically attaches to at least two (2) tandems in the 358 LATA. The CLEC System connects to the SS7 network for signaling and corresponding features and functions (i.e. voice mail, caller ID etc.). The Company has applied for and received all NXX codes and all other applicable codes in order to function as a CLEC and interconnect to the public switch telephone network, and the codes and all other equipment, functionality and agreements are transferable to Parent. The Company is providing telephony service via collocation within Ameritech's central offices and the leasing of unbundled loops and the Company complies with all aspects of the collocation agreement and regulations regarding the installation of equipment within an Ameritech central office. The Company is providing direct operator service, directory assistance and E911 services. Except as set forth in Section 3.20(b) of the Company Disclosure Schedules, the interconnection agreement between the Company and Ameritech and all other agreements necessary to operate the CLEC business are in full force and effect and are fully transferable to Parent without any required consents. The Company and its Subsidiaries have an inventory of spare parts and other materials relating to their CLEC business of the type, nature and amount consistent with Company's past practices and good CLEC industry practices. Section 3.20(b) of the Company Disclosure Schedules contains a complete and accurate list of all third party plant, structures and equipment used by the Company and its Subsidiaries. Except as set forth on
Section 3.20(b) of the Company Disclosure Schedules, the Company and its Subsidiaries have all consents and approvals necessary to use the plant, structures and equipment used by the Company and its Subsidiaries. The rates charged by the Company for local telephone service are at least 15% below the rates charged by Ameritech.

     (c) Internet Related Systems. Except as set forth in Section 3.20(c) of the Company Disclosure Schedules, (i) all of the Internet-related Systems, services and platform servers are running, or peaking, at no higher than 50% of capacity, (ii) all of the Internet-related Systems' services are replicated in a redundant manner across available platform servers, (iii) all remote physical points of presence ("POPs") are secure, conform to equipment manufacturers' recommended environmental parameters, and contain a generator, battery power source, an UPS, and/or a generator-battery source-UPS combination to provide AC and/or DC power for a minimum of eight hours, (iv) the Subscriber blockage rate for dial-in Subscribers is no greater than 1% of Subscriber attempts across the overall network infrastructure, (v) the configuration diagrams provided to Parent reasonably represent the redundant network facilities between
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

major backbone locations, and between remote physical POPs and major network concentration points, (vi) the existing power plant(s) at the Company's main location is equipped with an uninterrupted power supply with a battery back-up of at least 8 hours, (vii) all deployed dial-in modem, modem shelf, and corresponding technology conform to the V.90 modem standard, (viii) the Company utilizes a DHCP, or other dynamic, IP address allocation scheme that conforms to industry standards to support residential Subscribers, and (ix) the Company has access to the quantity of IP addresses sufficient to support the Company's Subscriber base as currently existing and as currently contemplated to exist as of December 31, 2000.

     Section 3.21 No Other Operators. Except as described in Section 3.21 of the Company Disclosure Schedules, (i) each System is the only multiple video service provider, whether by wireline (telephone or cable) or, to the Company's knowledge, wireless (SMATV, MATV, MMDS, ITFS or other), presently serving the communities which it serves, (ii) to the knowledge of the Company, the entry of no other multiple channel video service provider is presently contemplated by any person in the communities now served by the Systems, (iii) there are no franchises or other authorizations, other than the Franchises that have been issued with respect to the communities served by the Systems, and (iv) no person has any right to acquire any interest in any cable or pay television system or assets of the Company or any of its Subsidiaries (including any right of first refusal or similar right) upon an assignment or transfer of control of a Franchise, other than rights of condemnation or eminent domain afforded by Law.

     Section 3.22  Franchises; Licenses.

     (a) Section 3.22 of the Company Disclosure Schedules contains (i) a true and complete list of all franchises and any amendments thereto, new or renewal franchise applications (if any), authorizations, ordinances, permits and agreements relating to the Systems or issued or granted by any Governmental Entity (the "Franchises"), and (ii) all licenses, sublicenses, permits, consents, orders, approvals, applications, grants, concessions, franchises, authorizations, registrations, filings, waivers, variances or clearances under any Law or with any Governmental Entity (including the U.S. EPA, U.S. EEOC, OSHA, Federal Trade Commission, U.S. Department of Justice, U.S. Department of Commerce, FAA, FCC and municipal franchise authorities) including, without limitation, all domestic satellite, business radio, CARS band and other microwave licenses, and all authorizations and permits relating to the Systems (the "Licenses"), used in or necessary to the Conduct of the business or operations of the Company and its Subsidiaries or the Systems. The Company has delivered to Parent true and complete copies of each of the Franchises and Licenses, including any amendments thereto.

     (b) Each of the Franchises and Licenses is valid, in full force and effect, and enforceable in accordance with its terms against the parties thereto. At Closing, Parent will acquire, through ownership of the Company, good and marketable title to all Franchises and Licenses free and clear of all Liens. The Company and its Subsidiaries are validly and lawfully operating the Systems under the Franchises and Licenses and the Company has fulfilled when due, or has taken all action necessary to enable it to fulfill, when due, all of its obligations thereunder. There has not occurred any default (without regard to lapse of time, the giving of notice, the election of any person other than the Company, or any combination thereof) by the Company nor, to the knowledge of the Company, has there occurred any default (without regard to lapse of time, the giving of notice, the election of the Company, or any combination thereof) by any person other than the Company under any of the Franchises or Licenses. Neither the Company nor, to the Company's knowledge, any other person, is in arrears in the performance or satisfaction of its financial, documentary service, operational or other obligations under any of the Franchises or Licenses, or any agreements entered into pursuant thereto, including, without limitation, the payment of all franchise and other fees to relevant franchising authorities and no waiver or indulgence has been granted by any of the parties thereto. There is not pending any proceeding, application, petition, objection, pleading or other notification with any Governmental Entity that questions the validity of any Franchise or License or which presents a substantial risk that, if accepted or granted, would result in the revocation, cancellation, suspension or any adverse modification of any Franchise or License and no franchising authority has commenced, or given notice to the Company that it intends to commence, a proceeding to revoke a Franchise held by the Company or any of its Subsidiaries. The Franchises and Licenses are sufficient to
                                      1-26
permit the Company and its Subsidiaries to operate the Systems lawfully and in the manner in which they are currently operated and intend to be operated. No franchising authority has advised the Company or any of its Subsidiaries in writing, or otherwise notified the Company or any of its Subsidiaries of its intention to deny renewal of an existing Franchise held by the Company or any of its Subsidiaries. No Governmental Entity or other third party has a right to acquire any interest in any System upon an assignment or transfer of control of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received, nor has notice that it will receive, from any franchising authority, a preliminary assessment that a Franchise should not be renewed as provided in Section 626(c)(1) of the Communications Act, nor has the Company, any of its Subsidiaries, or any franchising authority commenced or requested the commencement of an administrative proceeding concerning the renewal of a Franchise as provided in Section 626(c)(1) of the Communications Act.

     Section 3.23 Bonds. Section 3.23 of the Company Disclosure Schedules contains an accurate and complete list of all bonds (franchise, construction, fidelity, or performance) of the Company and its Subsidiaries which are required to be obtained by the Company or any of its Subsidiaries and which relate in any way to the ownership or use of their assets and properties or the operation of the Systems.

     Section 3.24 Commitments. Except as described in Section 3.24 of the Company Disclosure Schedules, there are no unfulfilled binding commitments for capital improvements which the Company or any of its Subsidiaries are obligated to make in connection with the Systems. There are no liabilities to Subscribers or to other users of services of the Company and its Subsidiaries, which services are material to the business or the Systems, except (i) with respect to deposits made by such Subscribers or such other users and (ii) the obligation to supply services to Subscribers in the ordinary course of business, pursuant to the Franchises. There are no complaints by Subscribers or other users of the services of the Company and its Subsidiaries that, individually or in the aggregate, could materially and adversely affect the financial condition, assets, liabilities, operations or prospects of the Systems. Except with respect to the persons listed in Section 3.24 of the Company Disclosure Schedules, there is no free or discounted service liability (other than as a result of bulk service commitments) to Subscribers existing with respect to the Systems. Except with respect to deposits for converters, encoders, decoders and related equipment, the Company and its Subsidiaries have no obligation or liability for the refund of monies or for the provision of rebates to their Subscribers. Except as set forth in the Franchises, with respect to the Systems, neither the Company nor any of its Subsidiaries has made a commitment to any franchising entity to maintain a local office in any location. The Company and its Subsidiaries have not made any commitment to any of the municipalities served by the Systems to pay franchise fees to any such municipality in excess of the amounts set forth in the Franchises. No material restoration, repaving, repair or other work (outside of ordinary maintenance) is required to be made by the Company and its Subsidiaries to any street, sidewalk or abutting or adjacent area pursuant to the requirements of any Law, Franchise, License, Material Agreement or other understanding relating to the installation, construction and operation of the Systems.

     Section 3.25 Brokers. No broker, investment banker, financial advisor or other person, other than Morgan Stanley Dean Witter & Co., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated in this Agreement based upon arrangements made by or on behalf of the Company. The Company has provided Parent true and correct copies of all agreements between the Company and Morgan Stanley Dean Witter & Co., including, without limitations, any fee arrangements.

     Section 3.26 Insurance. The Company has provided Parent with copies of all policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company, all of which are listed in Section 3.26 of the Company Disclosure Schedules, together with the material terms thereof (including, without limitation, the premiums, coverage and dates thereof). Except as set forth in Section 3.26 of the Company Disclosure Schedules, such policies are in adequate amounts and cover risks customarily insured against by businesses of the type operated by the Company. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing will have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies will remain in full force and effect through the respective dates set forth in
                                      1-27

Section 3.26 of the Company Disclosure Schedules without the payment of additional premiums and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. All of such policies have been issued by reputable insurance companies actively engaged in the insurance business. All pending claims, if any, made against the Company that are covered by insurance have been disclosed to and accepted by the appropriate insurance companies and, to the best knowledge of the Company, are being defended by such insurance companies and are described in Section 3.26 of the Company Disclosure Schedules and no claims have been denied coverage during the last three years. During the last three years, no policy of the Company has been cancelled by the issuer thereof, nor have the premiums on any such policy been increased by more than 20% over the prior period. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

     Section 3.27 Fairness Opinion. The Company has received the opinion of Morgan Stanley & Co. Incorporated to the effect that, based upon and subject to the considerations in its opinion, the consideration to be received by the holders of shares of Company Common Stock and Class A Preferred Stock in the aggregate is fair from a financial point of view to such holders.

     Section 3.28  Year 2000 Compliance.

     (a) None of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Company or by any of its Subsidiaries in the conduct of their respective businesses will malfunction, cease to function, generate incorrect data, or provide incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and
(ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries; and

     (b) None of the products and services sold, licensed, rendered, or otherwise provided by the Company or by any of its Subsidiaries in the conduct of their respective businesses will malfunction, cease to function, generate incorrect data, or produce incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries; and neither the Company nor any of its Subsidiaries is or shall be subject to claims or liabilities arising from their failure to do so; and

     (c) Neither the Company nor any of its Subsidiaries has made other representations or warranties regarding the ability of any product or service sold, licensed, rendered or otherwise provided by the Company or by any of its Subsidiaries in the conduct of their respective businesses to operate without malfunction, to operate without ceasing to function, to generate correct data, and to produce correct results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and
(ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

     Section 3.29 Full Disclosure. The Company and its Subsidiaries have disclosed to Parent all information material to an investment in the Company and its Subsidiaries. This Agreement, the Company Disclosure Schedules, and any certificate required to be delivered pursuant to this Agreement and any document or information provided by the Company or its representatives to Parent do not contain any misrepresentation of a material fact by the Company or its representatives, and do not omit to state any material fact necessary to make the statements made by them and contained therein not misleading.

     Section 3.30 Registered Securities. Neither the Company nor any of its Subsidiaries has any securities registered, or required to be registered, under
Section 12 of the Exchange Act.

                                      1-28

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant to the Company:

     Section 4.1 Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as Conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Parent Material Adverse Effect (as defined below). When used in connection with Parent or any of its Subsidiaries, the term "Parent Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), liabilities, condition (financial or otherwise), operations, results of operations or prospects of Parent and its Subsidiaries taken as a whole except for such changes, events or effects which are directly the result of (i) the entering into or the public announcement of this Agreement or the transactions contemplated hereby, (ii) changes in the telecommunications industry generally or (iii) changes in general economic (excluding changes in the capital markets), regulatory or political conditions in the United States; provided, that, in the case of each of (i), (ii) and (iii), the impact on Parent is proportionate to the more general impact of the change, event or effect.

     Section 4.2  Authority; No Conflict; Required Filings and Consents.

     (a) Parent and Sub have all requisite corporate power and authority to enter into this Agreement, and Parent and Sub have all requisite power and authority to consummate the transactions contemplated hereby. The execution and delivery by Parent and Sub of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby, have been duly authorized by all necessary corporate and shareholder action on the part of Parent and Sub. This Agreement and the other agreements contemplated herein have been duly executed and delivered by Parent and constitute valid and binding obligations of Parent, enforceable in accordance with the terms hereof and thereof, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

     (b) The execution and delivery of this Agreement by Parent and Sub does not, and the consummation by Parent and Sub of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Sub, or
(ii) conflict with or violate any permit, concession, agreements, instruments, or obligations, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or any of their properties or assets.

     (c) No consent, approval order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the HSR Act, and, in the case of this Agreement and certain of the transactions contemplated hereby, (ii) the filing of the Articles of Merger with, and the issuance of the Illinois Certificate of Merger by, the Secretary of State of the State of Illinois in accordance with the Illinois Statute, (iii) the filing of documents to satisfy the applicable requirements, if any, of the Exchange Act and state takeover laws, (iv) the filing with the SEC of the Registration Statement, (v) approval by the Illinois Public Utility Commission and applicable State and local franchising authorities and (vi) consents, authorizations, filings, approvals and registrations pursuant to the foregoing or set forth in the Company Disclosure Schedules.

     Section 4.3 SEC Documents. Parent has filed all required reports, proxy statements, forms and other documents with the SEC since December 31, 1998 (the "Parent SEC Documents"). As of their respective dates, and giving effect to any amendments thereto, (a) the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may
                                      1-29
be, and the applicable rules and regulations of the SEC promulgated thereunder and (b) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     Section 4.4 Parent Common Stock Issued in the Merger. The shares of Parent Common Stock to be issued in the Merger, in exchange for Debentures, in respect of the Contingent Deferred Payment, if any, in respect of the Franchise Amount, if any, and in respect of the exercise of any Substitute Options have been duly authorized and reserved for issuance and when issued and delivered in accordance with the terms of this Agreement (or in the case of any Substitute Option, the applicable option plan and agreement) will have been validly issued and will have been fully paid and nonassessable.

     Section 4.5 Litigation. There is no action, suit or proceeding, claim, arbitration or investigation against Parent or Sub pending or as to which Parent or Sub has received any written notice of assertion which materially threatens the ability of Parent and Sub to consummate the transactions contemplated hereby.

     Section 4.6 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     Section 4.7 Brokers. No broker, investment banker, financial advisor or other person, other than Salomon Smith Barney, Inc., the fees and expenses of which will be paid by Parent or Sub, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

     Section 4.8  Tax Matters.

     (a) Neither Parent nor any person related to Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3) has a plan or intention to reacquire any Parent Common Stock issued in the Merger.

     (b) Parent has no plan or intention to acquire any Exchangeable Preferred stock of the Company, or the Debentures, for consideration other than Parent Common Stock.

     (c) Parent has no plan or intention to liquidate the Company or to cause the Company to merge into another corporation.

     (d) Parent has no plan or intention to cause the Company to sell, transfer or otherwise dispose of any of the Company's assets, except for dispositions made in the ordinary course of business and transfers described in Section 368(a)(2)(C) of the Code and the Treasury Regulations issued thereunder.

     (e) Parent has no plan or intention to sell or otherwise dispose of any of the Company Stock.

     Section 4.9 Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Documents (the "Parent Financial Statements") complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, had been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements contained therein (the "Parent Interim Financial Statements"), as permitted by Form 10-Q or the Exchange Act regulations promulgated by the SEC), and each fairly presented the consolidated financial position of Parent and its consolidated Subsidiaries in all material respects as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the Parent Interim Financial Statements, to normal audit adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

     Section 4.10 Absence of Undisclosed Liabilities. Parent and its Subsidiaries do not have any liabilities or obligations of any nature, whether accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, and there
                                      1-30
is no existing condition or situation which could reasonably be expected to result in any such liabilities or obligations other than (i) liabilities reflected in the unaudited consolidated balance sheet of Parent dated as of September 30, 1999 (the "Parent Balance Sheet"); (ii) normal or recurring immaterial liabilities incurred since December 31, 1998 in the ordinary course of business consistent with past practices; and (iii) liabilities which would not individually or in the aggregate have a Parent Material Adverse Effect.

     Section 4.11 Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet, Parent and its Subsidiaries have conducted their businesses in the ordinary course, in a manner consistent with past practice, and there has not been any event, occurrence or development of a state of circumstances or facts which has had or could reasonably be expected to have a Parent Material Adverse Effect.

                                   ARTICLE V

                              CONDUCT OF BUSINESS

     Section 5.1 Covenants of the Company. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees as to itself and its Subsidiaries (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts when due and pay (or reserve for) all Taxes due with respect to periods ending on or before the Effective Time, subject to good faith disputes over such debts or Taxes, to timely file (or obtain a valid or extension of time to file) all Tax Returns due on or before the Effective Time, to pay or perform its other obligations when due, and to use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, and (iv) keep and maintain its respective assets and properties in normal operating condition and repair. Without limiting the generality of the foregoing, the Company shall not (and shall not permit any of its Subsidiaries to), without the prior written consent of Parent:

          (a) adopt or propose any change in its articles of incorporation or bylaws;

          (b) merge or consolidate with any other person or acquire a material amount of assets of any other person;

          (c) sell, lease, license or otherwise dispose of any assets or property which are material, individually or in the aggregate, to the business of the Company or any of its Subsidiaries except (i) pursuant to existing contracts or commitments disclosed in writing to Parent on or prior to the date hereof and (ii) in the ordinary course consistent with past practice;

          (d) amend, modify or terminate any agreement set forth in Section 3.15 of the Company Disclosure Schedules, except as provided in Section 6.11 of the Company Disclosure Schedules;

          (e) make any express or deemed election for Tax purposes or any offer to settle or compromise or any settlement or compromise of any material liability with respect to Taxes;

          (f) accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of the Company or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

          (g) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property Rights other than in the ordinary course of business consistent with past practices;

          (h) issue, deliver, sell, purchase, repurchase, redeem or otherwise acquire, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants
                                      1-31
     or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (i) enter into any agreement, arrangement or understanding with any affiliate of the Company or its Subsidiaries;

          (j) relinquish any right or privilege without adequate consideration or a reasonable business purpose;

          (k) pay, discharge or otherwise satisfy any material claim, liability or obligation except in the ordinary course of business and consistent with past practice;

          (l) enter into any agreement or arrangements with VTech; or

          (m) take, or agree in writing or otherwise to take, any of the actions described in the foregoing clauses (a) through (l) or in clauses (i) through (xvi) of Section 3.8, or any action (or omit to take or agree to take any action) which is reasonably likely to make any of the Company's representations or warranties contained in this Agreement untrue or incorrect in any respect at, or as of any time prior to, the Effective Time.

     Section 5.2 Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and the Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     Section 6.1  No Solicitation.

     (a) The Company shall immediately cease any existing discussions or negotiations with any third parties conducted on or prior to the date hereof with respect to any Acquisition Proposal (as defined below). From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, share exchange, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation pursuant to a tender or exchange offer) or similar transaction or series of transactions involving the Company, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), or
(ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or
(iii) agree to, approve or recommend any Acquisition Proposal. The Company will promptly communicate to Parent any such inquiries or proposals regarding an Acquisition Proposal and the terms thereof.

     Section 6.2  Access to Information.

     (a) Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford (i) to the officers, employees, independent auditors, legal counsel (including outside legal counsel) and other representatives of Parent, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records in order that Parent has a full opportunity to make such investigation as it reasonably desires to make of the Company and its Subsidiaries and (ii) to the independent auditors of Parent, reasonable access to the audit work papers and other records of the independent auditors of the Company and its Subsidiaries. Additionally the Company and its Subsidiaries will permit Parent to make such reasonable inspections of the Company and its
                                      1-32

Subsidiaries and their respective operations during normal business hours as Parent may reasonably require and the Company and its Subsidiaries will cause its officers and the officers of its Subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as Parent may from time to time reasonably request. During the period prior to the Effective Time, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request.

     (b) The parties will hold any information provided pursuant to Section 6.2(a) in confidence in accordance with the terms and conditions of the letter agreement dated September 21, 1999, between the Company and Parent (the "Confidentiality Agreement"). No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     Section 6.3 Consents. Each of Parent and the Company shall use all reasonable efforts to obtain all necessary consents, waivers and approvals, and to make all necessary notifications or filings under any of Parent's or the Company's material agreements, contracts, licenses or leases, whether oral or written, as may be necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement.

     Section 6.4 Public Disclosure. No press release or announcement with respect to the Merger or this Agreement shall be issued by the Company or Parent without the prior consent of the Company or Parent, except as such release or announcement may be required by law, rule or regulation.

     Section 6.5 Tax-Free Reorganization. The Company's shareholders, Parent and the Company shall use commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. Parent shall take no action following the Closing that would reasonably be expected to cause it not to be so treated; provided, however, that Parent is permitted to provide funds (i) to make payments under any Debentures and (ii) to the Company for the payment to Shareholders who dissent to the Merger if, in either case, Parent in its reasonable discretion determines that the Company has insufficient funds to make such payments.

     Section 6.6 Affiliate Agreements. Upon the execution of this Agreement, the Company will provide Parent a list of those persons who are "affiliates" of the Company, within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). The Company shall use its reasonable efforts to deliver or cause to be delivered to Parent prior to the Effective Time from each of the affiliates of the Company, an executed Affiliates Agreement, substantially in the form attached hereto as Exhibit D ("Affiliates Agreement"). Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Affiliates Agreements.

     Section 6.7 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party hereto will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement; provided that Parent and its affiliates shall not be required to agree to any consent decree or order in connection with any objections of the Department of Justice or Federal Trade Commission to the transactions contemplated by this Agreement.

     Section 6.8 Certain Filings. The parties hereto shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties

                                      1-33
to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     Section 6.9 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Sub, any documents, certificates, agreements, deeds, bills of sale, assignments, assurances or other writings and to take and do, in the name and on behalf of the Company or Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     Section 6.10 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent and Sub shall give prompt notice to the Company, of the occurrence, or failure to occur, of any event of which it has knowledge, which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of the Company or Parent and Sub, as the case may be, or of any officer, shareholder, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. The delivery of any notice pursuant to this Section 6.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 6.11 Affiliate Transactions. Prior to the Effective Time, the Company shall use commercially reasonable efforts to amend, modify or terminate the transactions with affiliates set forth in Section 3.15 of the Company Disclosure Schedules in the manner specified in Section 6.11 of the Company Disclosure Schedules.

     Section 6.12 Shareholders Meeting. The Company shall as promptly as practicable duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") in accordance with the Illinois Statute and applicable federal securities laws, for the purpose of voting on this Agreement and shall, through its Board of Directors, recommend to its shareholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify or propose to withdraw or modify, in a manner adverse to Parent, such approval or recommendation, (ii) approve or recommend any Acquisition Proposal other than the Merger or (iii) enter into any agreement with respect to an Acquisition Proposal other than the Merger.

     Section 6.13  Proxy Statement; Registration Statement; Board
Recommendation.

     (a) As promptly as practical after the execution of this Agreement, Parent and the Company shall prepare and Parent shall file with the SEC the Registration Statement (as defined below). The Company and Parent shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action as Parent may reasonably request in connection with the Registration Statement and the issuance of the shares of Parent Common Stock. If at any time prior to the Effective Time any event or circumstance relating to the Company, Parent or any of their respective Subsidiaries, affiliates, officers or directors should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or Proxy/ Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

     (b) The Company and Parent shall make any necessary filings with respect to the Merger, the Debenture Offer, and the Contingent Deferred Payment under the Securities Act and the Exchange Act and the rules and regulations thereunder, and Parent shall use its reasonable best efforts to take any action

                                      1-34
required to be taken under state securities or "blue sky" laws in connection with the issuance of the shares of Parent Common Stock in accordance with the provisions of this Agreement.

     (c) The Proxy Statement shall contain the recommendation of the Company's Board of Directors in favor of approval of this Agreement and the transactions contemplated hereby.

     (d) The information to be supplied by the Company for inclusion in the registration statement on Form S-4 pursuant to which (i) the offer to exchange Parent Common Stock for the Debentures shall be registered with the SEC and (ii) shares of Parent Common Stock to be issued in the Merger and pursuant to the Debenture Offer and in respect of the Contingent Deferred Payment, if any, and the Franchise Amount, if any, will be registered with the SEC (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The proxy statement (the "Proxy Statement") to be sent to the shareholders of the Company in connection with the solicitation of votes to approve and adopt this Agreement shall not, and the documents to be sent to the applicable holders of securities in connection with the Notes Offer, the Notes Solicitation, the Debenture Offer and the Debenture Solicitation (each as defined in Section 6.16(a)) (collectively, the "Offer Documents") shall not, (i) on the date the Proxy Statement and the Offer Documents, as applicable, are first mailed to security holders of the Company or (ii) at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of votes which has become false or misleading. The Offer Documents will conform with all applicable requirements of the Exchange Act.

     Section 6.14 Nasdaq Listing. Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger, in exchange for Debentures, in respect of the Contingent Deferred Payment, if any, and the Franchise Amount, if any, to be approved for quotation on Nasdaq, subject to official notice of issuance.

     Section 6.15 Letter of Independent Auditors. The Company and Parent shall use all reasonable efforts to cause to be delivered to the other (i) "comfort letters" of Arthur Andersen LLP, the Company's independent auditors, and of PriceWaterhouseCoopers LLP, Parent's independent auditors, in each case dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Boards of Directors of the Company and Parent, in form and substance reasonably satisfactory to the other and customary in scope and substance for letters delivered by independent auditors in connection with registration statements similar to the Registration Statement and (ii) the consent of each such auditor as to the inclusion of such "comfort letters" and applicable financial statements in the Registration Statement.

     Section 6.16  Treatment of Company Debt and Exchangeable Preferred.

     (a) As soon as is reasonably practicable after the date hereof, the Parent or, at Parent's election, the Company shall commence (i) (A) an offer (the "Notes Offer") to purchase for cash all of the Company's outstanding 12 1/4 Senior Discount Notes Due 2008 (the "Notes") coupled with (B) a solicitation as part of the Notes Offer (the "Notes Solicitation") of consents to the amendments to the Indenture, dated as of February 15, 1998, with respect to the Notes (the "Notes Indenture") set forth on Exhibit F hereto from the holders of not less than a majority in aggregate principal amount of the Notes outstanding (the consents from such holders, the "Requisite Note Consents") at an aggregate price for the Notes Offer and the Notes Solicitation not greater than 101% of Accreted Value (as defined in the Notes Indenture) and (ii) subject to the Company's compliance with paragraph (c) below, (A) an offer to exchange all of the 13 3/4% Subordinated Exchange Debentures Due 2010 (the "Debentures") (the "Debenture Offer") for shares of Parent Common Stock, valued at a price per share equal to the average volume weighted trading prices of Parent Common Stock on Nasdaq for the five trading day period ending one trading day prior to the date of the exchange, coupled with (B) a solicitation as part of the Debenture Offer (the "Debenture
                                      1-35

Solicitation") of consents to the amendments to the Company's articles of incorporation and the Indenture governing the Debentures set forth on Exhibit F hereto from the holders of not less than a majority of the Exchangeable Preferred (or holders of not less than a majority in aggregate principal amount of the Debentures, as applicable) outstanding (the consents from such holders, the "Requisite Debenture Consents") at an aggregate price not greater than 101% of the principal amount of the Debentures plus accrued and unpaid interest to the date of purchase. The Notes Offer, Debenture Offer, the Notes Solicitation and the Debenture Solicitation (including the applicable amendments) shall be conducted in accordance with all applicable rules and regulations of the SEC and other applicable laws and shall be on terms (including the terms of the proposed amendments) reasonably determined by Parent (including the appointment of a dealer manager selected by Parent), provided that the Company shall not be required to purchase the Notes, or Debentures pursuant to the Notes Offer or the Debenture Offer, and the proposed amendments, if approved, shall not become operative, unless Parent has consummated the Merger. The Company agrees that promptly following the date the Requisite Note Consents and the Requisite Debenture Consents are obtained it will execute a supplemental indenture and an amendment to the Company's articles of incorporation, as applicable, containing the proposed amendments that by their terms shall become operative only upon consummation of the Merger and the Notes Offer and the Debenture Offer.

     (b) Each of Parent and the Company agrees to cooperate, and to cause its officers, employees, counsel and accountants to cooperate, and use its reasonable best efforts to consummate the Notes Offer, Debenture Offer, the Notes Solicitation and the Debenture Solicitation as soon as reasonably practicable following the date hereof, to comply in all material respects with all laws and regulations applicable thereto, to participate in any "road shows" or other solicitation activities relating to the foregoing and to prepare and, if necessary, execute all other documents in form and substance reasonably satisfactory to Parent and/or the Company, as the case may be, as may be necessary to consummate the Notes Offer, Debenture Offer, the Notes Solicitation and the Debenture Solicitation. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to the documents mailed to holders in respect of the Notes Offer, Debenture Offer, the Notes Solicitation and the Debenture Solicitation so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall promptly be prepared and, if required, filed with the SEC and disseminated to the holders of Notes and the Debentures and/or the Exchangeable Preferred.

     (c) The Company agrees to provide appropriate written notice to the holders of the Exchangeable Preferred in accordance with Section 4B of the Company's articles of incorporation such that the Exchangeable Preferred shall be exchanged into the Debentures on February 15, 2000 in accordance with Section 4 of the Company's articles of incorporation and on February 15, 2000 the Company shall exchange all shares of Exchangeable Preferred for the Debentures in an aggregate principal amount equal to the sum of the Liquidation Preference (as defined in the Company's articles of incorporation) plus a payment equal to accumulated and unpaid dividends thereon to the date of the exchange (which the Company shall elect to pay in Debentures) in accordance with Section 4 of the Company's articles of incorporation; provided, however, that Parent and the Company shall use their reasonable efforts to obtain consents from the holders thereof to effect such exchange prior to February 15, 2000.

     Section 6.17 Employee Matters. Prior the Closing, but contingent thereon and following the Effective Time, Parent and the Company shall create a bonus pool (the "Bonus Pool") having the terms and conditions set forth on Exhibit G hereto, in which certain employees of the Company listed on Exhibit G hereto will be entitled to participate to the extent of their respective percentage interest listed thereon.

                                      1-36

     Section 6.18 280G Approval. Prior to the Closing, the Company shall satisfy the approval requirements of Section 280G(b)(5)(B) of the Code with respect to all payments to be made to disqualified individuals (within the meaning of Section 280G of the Code) in connection with the transactions contemplated hereby, including, without limitation, the Bonus Pool and no such payments shall be made unless such approval is obtained.

     Section 6.19 Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

          (a) The Surviving Corporation shall from and after the Effective Time indemnify and hold harmless the present and former officers and directors of the Company (each an "Indemnified Person") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent provided under the Company's certificate of incorporation and bylaws in effect on the date hereof, provided that such indemnification shall be subject to any limitation imposed from time to time by applicable law.

          (b) For six (6) years after the Effective Time, the Surviving Corporation shall use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that, in satisfying its obligation under this Section 6.19(b), the Surviving Corporation shall not be obligated to pay premiums in excess of 200% of the amount per annum the Company paid in its last full fiscal year, which amount the Company has represented to Parent as being $75,000.

          (c) If the Surviving Corporation or any of its successors or assigns
     (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.19.

          (d) These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by each Indemnified Person.

     Section 6.20 Employee Benefits after the Effective Time. During the period commencing at the Effective Time and ending on the first anniversary thereof, Parent and/or its Subsidiaries shall use their reasonable efforts to cause those employees of the Surviving Corporation or any of its Subsidiaries who were employed by the Company or any of its Subsidiaries as of the Effective Time ("Company Employees") to be eligible to participate in employee benefit plans providing benefits no less favorable, in the aggregate (but excluding the Key Management Performance Plan), than the employee benefit plans that similarly situated employees of Subsidiaries of Parent are eligible to participate. To the extent any Company Employee participates in any employee benefit plan maintained by Parent or its Subsidiaries after the Effective Time (a "Parent Plan"), such Company Employee shall be credited under such Parent Plan, for all purposes other than benefit accrual under any defined benefit retirement plan or retiree medical plan and other than vesting under any compensation plan (other than, except as provided herein, with respect to Substitute Options) maintained by Parent or its Subsidiaries, with service prior to the Effective Time with the Company and its Subsidiaries to the same extent service with Parent and its Subsidiaries would be so credited. With respect to the plan year in which the Effective Time occurs under any Parent Plan providing for medical or dental benefits, Parent shall cause the dollar amount of all expenses incurred by Company Employees and their eligible dependents during such year to be credited for purposes of satisfying such Parent Plan's deductible and copayment limitations for such plan year, to the extent such expenses would have been credited under the corresponding Plan prior to the Effective Time. The Company Employees shall be subject to other personnel policies and practices of Parent and its Subsidiaries in the same manner as similarly situated employees of Subsidiaries of Parent. For purposes of

                                      1-37
this Section 6.20, "employee benefit plan" has the meaning ascribed to such term under Section 3(3) of ERISA.

     Section 6.21 ISP Plan. Pursuant to an agreement between the Company and the holders of options under the 21st Century Telecom Group, Inc. 1999 ISP Stock Plan (the "1999 ISP Plan"), the Company shall cause (and shall enter into agreements with the holders of options granted thereunder providing for) the 1999 ISP Plan to be terminated prior to the Closing and all of the options outstanding thereunder to be cancelled in return for the grant, to each holder of such options, of the right to receive a pro rata portion of the ISP Option Amount, if any, determined in accordance with Exhibit I.

                                  ARTICLE VII

                              CONDITIONS TO MERGER

     Section 7.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (b) Shareholder Approval. This Agreement shall have been approved and adopted by (i) two-thirds of the outstanding shares of Company Voting Common Stock and Class A Preferred Stock, voting together as a class, and
     (ii) a majority of the outstanding shares of Class A Preferred Stock in accordance with the applicable provisions of the Illinois Statute and the Company's articles of incorporation.

          (c) Governmental Approvals. All authorizations, consents, orders or approvals of any Governmental Entity required to consummate the transactions contemplated by this Agreement shall have been obtained and be in effect.

          (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Parent's conduct or operation of the business of Parent or the Company after the Merger shall have been issued and be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, seeking any of the foregoing be pending, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal or prevents or prohibits the Merger.

          (e) Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

          (f) Nasdaq Listing. The shares of Parent Common Stock to be issued in the Merger, in exchange for Debentures, in respect of the Contingent Deferred Payment, if any, and the Franchise Amount, if any, shall have been approved for quotation on Nasdaq, subject to official notice of issuance.

     Section 7.2 Additional Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Sub:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that to the extent such representations and warranties expressly speak as of an earlier date, such representations and
                                      1-38
     warranties shall be true in all respects as of such specified date) without regard to any materiality or Material Adverse Effect exceptions or qualifications contained therein, except for such failures to be true and correct which in the aggregate do not, and could not reasonably be expected to, have a Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b) Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) Material Consents. Parent shall have received or be reasonably satisfied that it will receive, in each case in form and substance to its reasonable satisfaction, the consents set forth in Section 7.2(c) of the Company Disclosure Schedules, and no such consent, authorization or approval shall have been revoked.

          (d) Escrow Agreement. The Escrow Agreement in the form attached hereto as Exhibit B shall have been executed and delivered to Parent by the Company and the Shareholder Representative.

          (e) Voting and Lock-Up Agreements. A Voting and Lock-Up Agreement in the form annexed hereto as Exhibit C shall have been executed and delivered to Parent by the number of persons required to satisfy the shareholder approval requirements set forth in Section 7.1(b), and each Voting and Lock-Up Agreement and each such irrevocable proxy included therewith shall be in full force and effect.

          (f) Affiliate Agreements. An Affiliate Agreement in the form annexed hereto as Exhibit D shall have been executed and delivered to Parent by each director and officer and each applicable affiliate of the Company and each Affiliate Agreement shall be in full force and effect.

          (g) Employment, Consulting and Non-compete Agreements. Employment, Consulting and Non-compete Agreements, in form and substance reasonably satisfactory to Parent, shall have been executed and delivered to Parent by each person set forth on Section 7.2(g) of the Company Disclosure Schedules, and such agreements shall be in full force and effect.

          (h) Notes and Exchangeable Preferred. Holders of at least a majority in aggregate principal amount of Notes and holders of a majority of the Exchangeable Preferred shall have tendered and not withdrawn Notes and Debentures pursuant to the Notes Offer and the Debenture Offer and the Company shall have received each of the Requisite Note Consents and the Requisite Preferred Consents and none of such consents shall have been withdrawn, each in accordance with the provisions of Section 6.16.

          (i) FIRPTA Certificate. Parent shall have received from the Company and each of its Subsidiaries a certificate, satisfying the provisions of Treasury Regulations Section 1.1445-2(c)(3), and otherwise in form and substance reasonably satisfactory to Parent, certifying that an interest in the Company or any of its Subsidiaries is not a U.S. real property interest (a "FIRPTA Certificate"). Notwithstanding anything to the contrary expressed or implied herein, if Company and each of its Subsidiaries fails to provide Parent with a FIRPTA Certificate, Parent shall be entitled to withhold the requisite amounts in accordance with Section 1445 of the Code.

          (j) Expense Certificates. Parent shall have received the Expense Certificate, in form and substance reasonably satisfactory to Parent.

          (k) Dissenting Shares. The number of Dissenting Shares shall be less than five percent (5%) of the issued and outstanding shares of Company Stock.

          (l) Credit Agreement. The Company shall have terminated its Credit Agreement, dated as of August 5, 1998, including any amendments thereto, on terms reasonably satisfactory to Parent.

                                      1-39

          (m) Waiver of Accelerated Vesting. The Company shall have obtained consents, reasonably acceptable to Parent, from each of the holders of Company Stock Options set forth on Section 7.2(m) of the Company Disclosure Schedules, waiving any acceleration of vesting of such options that may occur as a result of the consummation of the transactions contemplated hereby, and the option plans with respect to such options shall have been amended to provide the same, and such consents and such amendments shall be in full force and effect.

     Section 7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that to the extent such representations and warranties expressly speak as of an earlier date, such representations and warranties shall be true in all respects as of such specified date) without regard to any materiality or Material Adverse Effect exceptions or qualifications contained therein, except for such failures to be true and correct which in the aggregate do not, and could not reasonably be expected to, have a Parent Material Adverse Effect.

          (b) Performance of Obligations. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c) Tax Letter. Parent shall have executed and delivered to the Company the letter attached hereto as Exhibit H (the "Tax Letter") or in the event that Parent is unable to execute and deliver such Tax Letter, the Company shall have received a written opinion of Piper Marbury Rudnick & Wolfe LLP, in form and substance reasonably satisfactory to the Company, based on facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) each of Parent and the Company will be a party to such reorganization. In rendering such opinion, counsel may obtain and rely upon representations and covenants, in form and substance satisfactory to counsel, including those contained in certificates of officers of Parent, Sub, the Company and others.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time by:

          (a) the mutual written consent of Parent and the Company;

          (b) Parent in the event that any condition set forth in Section 7.1 and 7.2 hereof shall not be satisfied and shall not be reasonably capable of being remedied by May 31, 2000; provided, that Parent shall have given at least 15 days prior notice of such failure to be satisfied and such condition shall not have been satisfied by the later of such date or the expiration of such 15 day period;

          (c) the Company in the event that any condition set forth in Section
     7.1 and 7.3 hereof shall not be satisfied and shall not be reasonably capable of being remedied by May 31, 2000; provided that the Company shall have given at least 15 days prior notice of such failure to be satisfied and such failure to be satisfied and such condition shall not have been satisfied by the later of such date or the expiration of such 15 day period;

          (d) Parent in the event that the requisite shareholder vote specified in Section 7.1(b) shall not have been obtained by May 31, 2000; or

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

          (e) Either Parent or the Company if the Closing has not occurred by the close of business on May 31, 2000; provided, however, that no party may terminate this Agreement pursuant to clause (b), (c) or (d) above, or pursuant to this clause (e), if the failure of the applicable condition in
     Section 7.1, 7.2 or 7.3 (as the case may be) to be satisfied or the failure of the Closing to occur on or before the date required in this Section 8.1(e) results from the material breach by Parent in the case of a termination by Parent, or the Company in the case of a termination by the Company.

     Section 8.2 Procedure and Effect of Termination. In the event of termination of the Agreement by a party hereto pursuant to Section 8.1, written notice thereof shall forthwith be given by the terminating party to the other parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of
Section 6.2(b) and this Section 8.2 shall remain in full force and effect and surviving termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement (other than non-willful breaches of representations, warranties and covenants, as to which no party shall be liable hereunder); provided, further, that in the event that Parent and Sub shall fail to close the transactions contemplated hereby either (i) in breach of this Agreement or (ii) by virtue of the failure of any of the conditions set forth in Section 7.1, 7.2 or 7.3 hereof to be satisfied, other than the conditions set forth in Section 7.1(b) hereof (Shareholder Approval), Section 7.1(d) hereof (Injunctions) (to the extent such action is brought or taken by any equity or debt holder of the Company), Section 7.2(h) hereof (Notes and Exchangeable Preferred) or Section 7.2(k) hereof (Dissenting Shares), then Parent shall make a $25,000,000 investment (the "Investment") in the Company on the terms and conditions substantially set forth on Exhibit E-1 hereto and pursuant to a mutually acceptable purchase agreement, (which Parent and the Company shall negotiate and enter into on or prior to March 31, 2000) which investment the Company acknowledges to be a reasonable representation of its potential damages for breach hereunder and which payment shall be the sole and exclusive remedy by the Company for a breach of this Agreement by Parent or Sub; provided further, Parent shall not be obligated to make any such investment in the event that the failure to close is the result of a breach by the Company of any of its representations, warranties or covenants hereunder. Within 5 business days after the date hereof, Parent shall deliver to the Company a letter from a reputable financial institution in a form reasonably acceptable to the Company (at such time, to be set forth in Exhibit E-2 hereto) to the effect that it will maintain a balance in Parent's account at such financial institution sufficient to make the Investment when due.

     Section 8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders and shareholders without such further approval.

     Section 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     Section 8.5 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

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

                                   ARTICLE IX

                                INDEMNIFICATION

     Section 9.1 Survival. No claim for indemnification by the shareholders under this Agreement shall be made by Parent later than one year after the Closing; provided that if a claim or notice is given in accordance with Article IX or Article X with respect to any representation or warranty prior to such expiration date, the claim shall continue indefinitely until such claim is finally resolved.

     Section 9.2  Obligations of the Shareholders.

     (a) From and after the Effective Time, by acceptance of the Merger Consideration pursuant to Article II hereof, the shareholders agree, jointly and severally, to indemnify and hold harmless the Surviving Corporation, Parent, Sub and their respective directors, officers, employees, affiliates, agents, successors and assigns (collectively, the "Indemnified Parties") from and against any and all Losses (as defined below) of any such person, directly or indirectly, as a result of, or based upon or arising from, (i) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants, or agreements made by or of the Company or any shareholder in this Agreement including in any certificate delivered pursuant hereto without regard to any qualification or exception with respect to materiality, Material Adverse Effect or knowledge contained therein, (ii) any liability for Taxes for which the Company's shareholders are obligated to indemnify the Indemnified Parties pursuant to Article X (without duplication thereof) and (iii) any inaccuracies in the Expense Certificate (together, the "Indemnified Losses").

     (b) The obligation of the shareholders to indemnify the Indemnified Parties for Indemnified Losses is subject to the following limitations: (x) the shareholders shall not be required to provide indemnification to any Indemnified Party pursuant to Section 9.2(a)(i) or (ii) of this Agreement unless the aggregate amount of Indemnified Losses incurred by all Indemnified Parties pursuant to such provision exceeds $3,500,000, and then the Indemnified Parties shall be entitled to the indemnification for the amount in excess of $1,750,000; and (y) in no event shall the aggregate obligation of the shareholders to indemnify the Indemnified Parties pursuant to this Agreement exceed the sum of the Escrowed Consideration and the Contingent Deferred Payment and in no event shall such obligation be payable except out of the Escrowed Consideration and the Contingent Deferred Payment. In the event that any indemnification obligations with respect to the matters referred to above are in excess of the Escrowed Consideration then, in addition to the rights of the Indemnified Parties to seek indemnification with respect to such matters, the Indemnified Parties shall have the right to reduce the amount of the Contingent Deferred Payment, if any, by the amount of such excess.

     (c) In the event that, and at such time as, the payment of any Indemnified Losses in respect of which the shareholders are obligated results in a reduction of Taxes actually paid by an Indemnified Party, then the amount of Escrowed Consideration due to the Indemnified Party shall reflect the amount in Taxes actually paid by such Indemnified Party below the amount of Taxes that would have been paid solely but for the tax effect of the payment by such Indemnified Party of such Loss.

     (d) The amount of any Indemnified Losses for which the Indemnified Parties are owed in accordance with this Section 9.2 shall be reduced by the aggregate of any amounts, less any payments or out-of-pocket expenses made by any Indemnified Party, actually recovered by such Indemnified Party under insurance policies with respect to such Losses.

     Section 9.3  Indemnification Procedures.

     (a) In the event that any action, proceeding, complaint or litigation is commenced by a third party involving a claim for which the shareholders may be liable to a Indemnified Party hereunder (an "Asserted Liability"), the Indemnified Party shall promptly notify the Shareholder Representative in writing of such Asserted Liability (the "Claim Notice"); provided that no delay on the part of the Indemnified Party in giving any such Claim Notice shall relieve the shareholders of any indemnification obligation hereunder unless (and then solely to the extent that) the shareholders are materially prejudiced by such delay. The

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

Shareholder Representative shall have sixty (60) days (or less if the nature of the Asserted Liability requires) from its receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether or not the Shareholder Representative desires, at the shareholders' sole cost and expense and by counsel of its own choosing, which shall be reasonably satisfactory to the Indemnified Party, to defend against such Asserted Liability. If the Shareholder Representative undertakes to defend against such Asserted Liability, (i) the Shareholder Representative shall use its commercially reasonable best efforts to defend and protect the interests of the Indemnified Party with respect to such Asserted Liability, (ii) the Indemnified Party, prior to or during the period in which the Shareholder Representative assumes the defense of such matter, may take such reasonable actions as the Indemnified Party deems necessary to preserve any and all rights with respect to such matter, without such actions being construed as a waiver of the Indemnified Party's rights to defense and indemnification pursuant to this Agreement, (iii) the Shareholder Representative shall not, without the prior written consent of the Indemnified Party, consent to any settlement which (A) does not contain an unconditional release of the Indemnified Party from the subject matter of the settlement, (B) imposes any liabilities or obligations on the Indemnified Party, and (C) with respect to any non-monetary provision of such settlement, could, in the Indemnified Party's judgment, have a material adverse effect on the business operations, assets, properties or prospects of the Company or the Indemnified Party (for purposes of this clause (iii) an effect shall be deemed "material" if it involves $100,000 or more) and (iv) in the event that the Shareholder Representative undertakes to defend against such Asserted Liability, unless otherwise agreed to in writing between Parent and the Shareholder Representative, the Shareholder Representative shall be deemed to have agreed that it will indemnify the Indemnified Party pursuant to, and subject to the conditions and limitations set forth in, the provisions of this Article IX. Notwithstanding the foregoing, in any event, the Indemnified Party shall have the right to control, pay or settle any Asserted Liability which the Shareholder Representative shall have undertaken to defend so long as the Indemnified Party shall also waive any right to indemnification therefor by the Shareholder Representative. If the Shareholder Representative undertakes to defend against such Asserted Liability, the Indemnified Party shall cooperate to the extent reasonable (during regular business hours) with the Shareholder Representative and its counsel in the investigation, defense and settlement thereof. If the Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense. If the Shareholder Representative does not undertake within the Notice Period to defend against such Asserted Liability, then the Shareholder Representative shall have the right to participate in any such defense at the shareholders' sole cost and expense (out of the Escrowed Consideration), but, in such case, the Indemnified Party shall control the investigation and defense and may settle or take any other actions the Indemnified Party deems reasonably advisable without in any way waiving or otherwise affecting the Indemnified Party's rights to indemnification pursuant to this Agreement. The Indemnified Party and the Shareholder Representative agree to make available to each other, their counsel and other representatives, all information and documents available to them which relate to such claim or demand. The Indemnified Party and the Shareholder Representative and the Company and its employees also agree to render to each other such assistance and cooperation as may reasonably be required to ensure the proper and adequate defense of such claim or demand.

     (b) In the event that a Indemnified Party should have a claim against the shareholders hereunder which it determines to assert, but which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, such claim shall be resolved in the manner described in the Escrow Agreement.

     (c) The provisions of this Section 9.3 shall not apply to any of the provisions of Article X, which shall be governed solely and exclusively by the terms thereof.

     Section 9.4 Shareholder Representative. Each shareholder, by acceptance of Merger Consideration, shall be deemed to have designated and appointed Edward
T. Joyce with full power of substitution (the "Shareholder Representative") as the representative of any such shareholder to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by the shareholders (including, without limitation, any acts, agreements, amendments or resolution of disputes related to the Contingent Deferred Payment (including any amendments to any of the targets and other provisions of

                                      1-43

Exhibit A hereto) and any matters referred to in Article IX or X hereof) and hereby acknowledges that the Shareholder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by any shareholder. Each shareholder is thereby deemed to have further acknowledged that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such shareholder. Each shareholder is thereby deemed to have authorized the other parties hereto to disregard any notice or other action taken by each shareholder pursuant to this Agreement except for the Shareholder Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Shareholder Representative and are and will be entitled and authorized to give notices only to the Shareholder Representative for any notice contemplated by this Agreement to be given to any such shareholder.

     Section 9.5  Certain Definitions.

     (a) For purposes of this Agreement, "Loss" means any action, cost, damage, disbursement, expense, liability, loss, injury, deficiency, penalty, diminution in value, settlement or obligation of any kind or nature (collectively, "Claims For Losses"), including but not limited to interest, penalties, fines, legal, accounting, and other professional fees and expenses incurred in the investigation, collection, prosecution, determination and defense of Claims For Losses, amounts paid in settlement, any incidental or consequential damages and any punitive damages payable to third parties that may be imposed on or otherwise incurred or suffered by the specified person.

                                   ARTICLE X

                                  TAX MATTERS

     Section 10.1 Indemnification by the Company Shareholders. Subject to the conditions and limitations set forth in Sections 9.1 and 9.2, each of the Company's shareholders shall be liable for, and shall hold Parent, the Surviving Corporation, each Subsidiary, and their respective affiliates harmless from and against, (i) any and all Taxes imposed on or with respect to the Company or any of its Subsidiaries for any taxable period (or portion thereof) ending on or before the Closing Date (a "Pre-Closing Period"), other than (x) Taxes incurred in the ordinary course of business in any taxable period (or portion thereof) beginning after the date of the Company Balance Sheet, (y) Taxes for which reserves have been provided on the Company Balance Sheet, and (z) Taxes arising out of the transactions contemplated by this Agreement (including, without limitation, Section 6.16), (ii) any and all Taxes imposed on or with respect to the Company or any of its Subsidiaries as a result of any of the Company's (or any of its Subsidiaries') being or having been a member of any group of companies that files or has filed a Tax Return on a consolidated, combined, affiliated or unitary basis for any Pre-Closing Period (other than a group the common parent of which was the Company), (iii) any and all Taxes imposed on or with respect to the Company or any of its Subsidiaries as a result of any breach or inaccuracy of any representation or warranty contained in Section 3.9 or any covenant contained in this Article X (without duplication), (iv) any and all Taxes imposed upon or with respect to Parent, the Surviving Corporation, the Company, or any of its Subsidiaries or any of their respective affiliates as a result of any inaccuracy in the certificate referred to or any in Section 7.2(i), and (v) and any and all Taxes or any other payments required to be made after the Closing Date by the Company or any of its Subsidiaries under any Tax sharing, indemnity, allocation or other similar agreement or arrangement in effect at any time on or prior to the Closing Date.

     Section 10.2  Allocation of Taxes.

     (a) In the case of any Tax that is imposed on a periodic basis and is payable for a period that begins on or before the Closing Date and ends after the Closing Date, the portion of such Tax that shall be allocable to the portion of the period ending at the end of the day on the Closing Date shall (i) in the case of any Taxes, other than income Taxes and Taxes based upon or related to receipts, be deemed to be in the amount of such Taxes for the entire period, multiplied by a fraction the numerator of which is the number of calendar days in the period ending on (and including) the Closing Date and the denominator of which is the number of calendar days in the entire period, and (ii) in the case of any income Taxes and

                                      1-44

Taxes based upon or related to receipts, be deemed equal to the amount which would be payable if the taxable year ended at the end of the day on the Closing Date. Any refunds for such a period shall be prorated, based upon the method employed in clause (i) or (ii) of the preceding sentence, as applicable. Clause
(i) of the second preceding sentence shall be applied with respect to Taxes, if any, for such period relating to capital (including net worth or long-term debt) or intangibles by reference to the level of such items on the Closing Date.

     (b) The portion of any Taxes that are imposed on a periodic basis, payable for a period that begins on or before the Closing Date and ends after the Closing Date and not allocable to the portion of such period ending on the Closing Date pursuant to Section 10.3(a) shall be allocable to the portion of the period beginning after the Closing Date.

     Section 10.3  Mutual Cooperation; Contests.

     (a) Mutual Cooperation. As soon as practicable, but in any event within 30 days after either the Shareholder Representative's or Parent's request, Parent shall deliver to the Shareholders Representative or each of the Company's shareholders shall deliver to Parent, as the case may be, such information and other data relating to the Tax Returns and Taxes of the Company and each of its Subsidiaries and shall provide such other assistance as may reasonably be requested, to cause the completion and timely filing of all Tax Returns or to respond to audits by any taxing authority with respect to any Tax Returns or taxable periods or to otherwise enable each of the Company's shareholders, Parent, the Surviving Corporation, any of the Subsidiaries or their respective affiliates to satisfy their accounting or Tax requirements.

     (b) Contests. Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which the Company shareholders are or may be liable under this Agreement, Parent shall, if informed of such an assertion, inform the Shareholder Representative within five
(5) business days, and the Company's shareholders shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which the Company shareholders may be liable under this Agreement; provided, that Parent shall have the right to consent, which consent shall not be unreasonably withheld, to any settlement to the extent such proceedings or settlement materially affect the amount of Taxes imposed on the Company or any of its Subsidiaries for periods beginning after the Pre-Closing Periods. Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Parent is liable under this Agreement, Parent shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute; provided, that the Shareholder Representative shall have the right to consent, which consent shall not be unreasonably withheld, to any settlement to the extent such proceedings materially affect the amount of Taxes for which the Company shareholders are or may be liable under this Agreement.

     (c) Resolution of Disagreements Between Company Shareholders and
Parent. The resolution of disagreements between Company's shareholders and Parent as to the amount of Taxes shall be resolved in the manner described in the Escrow Agreement.

     Section 10.4  Other Tax Agreements.

     (a) Notwithstanding anything in any other agreement to the contrary, all Tax allocation or Tax sharing agreements or similar arrangements of any kind to which the Company or any of its Subsidiaries is a party on or prior to the Closing Date (other than this Agreement) shall cease and terminate as of the Closing Date.

     (b) All transfer, sales, stamp, registration, excise and similar Taxes on or with respect Merger shall be borne by the Company's shareholders.

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

                                   ARTICLE XI

                                 MISCELLANEOUS

     Section 11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent or Sub, to:

          RCN Corporation
          105 Carnegie Center
          Princeton, NJ 08540-6215
          Attention: General Counsel
          Telecopy: (609) 734-3830

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue (prior to January 14, 2000)
          New York, New York 10022-3897
          Four Times Square (after January 14, 2000)
          New York, New York 10036
          Attention: Howard L. Ellin, Esq.
          Telecopy: (212) 735-2000

        (b) if to the Company, to:

          21st Century Telecom Group, Inc.
          350 North Orleans, Suite 600
          Chicago, IL 60654-1509
          Attention: President
          Telecopy: (312) 955-2111

          with a copy to:

          Piper Marbury Rudnick & Wolfe LLP
          1200 Nineteen Street
          Washington, D.C. 20036-2412
          Telecopy: (202) 223-2085
          Attention: Edwin M. Martin Jr., Esq.

        (c) if to the Shareholder Representative, to:

          Edward T. Joyce
          11 South LaSalle Street, Suite 1600
          Chicago, IL 60603
          Attention: Edward T. Joyce
          Telecopy: (312) 641-0360

     Section 11.2  Interpretation; Certain Definitions.

     (a) When a reference is made in this Agreement to a section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date
                                      1-46
hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. The phrase "to the knowledge" of a person, and terms of similar import, shall mean both the actual knowledge of a person or its executive officers and what such person or its officers should have known after reasonable investigation. The term "person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Section 11.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 11.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Confidentiality Agreement and other documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without giving effect to laws that might otherwise govern under applicable principles of conflicts of law, provided that any matter relating to the mechanics and legal consequences of the Merger shall be governed by Illinois law.

     Section 11.6 Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the District of Delaware or any other Delaware State court sitting in Wilmington, Delaware and each of the parties hereby consents to the jurisdiction of such courts (and or the appropriate appellate courts therefrom) in any such suit, action proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.1 shall be deemed effective service of process on such party as provided in Section 11.1 shall be deemed effective service of process on such party.

     Section 11.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 11.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     Section 11.9 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or

                                      1-47
unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

21st CENTURY TELECOM GROUP, INC                          RCN CORPORATION

By: /s/ ROBERT J. CURREY                                 By: /s/ ZACHARY JULIUS
                                                         --------------------------------------------------------
-----------------------------------------------------        Name: Zachary Julius
    Name: Robert J. Currey                                   Title: Senior Vice President,
    Title: President and Chief Executive Officer                   Corporate Development
                                                         21st HOLDING CORP.
                                                         By: /s/ ZACHARY JULIUS
                                                         --------------------------------------------------------
                                                             Name: Zachary Julius
                                                             Title: Senior Vice President,
                                                                   Corporate Development

     The undersigned hereby acknowledges his appointment as the Shareholder Representative and his willingness to fulfill the duties of the Shareholder Representative as contemplated by this Agreement.

                                          SHAREHOLDER REPRESENTATIVE

                                          By: /s/ EDWARD T. JOYCE
                                            ------------------------------------
                                              Name: Edward T. Joyce

                                      1-48

                               AMENDMENT NO. 1 TO


                          AGREEMENT AND PLAN OF MERGER



     AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (the "Amendment"), dated as of March 7, 2000, by and among RCN Corporation, a Delaware corporation ("Parent"), 21st Holding Corp., an Illinois corporation and a wholly owned subsidiary of Parent ("Sub"), and 21st Century Telecom Group, Inc., an Illinois corporation (the "Company"), to the Agreement and Plan of Merger (the "Agreement"), dated as of December 12, 1999, by and among Parent, Sub and the Company. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.



     WHEREAS, Parent, Sub, the Company and its Board of Directors have approved this Amendment and deem it advisable and in the best interests of Parent, Sub and the Company and their respective stockholders and shareholders to enter into this Amendment;



     NOW, THEREFORE, for good and valuable consideration and in consideration of the respective representations, warranties, covenants and agreements set forth in the Agreement, the parties agree as follows:



                                   ARTICLE I



                                   AMENDMENT



     Section 1.1 Amendment.



     (a) Section 8.2 of the Agreement is hereby amended by deleting the following language in its entirety from Section 8.2 of the Agreement:



"; provided, further, that in the event that Parent and Sub shall fail to close the transactions contemplated hereby either (i) in breach of this Agreement or
(ii) by virtue of the failure of any of the conditions set forth in Section 7.1,
7.2 or 7.3 hereof to be satisfied, other than the conditions set forth in
Section 7.1(b) hereof (Shareholder Approval), Section 7.1(d) hereof (Injunctions) (to the extent such action is brought or taken by any equity or debt holder of the Company), Section 7.2(h) hereof (Notes and Exchangeable Preferred) or Section 7.2(k) hereof (Dissenting Shares), then Parent shall make a $25,000,000 investment (the "Investment") in the Company on the terms and conditions substantially set forth on Exhibit E-1 hereto and pursuant to a mutually acceptable purchase agreement, (which Parent and the Company shall negotiate and enter into on or prior to March 31, 2000) which investment the Company acknowledges to be a reasonable representation of its potential damages for breach hereunder and which payment shall be the sole and exclusive remedy by the Company for a breach of this Agreement by Parent or Sub; provided further, Parent shall not be obligated to make any such investment in the event that the failure to close is the result of a breach by the Company of any of its representations, warranties or covenants hereunder. Within 5 business days after the date hereof, Parent shall deliver to the Company a letter from a reputable financial institution in a form reasonably acceptable to the Company (at such time, to be set forth in Exhibit E-2 hereto) to the effect that it will maintain a balance in Parent's account at such financial institution sufficient to make the Investment when due."



     (b) Exhibits E-1 and E-2 to the Agreement are hereby amended by deleting them in their entirety.



     (c) As a result of the amendment set forth in Section 1.1(a) hereof,
Section 8.2 of the Agreement shall read in its entirety as follows:



     "Section 8.2 Procedure and Effect of Termination. In the event of termination of the Agreement by a party hereto pursuant to Section 8.1, written notice thereof shall forthwith be given by the terminating party to the other parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of
Section 6.2(b) and this Section 8.2 shall remain in full force and effect and survive termination of this Agreement; provided, however, that such termination shall not


                                      1-49
relieve any party hereto of any liability for any breach of this Agreement (other than non-willful breaches of representations, warranties and covenants, as to which no party shall be liable hereunder)."



                                   ARTICLE II



                                 MISCELLANEOUS



     Section 2.1 Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.



     Section 2.2 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without giving effect to laws that might otherwise govern under applicable principles of conflicts of law, provided that any matter relating to the mechanics and legal consequences of the Merger shall be governed by Illinois law.



     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.



21st CENTURY TELECOM GROUP, INC.                            RCN CORPORATION

By: /s/ ROBERT J. CURREY                                    By: /s/ ZACHARY JULIUS
                                                            -----------------------------------------------------
-----------------------------------------------------           Name: Zachary Julius
    Name: Robert J. Currey                                      Title: Senior Vice President,
    Title: President and Chief                                        Corporate Development
          Executive Officer
                                                            21st HOLDING CORP.
                                                            By: /s/ ZACHARY JULIUS
                                                            -------------------------------------------------
                                                                Name: Zachary Julius
                                                                Title: Senior Vice President,
                                                                      Corporate Development


                                      1-50

                                                                       EXHIBIT A
                                                                      TO ANNEX 1

                          CONTINGENT DEFERRED PAYMENT

     For purposes of this Agreement, the Contingent Deferred Payment shall equal the amount set forth below the lowest of the Target Achievement Levels, if any, attained with respect to any Indicator; provided, however, that all two Indicators have attained at least Level 1.

     Notwithstanding the foregoing, the Contingent Deferred Payment shall equal zero (0) and shall not be payable, regardless of the Target Achievement Level with respect to any Indicator, in the event that either (i) Capital Expenditures per Marketable Home for new Marketable Homes added during the Measurement Period exceed $900 (the "Maximum Cap Ex") or (ii) EBITDA for the Measurement Period exceeds $(35,000,000) (the "Maximum EBITDA Loss").

                           TARGET ACHIEVEMENT LEVELS

INDICATORS                          LEVEL 1       LEVEL 2       LEVEL 3       LEVEL 4       LEVEL 5
----------                        -----------   -----------   -----------   -----------   -----------
Marketable Homes................      267,600       274,000       280,200       286,900       292,700
On-Net Revenues.................  $44,700,000   $45,400,000   $46,100,000   $46,900,000   $47,500,000
Contingent Deferred Payment.....  $ 7,600,000   $15,200,000   $22,800,000   $30,900,000   $38,000,000

EXAMPLES

     1. Assuming that (i) the Level 3 targets were met for each of Marketable Homes and On-Net Revenues, respectively, and (ii) the Maximum Cap Ex and Maximum EBITDA Loss were not exceeded, the Contingent Deferred Payment would be $22,800,000.

     2. Assuming that (i) the Level 3 target was met for Marketable Homes and that the Level 2 target was met for On-Net Revenues and (ii) the Maximum Cap Ex and Maximum EBITDA Loss were not exceeded, the Contingent Deferred Payment would be $15,200,000. Note: Because a Target Achievement Level was reached with respect to all Indicators but not in the same column, the Contingent Deferred payment is equal to $15,200,000 because it relates to the lowest Target Achievement Level reached of the two Indicators.

     3. Assuming that (i) the Level 2 Target was met for Marketable Homes and
        (ii) no Target Achievement Level was reached for On-Net Revenues, the Contingent Deferred Payment would not be payable. Note: No Contingent Deferred Payment is payable because, even though one Indicator achieved a specified Target Achievement Level, On-Net Revenues did not achieve even the lowest Target Achievement Level.

     4. Assuming that (i) the Level 3 targets were met for each of Marketable Homes and On-Net Revenues, respectively, and (ii) the Maximum Cap Ex was not exceeded, but (iii) EBITDA for the Measurement Period was $(38,000,000), no Contingent Deferred Payment would be payable because the Maximum EBITDA Loss was exceeded.

DEFINITIONS

     "Capital Expenditures" means any and all additions to property, plant and equipment and any other capital expenditures of the Company and its Subsidiaries (including, without limitation, assets acquired pursuant to capital lease obligations that would be required to be classified and accounted for as capital leases on a balance sheet under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP) attributable to obtaining Marketable Homes, as determined in accordance with the methodology used by Parent in calculating its Capital Expenditures.

     "Capital Expenditures per Marketable Home" means the quotient obtained by dividing Capital Expenditures by Marketable Homes.

     "Consolidated Net Income" means, for any period, the net income or loss of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "EBITDA" means, with respect to the Measurement Period, the Consolidated Net Income of the Company and its Subsidiaries for such period plus, without duplication and to the extent deducted from revenues in determining such Consolidated Net Income, the sum of (a) the aggregate amount of Net Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation and amortization (including amortization of debt issuance costs) for such period, (d) all non-cash non-recurring charges during such period (it being understood that charges shall be deemed non-cash charges until the period that cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges), and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, all non-cash non-recurring gains during such period (it being understood that gains shall be deemed non-cash gains until the period that cash receipts attributable to such gains are received, at which point such gains shall be deemed cash gains), all as determined on a consolidated basis with respect to the Company and its Subsidiaries in accordance with GAAP.

     "Indicators" means each of Marketable Homes and On-Net Revenue.

     "Marketable Home" means a residential unit that can provide all of Parent's current services, i.e., local voice, video, and cable modem, through its own network, is connected to the Parent switch and December 12, 1999 headend and can be immediately provisioned with these services.

     "Measurement Period" means the twelve month period ending March 31, 2001.

     "Net Interest Expense" means, for any fiscal period, the amount of interest expense (net of interest income) of the Company and its Subsidiaries on a consolidated basis for such fiscal period, determined in accordance with GAAP.

     "On-Net Connection" means a vocal voice, video or data connection in a Marketable Home whose service payments are not overdue to a point where service is generally disconnected.

     "On-Net Revenues" means revenues, net of discounts, derived from On-Net Connections.

                                      1-A-2

                                                                     EXHIBIT A-1
                                                                      TO ANNEX 1

                                FRANCHISE AMOUNT

     For purposes of this Agreement, the "Franchise Amount" shall be equal to the Initial Franchise Amount less:

          (i) if the Franchise Receipt Date shall occur after the twelve month anniversary of the Execution Date and on or prior to the eighteen month anniversary of the Execution Date, $10,000,000, in which case the Franchise Amount shall equal $30,000,000;

          (ii) if the Franchise Receipt Date shall occur after the eighteen month anniversary of the Execution Date and on or prior to the twenty-four month anniversary of the Execution Date, $20,000,000, in which case the Franchise Amount shall equal $20,000,000;

          (iii) if the Franchise Receipt Date shall occur after the twenty-four month anniversary of the Execution Date and on or prior to the thirty month anniversary of the Execution Date, $30,000,000, in which case the Franchise Amount shall equal $10,000,000; or

          (iv) if the Franchise Receipt Date shall occur after the thirty month anniversary of the Execution Date, $40,000,000, in which case the Franchise Amount shall equal zero;

          (v) and the "Partial Franchise Amount" shall be equal to one-third of the Franchise Amount for each franchise (for Chicago Area 2, 3 or 4) the receipt of which on a Franchise Receipt Date is certified in a Franchise Certificate.

DEFINITIONS

     "Execution Date" means December 12, 1999, the date of the Merger Agreement.

     "Franchise Receipt Date" means the date set forth in the Franchise Certificate (to be delivered pursuant to Section 2.6 of the Merger Agreement).

     "Initial Franchise Amount" means $40,000,000.

                                                                       EXHIBIT B
                                                                      TO ANNEX 1

                                   BONUS POOL
                      (EXHIBIT G TO THE MERGER AGREEMENT)

     1. Bonus Pool. The aggregate Bonus Pool, if any, shall be calculated based on the same formula as the Contingent Deferred Payment, as calculated pursuant to Section 2.5 of the Merger Agreement and Exhibit A thereto, except that for purposes of such calculation, the Bonus Pool in respect of each of Levels 1, 2, 3, 4 and 5 thereunder shall equal: $2,000,000; $4,000,000; $6,000,000;
$8,000,00; and $10,000,000, respectively.

     2. Eligibility. The following employees of the Company shall be eligible to participate in the Bonus Pool and to receive the percent thereof set forth above their names if, and only if, they are employed by the Company on the Bonus Payment Date (as defined below).

                                                                                  TO BE
                            5%           2.5%          1.0%          .5%        ALLOCATED
                       ------------  ------------  ------------  ------------  ------------
Employee:              Brouse        Huff          Stevens       Pyka
                       Cloran        Yelvington    Jackson       McCoy
                       Jacobs        Sales Person  Smoot         A. Blake
                       Webster       Young         Buktencia     Roberts
                                     Miller        Krafcisin     Kacholiya
                                     Dreher        Dougherty     Riendeau
                                     Langlands     Gladkowski    Pusey
                                     Snell         Griffith      Tack
                                     Nugent        Wood          Bergstrom
                                     Kitchen       Walker        Ward
                                     Palacios      McCoy         Everett
                                     Kurtz         Bednar
                                     Gonzales      Cooper
                                                   Blair
                                                   Burke
                                                   Salazar
                                                                                             GRAND TOTAL:
                       ------------  ------------  ------------  ------------  ------------  ------------
TOTAL:                 20%           32.5%         16%           5.5%          26%               100%
                       ============  ============  ============  ============  ============  ============

     In the event that any employee listed above is not employed by the Company on the Bonus Payment Date, the percent of the Bonus Pool payable in respect of such employee shall be forfeited and allocated amongst the remaining employees or additional employees who the board of the Company determines to be eligible to participate, in each case, at the sole discretion of the board of the Company.

     3. Payment. Within thirty (30) business days (the "Bonus Payment Date") following a Final Determination (as defined in the Merger Agreement), Parent shall deliver to each of the employees entitled to payment of the Bonus Pool, if any, on the Bonus Payment Date certificates representing a number of shares of Parent Common Stock equal to the product of (i) such employees percent of the Bonus Pool (as it may be increased pursuant to the immediately preceding paragraph) and (ii) the number obtained by dividing (A) the Bonus Pool by (B) the average of the closing prices of Parent Common Stock, as reported on the Nasdaq, on each of the fifteen trading days immediately preceding the Bonus Payment Date, and cash in an amount sufficient for payment in lieu of fractional shares.

     4. To the extent any payment hereunder would constitute an "excess parachute payment" within the meaning of Section 280G of the Code, payment of any such "excess" may only be made if the approval specified in Section 6.18 of the Merger Agreement has been properly obtained.

     5. Nothing contained herein shall create any right or entitlement of employment to any employee.

                                                                         ANNEX 2

  ILLINOIS BUSINESS CORPORATION ACT PROVISIONS RELATING TO DISSENTER'S RIGHTS (SECTIONS 11.65 AND 11.70 OF THE ILLINOIS BUSINESS CORPORATION ACT OF 1983, AS
                                    AMENDED)

SECTION 11.65. RIGHT TO DISSENT

     Section 11.65. Right to Dissent.

     (a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

          (1) Consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party of (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

          (2) consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

          (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

             (i) alters or abolishes a preferential right of such shares;

             (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

             (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

          (4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in
     Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

     (b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

     (c) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

SECTION 11.70. PROCEDURE TO DISSENT

     Section 11.70. Procedure to Dissent.

     (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

     (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 (days from the date of mailing the notice a written demand for payment for his or her shares.

     (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

     (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are canceled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

     (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of the interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

     (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

                                       2-1

     (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

     (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

     (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection
(c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

          (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

          (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefitted. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

     (j) As used in this Section:

          (a) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

          (b) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

                                       2-2

     Facsimile copies of the consent and letter of transmittal, properly completed and duly executed, will be accepted. The consent and letter of transmittal, debentures and any other required documents should be sent or delivered by each holder or its broker, dealer, commercial bank or other nominee to the exchange agent at its addresses set forth below.

   THE EXCHANGE AGENT FOR THE EXCHANGE OFFER AND THE CONSENT SOLICITATION IS:


                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


             By Mail:                           By Hand:                    By Overnight Delivery:
    Reorganization Department          Reorganization Department          Reorganization Department
           PO Box 3301                        120 Broadway                    85 Challenger Road
    South Hackensack, NJ 07606                 13th Floor                     Mail Stop - Reorg
                                           New York, NY 10271             Ridgefield Park, NJ 07660
                                       By Facsimile Transmission:
                                    (For Eligible Institutions Only)
                                             (201) 296-4293
                                     Confirm facsimile by telephone
                                                 ONLY:
                                             (201) 296-4860

     Any questions or requests for assistance or additional copies of this Statement, the Consent and Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent at the telephone numbers and location listed below. You may also contact your broker, dealer, commercial bank or trust company or nominee for assistance concerning the Offer and the Solicitation.

 THE INFORMATION AGENT FOR THE EXCHANGE OFFER AND THE CONSENT SOLICITATION IS:


                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


                                 44 Wall Street


                                   7th Floor


                               New York, NY 10005

                           Toll Free: (888) 566-9474

                        Bank and brokers: (917) 320-6286


   THE DEALER MANAGER FOR THE EXCHANGE OFFER AND THE CONSENT SOLICITATION IS:

                              SALOMON SMITH BARNEY

                              390 Greenwich Street

                            New York, New York 10013

                        Attn: Liability Management Group


                                 (212) 723-6106

                           Toll Free: (800) 558-3745

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, such person is entitled to indemnity for such expenses as the court deems proper. Any determination as to whether a person seeking indemnification has met the required standard of conduct and thus entitled to indemnification is, unless ordered by a court, to be made (1) by a majority vote of directors who are not party to such action, suit or proceeding, or (2) by a committee of such directors designated by a majority vote of such directors, or (3) if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (4) by the stockholders.

     RCN's certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. RCN's certificate of incorporation further provides that each person who was or is a party or threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of RCN or is or was serving at the request of RCN as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, will be indemnified by RCN to the fullest extent permitted by Delaware law. The right to indemnification includes the right to be paid by RCN the expenses incurred in connection with any such proceeding advance of its final disposition. In general, the indemnification provided for by Delaware law is not deemed to be exclusive of any non-statutory indemnification rights provided to directors, officers and employees under any by-law, agreement or vote of shareholders or disinterested directors. The RCN certificate of incorporation contains similar provisions.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                                 EXHIBIT INDEX


EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
   2.1   Agreement and Plan of Merger among RCN Corporation, 21st
         Holding Corp. and 21st Century, dated as of December 12,
         1999 and Amendment No. 1 thereto dated as of March 7, 2000
         (attached as Annex 1 to the prospectus included in this
         Registration Statement).
   3.1   Certificate of Designations, Preferences and Rights of
         Series A 7% Senior Convertible Preferred Stock dated April
         7, 1999 (incorporated herein by reference to Exhibit 3.1 to
         RCN's Registration Statement on Form S-3 (filed February 1,
         1999) (Commission File No. 333-71525) ("1999 Form S-3"))

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
   3.2   Certificate of Designations, Preferences, and Rights of
         Series B 7% Senior Convertible Preferred Stock (incorporated by reference to Exhibit A of Exhibit 10.01 to RCN's current report on Form 8-K (filed October 1, 1999) (Commission File
         No. 0-22825))
   4.1   Credit Agreement dated as of June 3, 1999 among RCN, the
         borrowers named therein, the lenders party thereto, The
         Chase Manhattan Bank, as Agent, Chase Securities Inc., as
         Lead Arranger and Book Manager, and Deutsche Bank A.G.,
         Merrill Lynch Capital Corp. and Morgan Stanley Senior
         Funding, as Documentation Agents (incorporated herein by
         reference to Exhibit 10.01 to RCN's Current Report on Form
         8-K dated August 17, 1999 (filed August 17, 1999)
         (Commission File No. 000-22825)
   4.2   Form of Indenture between RCN, as Issuer, and The Chase
         Manhattan Bank, as Trustee, with respect to the 10 1/8%
         Senior Notes due 2010 (incorporated herein by reference to
         Exhibit 4.11 to RCN's 1999 Form S-3)
   4.3   Indenture dated June 24, 1998 between RCN, as Issuer, and
         The Chase Manhattan Bank, as Trustee, with respect to the
         11% Senior Discount Notes due 2008 (incorporated herein by reference to Exhibit 4.8 to RCN's Registration Statement on
         Form S-1 (filed June 1, 1998) (Commission File No.
         333-55673) ("1998 Form S-1"))
   4.4   Form of 11% Senior Discount Note due 2008 (included in
         Exhibit 4.3) (incorporated herein by reference to Exhibit
         4.9 to RCN's 1998 Form S-1)
   4.5   Indenture dated as of February 6, 1998 between RCN, as
         Issuer, and The Chase Manhattan Bank, as Trustee, with
         respect to the 9.80% Senior Discount Notes due 2008
         (incorporated herein by reference to Exhibit 4.1 to RCN's
         Registration Statement on Form S-4 (filed March 23, 1998)
         (Commission File No. 333-48487) ("1998 Form S-4"))
   4.6   Form of the 9.80% Senior Discount Notes due 2008, Series B
         (included in Exhibit 4.5) (incorporated herein by reference to Exhibit 4.2 to RCN's 1998 Form S-4)
   4.7   Indenture dated as of October 17, 1997 between RCN, as
         Issuer, and The Chase Manhattan Bank, as Trustee, with
         respect to the 10% Senior Notes due 2007 (incorporated
         herein by reference to Exhibit 4.1 to RCN's Registration
         Statement on Form S-4 (filed November 26, 1997) (Commission
         File No. 333-41081) ("1997 Form S-4"))
   4.8   Form of the 10% Senior Exchange Notes due 2007 (included in
         Exhibit 4.7) (incorporated herein by reference to Exhibit
         4.2 to RCN's 1997 Form S-4)
   4.9   Indenture dated as of October 17, 1997 between RCN, as
         Issuer, and The Chase Manhattan Bank, as Trustee, with
         respect to the 11 1/8% Senior Discount Notes due 2007
         (incorporated herein by reference to Exhibit 4.3 to RCN's
         1997 Form S-4)
   4.10  Form of the 11 1/8% Senior Discount Exchange Notes due 2007
         (included in Exhibit 4.9) (incorporated herein by reference to Exhibit 4.4 to RCN's 1997 Form S-4)
   4.11  Escrow Agreement dated as of October 17, 1997 among The
         Chase Manhattan Bank, as escrow agent, The Chase Manhattan
         Bank, as Trustee under the Indenture (as defined therein), and RCN (incorporated herein by reference to Exhibit 4.6 to
         RCN's 1997 Form S-4)
   4.12  Credit Agreement dated as of July 1, 1997 among C-TEC Cable
         Systems, Inc., ComVideo Systems, Inc., C-TEC Cable Systems
         of New York, Inc. and First Union National Bank, as agent
         (incorporated herein by reference to Exhibit 4.1 to RCN's
         Information Statement on Form 10/A (filed July 10, 1997)
         (Commission File No. 000-22825))
   4.13  Stock Purchase Agreement dated as of October 1, 1999 between
         Vulcan Ventures Incorporated and Level 3 TeleCom Holdings,
         Inc. (incorporated by reference to RCN's Form 8-K dated
         October 1, 1999, Commission file No. 0-22825)

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
   4.14  Voting Agreement dated as of October 1, 1999 among RCN,
         Vulcan Ventures Incorporated and Level 3 Telecom Holdings,
         Inc. (incorporated by reference to RCN's Form 8-K dated
         October 1, 1999, Commission File No. 0-22825)
   5.1*  Opinion and consent of RCN Counsel re: legality of the securities being registered
  23.1   Consent of Arthur Andersen LLP
  23.2   Consent of PriceWaterhouseCoopers LLP
  24.1*  Power of Attorney (included in the signature page of the original Registration Statement)
  99.1*  Form of Voting and Lock-Up Agreement by and among RCN, 21st
         Century and the shareholder named on the signature page
         thereto
  99.2*  Form of Waiver of Accelerated Vesting
  99.3   Form of Supplemental Indenture between 21st Century, as
         Issuer, and The Bank of New York, as Trustee, with respect to the 13 3/4% Subordinated Exchange Debentures Due 2010
  99.4   Indenture dated as of February 15, 1998 between 21st
         Century, as Issuer, and IBJ Schroder Bank and Trust Company,
         as Trustee, with respect to the 13 3/4% Subordinated
         Exchange Debentures Due 2010 (incorporated herein by
         reference to Exhibit 4.3 to 21st Century's Registration
         Statement on Form S-4 (filed March 3, 1998) (Commission No.
         333-47235))
  99.5   Proxy Materials to Shareholders of 21st Century
  99.6   Form of Consent and Letter of Transmittal
  99.7   Form of Notice of Guaranteed Delivery
  99.8   Letters to Brokers
  99.9   Letters to Clients
  99.10  Guidelines for Certification of Taxpayer Identification
         Number on Form W-9


---------------


* Previously filed.


ITEM 22.  UNDERTAKINGS

     (1) The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

     (4) The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form S-4 under the Securities Act of 1933, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of the registration statement through the date of responding to such request;

     (6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, New Jersey on March 31, 2000.


                                          RCN CORPORATION

                                          By:    /s/ TIMOTHY J. STOKLOSA
                                            ------------------------------------
                                              Name: Timothy J. Stoklosa
                                              Title:   Executive Vice President
                                                       and
                                                       Chief Financial Officer




                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----

*                                                    Director, Chairman and Chief        March 31, 2000
---------------------------------------------------  Executive Officer
David C. McCourt

              /s/ TIMOTHY J. STOKLOSA                Director, Executive Vice            March 31, 2000
---------------------------------------------------  President and Chief Financial
                Timothy J. Stoklosa                  Officer

*                                                    Senior Vice President and           March 31, 2000
---------------------------------------------------  Chief Accounting Officer
Ralph S. Hromisin

*                                                    Director                            March 31, 2000
---------------------------------------------------
Richard R. Jaros

*                                                    Director                            March 31, 2000
---------------------------------------------------
Michael J. Levitt

*                                                    Director                            March 31, 2000
---------------------------------------------------
Eugene Roth

*                                                    Director                            March 31, 2000
---------------------------------------------------
Michael B. Yanney



*By:/s/ TIMOTHY J. STOKLOSA

-----------------------------------

     Timothy J. Stoklosa


     Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
   2.1   Agreement and Plan of Merger among RCN Corporation, 21st
         Holding Corp. and 21st Century, dated as of December 12,
         1999 and Amendment No. 1 thereto dated as of March 7, 2000
         (attached as Annex 1 to the prospectus included in this
         Registration Statement).
   3.1   Certificate of Designations, Preferences and Rights of
         Series A 7% Senior Convertible Preferred Stock dated April
         7, 1999 (incorporated herein by reference to Exhibit 3.1 to
         RCN's Registration Statement on Form S-3 (filed February 1,
         1999) (Commission File No. 333-71525) ("1999 Form S-3"))
   3.2   Certificate of Designations, Preferences, and Rights of
         Series B 7% Senior Convertible Preferred Stock (incorporated by reference to Exhibit A of Exhibit 10.01 to RCN's current report on Form 8-K (filed October 1, 1999) (Commission File
         No. 0-22825))
   4.1   Credit Agreement dated as of June 3, 1999 among RCN, the
         borrowers named therein, the lenders party thereto, The
         Chase Manhattan Bank, as Agent, Chase Securities Inc., as
         Lead Arranger and Book Manager, and Deutsche Bank A.G.,
         Merrill Lynch Capital Corp. and Morgan Stanley Senior
         Funding, as Documentation Agents (incorporated herein by
         reference to Exhibit 10.01 to RCN's Current Report on Form
         8-K dated August 17, 1999 (filed August 17, 1999)
         (Commission File No. 000-22825)
   4.2   Form of Indenture between RCN, as Issuer, and The Chase
         Manhattan Bank, as Trustee, with respect to the 10 1/8%
         Senior Notes due 2010 (incorporated herein by reference to
         Exhibit 4.11 to RCN's 1999 Form S-3)
   4.3   Indenture dated June 24, 1998 between RCN, as Issuer, and
         The Chase Manhattan Bank, as Trustee, with respect to the
         11% Senior Discount Notes due 2008 (incorporated herein by reference to Exhibit 4.8 to RCN's Registration Statement on
         Form S-1 (filed June 1, 1998) (Commission File No.
         333-55673) ("1998 Form S-1"))
   4.4   Form of 11% Senior Discount Note due 2008 (included in
         Exhibit 4.3) (incorporated herein by reference to Exhibit
         4.9 to RCN's 1998 Form S-1)
   4.5   Indenture dated as of February 6, 1998 between RCN, as
         Issuer, and The Chase Manhattan Bank, as Trustee, with
         respect to the 9.80% Senior Discount Notes due 2008
         (incorporated herein by reference to Exhibit 4.1 to RCN's
         Registration Statement on Form S-4 (filed March 23, 1998)
         (Commission File No. 333-48487) ("1998 Form S-4"))
   4.6   Form of the 9.80% Senior Discount Notes due 2008, Series B
         (included in Exhibit 4.5) (incorporated herein by reference to Exhibit 4.2 to RCN's 1998 Form S-4)
   4.7   Indenture dated as of October 17, 1997 between RCN, as
         Issuer, and The Chase Manhattan Bank, as Trustee, with
         respect to the 10% Senior Notes due 2007 (incorporated
         herein by reference to Exhibit 4.1 to RCN's Registration
         Statement on Form S-4 (filed November 26, 1997) (Commission
         File No. 333-41081) ("1997 Form S-4"))
   4.8   Form of the 10% Senior Exchange Notes due 2007 (included in
         Exhibit 4.7) (incorporated herein by reference to Exhibit
         4.2 to RCN's 1997 Form S-4)
   4.9   Indenture dated as of October 17, 1997 between RCN, as
         Issuer, and The Chase Manhattan Bank, as Trustee, with
         respect to the 11 1/8% Senior Discount Notes due 2007
         (incorporated herein by reference to Exhibit 4.3 to RCN's
         1997 Form S-4)
   4.10  Form of the 11 1/8% Senior Discount Exchange Notes due 2007
         (included in Exhibit 4.9) (incorporated herein by reference to Exhibit 4.4 to RCN's 1997 Form S-4)
   4.11  Escrow Agreement dated as of October 17, 1997 among The
         Chase Manhattan Bank, as escrow agent, The Chase Manhattan
         Bank, as Trustee under the Indenture (as defined therein), and RCN (incorporated herein by reference to Exhibit 4.6 to
         RCN's 1997 Form S-4)

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
   4.12  Credit Agreement dated as of July 1, 1997 among C-TEC Cable
         Systems, Inc., ComVideo Systems, Inc., C-TEC Cable Systems
         of New York, Inc. and First Union National Bank, as agent
         (incorporated herein by reference to Exhibit 4.1 to RCN's
         Information Statement on Form 10/A (filed July 10, 1997)
         (Commission File No. 000-22825))
   4.13  Stock Purchase Agreement dated as of October 1, 1999 between
         Vulcan Ventures Incorporated (incorporated by reference to
         RCN's Form 8-K dated October 1, 1999, Commission File
         No. 0-22825).
   4.14  Voting Agreement dated as of October 1, 1999 among RCN,
         Vulcan Ventures Incorporated and Level 3 Telecom Holdings,
         Inc. (incorporated by reference to RCN's Form 8-K dated
         October 1, 1999, Commission File No. 0-22825)
   5.1*  Opinion and consent of RCN Counsel re: legality of the securities being registered
  23.1   Consent of Arthur Andersen LLP
  23.2   Consent of PriceWaterhouseCoopers LLP
  24.1*  Power of Attorney (included in the signature page of the original Registration Statement)
  99.1*  Form of Voting and Lock-Up Agreement by and among RCN, 21st
         Century and the shareholder named on the signature page
         thereto
  99.2*  Form of Waiver of Accelerated Vesting
  99.3   Form of Supplemental Indenture between 21st Century, as
         Issuer, and The Bank of New York, as Trustee, with respect to the 13 3/4% Subordinated Exchange Debentures Due 2010
  99.4   Indenture dated as of February 15, 1998 between 21st
         Century, as Issuer, and IBJ Schroder Bank and Trust Company,
         as Trustee, with respect to the 13 3/4% Subordinated
         Exchange Debentures Due 2010 (incorporated herein by
         reference to Exhibit 4.3 to 21st Century's Registration
         Statement on Form S-4 (filed March 3, 1998) (Commission No.
         333-47235))
  99.5   Proxy Materials to shareholders of 21st Century
  99.6   Form of Consent and Letter of Transmittal
  99.7   Form of Notice of Guaranteed Delivery
  99.8   Letters to Brokers
  99.9   Letters to Clients
  99.10  Guidelines for Certification of Taxpayer Identification
         Number on Form W-9


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*  Previously filed.